UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Kelly Services Inc.
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kellyservices.com

Proxy Statement and Notice of Annual Meeting of Shareholders 2025

    Vision

            To be the top workforce

            solutions provider that drives

            limitless opportunities

            and growth by connecting

            organizations with specialty

            talent.

Letter to Shareholders

April 14, 2025

Dear Shareholders:

2024 marked a period of significant strategic progress for Kelly as we accelerated forward on our specialty growth journey. We entered the year a more efficient and focused enterprise expecting to deliver above-market results on a consistent basis. Our priorities were clear: capture a greater share of customer demand, and more effectively convert top-line growth to bottom-line profitability. Through disciplined execution and dedication to meeting the evolving needs of our clients and talent, we delivered on these commitments and are poised to drive further progress in 2025.

Capturing Market Share and Driving Organic Growth

Kelly achieved positive organic revenue growth in 2024 that outperformed the market, driven by strategic contributions from each of our business units and our organic growth initiatives. Kelly Education once again delivered double-digit revenue growth through continued strong fill rates and net-new customer wins in its market-leading K-12 specialty. Kelly Science, Engineering & Technology (SET) maintained its focus on expanding into the market for higher-margin outcome-based offerings through its innovative statementWorx suite of solutions. Kelly Professional & Industrial (P&I) continued to capture industrial and commercial staffing market share through its omni-channel delivery strategy, and capitalized on growing demand for outcome-based solutions in semiconductors, logistics, manufacturing, and distribution. KellyOCG achieved solid revenue growth driven by its payroll process outsourcing solution while building a strong pipeline and winning a number of higher-margin managed service provider (MSP) and recruitment process outsourcing (RPO) opportunities. Across our portfolio, our large enterprise account strategy enabled our businesses to penetrate further into Kelly’s blue-chip client base.

We delivered these results notwithstanding a challenging operating environment in which total staffing industry revenues declined in most segments by double digits. Our achievements against this backdrop further reinforce our strategic decision to focus on in-demand specialties in which Kelly is well positioned to compete and win.

Significantly Improving Kelly’s Profitability

We remained laser-focused on improving profitability as well. In 2024, we delivered 100 basis points of adjusted EBITDA margin expansion, increasing our full-year EBITDA margin to 3.3% on an adjusted basis. This represents a significant increase over Kelly’s recent historical average of approximately 2.0%. Contributing to this improvement are sustained structural efficiencies and Kelly’s ongoing shift toward higher margin, higher growth areas. This includes outcome-based solutions, which now represent more than one-third of P&I and SET’s revenue, and an even greater portion of each business unit’s gross profit.

Redeploying Capital to Create Shareholder Value

Following the sale of Kelly’s European staffing business at the beginning of the year, we swiftly redeployed the proceeds in support of our inorganic growth strategy. In May, we completed the purchase of Motion Recruitment Partners (MRP). This transformational acquisition strengthened the scale and capabilities of Kelly’s technology staffing, consulting and RPO solutions in attractive customer end markets. The highly complementary nature of MRP’s portfolio of businesses and Kelly’s SET and OCG businesses enhance Kelly’s revenue growth potential and drive continued EBITDA margin expansion.

We also accelerated the expansion of Kelly Education’s higher-margin therapy business through the acquisition of Children’s Therapy Center (CTC), which we completed in November. Specializing in occupational, physical, and speech therapy for children, CTC brings scale to our current network of licensed therapists, enabling flexible practice in clinics or schools.

In addition to inorganic investments, we maintained our commitment to shareholder remuneration. In 2024, we returned $21 million to shareholders through dividends and share repurchases. This includes $10 million of Class A common shares repurchased under the $50 million authorization approved by Kelly’s Board of Directors in November – a reflection of our unwavering confidence in the Company’s specialty growth strategy.

A Different Kelly

We move forward in 2025 propelled by positive momentum from our recent achievements and well positioned to accelerate profitable growth when staffing demand rebounds. We are committed to delivering top-line growth by continuing to increase scale and capture market share in our chosen specialties. We will continue to optimize Kelly’s operating model, unlocking additional value-creating opportunities and further enhancing organizational efficiency and effectiveness. Finally, we are laser-focused on driving incremental EBITDA margin expansion. With strategic initiatives targeting both growth and efficiency, we are well positioned to deliver top- and bottom-line results that outperform the market on a consistent basis – reinforcing that this is a different Kelly.

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We extend our appreciation to the members of Kelly’s Board of Directors for their guidance and commitment to the Company’s success. We are particularly appreciative of Donald Parfet, who will retire as a director at the conclusion of his current term in May. A member of the Board since 2004, Mr. Parfet’s tenure includes terms as Lead Director from 2012 to 2018, and as Chairman from 2018 to 2023. We thank him for his leadership and dedicated service to the Company.

We are grateful for your support as we move forward on our journey to unleash Kelly’s full potential. With our team focused on our specialty growth strategy and guided by our Noble Purpose, we look forward to building on our momentum and rewarding you for placing your trust in our Company.

With appreciation,

Terrence B. Larkin Chairman of the Board	Peter W. Quigley President and CEO

“Kelly has made significant strides on our specialty journey, and we are well positioned to capitalize on opportunities to further enhance profitability and drive growth. With our team focused on our specialty strategy and guided by our Noble Purpose, Kelly will reach new heights in 2025 and create even more value for our clients, talent, employees, and shareholders.”

Peter Quigley, President and CEO

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Notice of Annual Meeting of Shareholders

2025 Annual Meeting of Shareholders

Date and Time:	Place:	Record Date:

Thursday, May 8, 2025 at 12:00 p.m., Eastern Daylight Time	Virtual Meeting: kellyservices.com	Close of Business, Eastern Daylight Time, March 20, 2025

Voting Matters	How to Vote

At the Annual Meeting, you
will be asked to consider
the following proposals

Proposal 1.

Election of eight Board-recommended director nominees

Proposal 2.

Advisory approval of the Company’s executive compensation

Proposal 3.

Approve the Kelly Services, Inc. 2025 Equity Incentive Plan

Proposal 4.

Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year

Proposal 5.

Transaction of any other business as may properly come before the Meeting

	Online - www.envisionreports.com/kelyb	QR code - Scan and vote with your mobile device
	Calling - 1-800-652-VOTE (8683) Within the U.S., U.S. territories & Canada on a touch-tone telephone	Mail - Return the signed proxy card

Proxies submitted online or by telephone must be received by 11:59 p.m., Central Daylight Time, on May 7, 2025. If you vote by mail, your proxy card must be received before the Annual Meeting.

Beneficial owners, who own shares through a bank, brokerage firm, or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the Internet, provided by the bank, broker, or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you may vote online, by telephone, or by mail.

If you were a holder of record of the Company’s Class B Common Stock at the close of business on the Record Date, March 20, 2025, you are entitled to vote at the Annual Meeting.

Please promptly submit your vote by internet, telephone, or by signing, dating, and returning the enclosed proxy card or voting instructions form in the postage-paid envelope provided so that your shares will be represented and voted at the meeting.

Thank you for your interest in Kelly.

By Order of the Board of Directors,

VANESSA P. WILLIAMS

Corporate Secretary

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Executive Compensation Philosophy, Objectives, and Design	47
CEO and Other Named Executive Officers Pay Mix	47
Elements of Compensation for Named Executive Officers	48
2025 Executive Incentive Plans	49
Process for Determining Executive Compensation	49
Role of the Compensation and Talent Management Committee	49
Role of the Independent Compensation Consultant	49
Role of Management	50
Comparator Data	50
Senior Officer Performance Reviews and Succession Planning	51
Compensation Programs: Decisions and Actions in 2024	52
Base Salary	52
Annual Cash Incentive	52
Long-Term Incentives	55
Retirement Benefits	59
Perquisites	59
Senior Executive Severance Plan	59
Governance of Executive Compensation Programs	60
Executive Stock Ownership and Retention Requirements	60
Incentive Compensation Recovery (“Clawback”) Policy	61
Hedging and Pledging of Shares	61
Tax Considerations: Deductibility of Executive Compensation	61
Compensation and Talent Management Committee Report	62

2024 Executive Compensation Tables	63
Summary Compensation Table 2024	63
Grants of Plan-Based Awards 2024	65
Outstanding Equity Awards at Fiscal Year End 2024	66
Option Exercises and Stock Vested 2024	67
Nonqualified Deferred Compensation 2024	67
Potential Payments Upon Termination or Change In Control 2024	67
Summary of Potential Payments	67
Senior Executive Severance Plan	68
Treatment of Long-Term Incentive Awards	69

CEO Pay Ratio	72

Pay vs. Performance	73

Proposal 3: Approve the Kelly Services, Inc. 2025 Equity Incentive Plan	77

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2025 Fiscal Year	85
Audit and Non-Audit Fees	85
Report of the Audit Committee	86

Questions and Answers About the Proxy Statement and the Annual Meeting	87

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. Please refer to the complete Proxy Statement and Kelly’s 2024 Annual Report before you vote.

2025 Annual Meeting of Shareholders Details

Date and Time	Place	Record Date
Thursday, May 8, 2025 at 12:00 p.m., Eastern Daylight Time	Virtual Meeting: kellyservices.com	Close of Business, Eastern Daylight Time, March 20, 2025

Voting

Class B Shareholders as of the Record Date are entitled to vote. Each share of Class B Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Admission

All holders of the Company’s Class A and Class B Common Stock are invited to attend the Annual Meeting of Shareholders.

Proxy Voting Roadmap

Voting Matters	Board Recommendations	Page Reference For More Details

PROPOSAL 1. Election of eight directors	✓ FOR each nominee	page 14

PROPOSAL 2. Advisory vote to approve the Company’s executive compensation	✓ FOR	page 43

PROPOSAL 3. Vote to approve the Kelly Services, Inc. 2025 Equity Incentive Plan	✓ FOR	page 77

PROPOSAL 4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year	✓ FOR	page 85

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Proxy Summary

Director Nominees

The following table provides summary information about each director nominee. Each director is elected annually by a plurality vote.

Name	Age	Director Since	Independent	Committees

Terrence B. Larkin Non-Executive Chairman of the Board	70	2010	•

Peter W. Quigley President and Chief Executive Officer (“CEO”)	63	2019

Gerald S. Adolph Director	71	2018	•	Audit, Compensation and Talent Management, Corporate Governance and Nominating (Chair)

George S. Corona Director	66	2017	•

Robert S. Cubbin Director	67	2014	•	Audit, Compensation and Talent Management (Chair), Corporate Governance and Nominating

Amala Duggirala Director	50	2022	•	Audit, Corporate Governance and Nominating

InaMarie F. Johnson Director	60	2022	•	Compensation and Talent Management, Corporate Governance and Nominating

Leslie A. Murphy Director	73	2008	•	Audit (Chair), Compensation and Talent Management

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Proxy Summary

Corporate Governance Highlights

Kelly is committed to sound corporate governance as a means of enhancing long-term shareholder value. The following table summarizes certain of our governance practices and processes.

Independence	Accountability	Best Practices

● Majority independent Board (88%), including independent Chairman of the Board	● Annual election of all directors, including Chairman of the Board	● Robust director selection process resulting in diverse Board relative to gender, race, ethnicity, experience, and skills

● 100% Independent Board Committees	● Strong oversight of strategic planning, objectives, and financial performance including dedicated annual Board meeting focused on strategic planning	● Board attendance of 96.9% during 2024

● Diverse and highly skilled Board that provides a range of viewpoints	● Annual evaluation of CEO (including compensation) by independent directors	● Strong oversight of the integrity of the Company’s financial statements, as well as cybersecurity, AI and Enterprise Risk Management (“ERM”) by the Board and Audit Committee

● Frequent executive sessions where independent directors meet without management and non-independent directors	● Annual Board and Committee self-evaluations and bi-annual peer review	● CEO and executive leadership succession planning and annual talent review of key and rising talent by the Board and Compensation and Talent Management Committee

● Director access to internal and external experts and advisors	● Annual review of corporate governance documents to align with best practices	● Policies prohibiting short-sales, hedging, pledging, and margin accounts

● No related-party transactions between the Company and members of the Board or senior management	● A longstanding Clawback Policy that applies to short-term and long-term incentive compensation plans for senior management	● Strong oversight of Environmental, Social and Governance (“ESG”) standards by the Board and Corporate Governance and Nominating Committee

	● Stock ownership requirements for directors and senior management	● Comprehensive orientation program for new directors and robust continuing education programs for Board

● Robust Code of Business Conduct and Ethics for the Board, senior management, and all employees that includes an annual certification requirement

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Proxy Summary

Meet Today’s Kelly

We’re building on 78 years of industry leadership.

A Year in Review

While the challenging staffing market dynamics that developed in 2023 continued into 2024, we remained focused on capturing a greater share of growth where it exists and converting a greater share of our revenue to bottom-line growth by continuing to enhance efficiency and focus across the Company.

We continue to build on the goals of our transformation activities and the aggressive actions we took in 2023 to improve Kelly’s profitability and accelerate growth over the long term. Our business unit and enterprise function teams continue to drive organizational efficiency and effectiveness across the Company.

We are also committed to finding new avenues of growth. This includes a refreshed go-to-market strategy with a comprehensive approach to delivering the full suite of Kelly solutions to our large enterprise customers that is intended to capture a greater share of wallet as we move through 2025. We also remain committed to delivering the highest quality of service to all customers regardless of spend or size. In our P&I segment, for example, we have enhanced our local delivery model and rolled out our Kelly Now mobile application across the U.S. to meet the needs of both our clients and our talent.

We completed the sale of our European staffing operations on January 2, 2024, and on June 12, 2024 announced the sale of the Ayers Group, a division of our OCG segment. We move forward with a streamlined operating model focused on North American staffing and solutions and global Managed Service Provider (“MSP”) and recruitment process outsourcing (“RPO”) solutions.

To further expand our higher-margin, higher-growth specialties, we acquired Motion Recruitment Partners, LLC (“MRP”) on May 31, 2024. The acquisition of MRP enhanced the scale and capabilities of Kelly’s staffing and consulting solutions across technology, telecommunications, and government specialties in North America, and RPO solutions globally. In addition, we remained focused on expanding the higher-margin therapy practice in our Education segment, evidenced by the November 2024 acquisition of Children’s Therapy Center (“CTC”).

Together these changes represent structural shifts in Kelly’s operations and deliver meaningful improvement to the Company’s growth prospects and EBITDA margin profile, which we expect to continue as we move forward in 2025 and beyond.

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Proxy Summary

2024 Financial Highlights

Full Year 2024 Financial Summary

		Change Increase/(Decrease)
	Actual Results	As Reported	As Adjusted(1)

Revenue	$4.3B	(10.4%)	(10.4%)

Gross Profit Rate	20.4%	50 bps	50 bps

Loss from Operations	($15.1M)	NM	33.1%

Adjusted EBITDA	$143.5M		31.2%

Adjusted EBITDA Margin	3.3%		100 bps

(1)	See reconciliation of Non-GAAP Measures included in Form 8-K dated February 13, 2025

Portfolio Progress

Our M&A activities are shifting our portfolio.

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Proxy Summary

Our Operating Model Aligns to these Specialties

(As Reported, by Business Unit)

Our priorities for each segment are clear.

Optimize Operations and Drive Efficiencies	Accelerate Organic and Inorganic Growth

	Kelly Professional & Industrial	Kelly Science, Engineering & Technology	Kelly Education	KellyOCG

Revenue(1)	$1.5B	$1.4B(2)	$1.0B(3)	$0.5B

GP Rate(1)	17.8%	23.6%(2)	14.4%(3)	31.2%

Adjusted EBITDA Margin(1)	2.4%	6.3%(2)	4.5%(3)	1.3%

Geography	North America	North America	U.S.	Global

Specialties	• Industrial • Contact Center • Office Clerical	• Engineering • Science & Clinical • Technology • Telecom	• K-12 • Special Ed/Needs • Tutoring • Therapy Services • Executive Search	• MSP(4) • RPO(4) • PPO(4)

(1)

Kelly size and margin profiles are based on 2024 full year results and reflect the completed sale of our EMEA staffing operations in January 2024. Following the sale, our Mexico operations, which were previously included in our International segment, are now included in our P&I segment, and the International segment no longer exists as a reportable segment

(2)	Kelly SET revenue, GP rate and Adjusted EBITDA Margin was $1.6B, 24.3% and 6.3%, respectively, including the results of MRP on a proforma basis

(3)	Kelly Education revenue, GP rate and Adjusted EBITDA Margin was $1.0B, 14.5%, and 4.6%, respectively, including the results of CTC on a proforma basis

(4)	Managed Service Provider (“MSP”); Recruitment Process Outsourcing (“RPO”); Payroll Process Outsourcing (“PPO”)

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Proxy Summary

Select Awards and Recognitions

We’re the best company for business and talent to work with. We’ve been recognized around the world and across the spectrum for what we do.

Kelly Named a Top Company for Remote Jobs in 2025

For the 12th straight year, Kelly has been named to FlexJobs’ list of the Top 100 Companies to Watch for Remote Jobs. Kelly is one of only six employers to make the list every year since 2014.

KellyOCG Recognized as No. 1 Provider of Total Workforce Solutions

KellyOCG has claimed the No. 1 spot on HRO Today’s 2024 Total Workforce Solutions Baker’s Dozen Customer Satisfaction Ratings, based solely on customer surveys.

KellyOCG Named No. 1 on HRO Today’s 2024 MSP Baker’s Dozen List

HRO Today is the premier global HR network and content community. The Baker’s Dozen Customer Satisfaction Ratings are based solely on feedback from buyers of the rated services.

Kelly Earns 2025 Military Friendly® Employer Designation

This marks the 10th year that the workforce solutions provider has been recognized for its commitment to connecting veterans and their spouses to work in ways that enrich their lives.

Kelly Earns 2025 Military Friendly® Spouse Employer Designation

This marks the 10th year that the workforce solutions provider has been recognized for its commitment to connecting veterans and their spouses to work in ways that enrich their lives.

Kelly Named a Top Company for Hybrid Jobs in 2024

The list is based on an analysis of approximately 60,000 companies and their hybrid job posting histories in the FlexJobs database between September 1, 2023, and August 31, 2024.

Kelly Named America’s Best Temporary Staffing Firm by Forbes

After an extensive survey of recruiters, hiring managers and job seekers, Kelly has been named the best temporary staffing firm in America by Forbes for the second straight year.

Kelly Named No. 2 Professional Recruiting Firm in America by Forbes

After an extensive survey of recruiters, hiring managers and job seekers, Kelly claimed the No. 2 spot on the 2024 ranking of America’s Best Professional Recruiting Firms by Forbes.

Kelly Named a Best Place to Work for Disability Inclusion

Kelly has been named a 2024 Best Place to Work for Disability Inclusion by Disability:IN, the leading independent resource for the benchmarking of corporate disability inclusion programs.

Kelly Named to 2024 IAOP Global Outsourcing 100 List

The International Association of Outsourcing Professionals (IAOP) is the global standard-setting association and advocate for outsourcing professionals and the organizations they support.

Kelly One of the Largest Staffing Firms Globally Kelly is one of the largest staffing firms globally, according to the 2024 ranking by Staffing Industry Analysts (SIA).	Kelly One of America’s Largest Staffing Firms Kelly is one of the largest staffing firms in the U.S., according to the 2024 ranking by Staffing Industry Analysts (SIA).

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Proxy Summary

Kelly One of America’s Largest Direct Hire Firms Kelly is one of the largest direct hire firms in the U.S., according to the 2024 ranking by Staffing Industry Analysts (SIA).	Kelly One of the Largest U.S. Industrial Staffing Firms Kelly is one of the largest industrial staffing firms in the U.S., according to the 2024 ranking by Staffing Industry Analysts (SIA).	Kelly One of the Largest U.S. Office/Clerical Staffing Firms Kelly is one of the largest office/clerical staffing firms in the U.S., according to the 2024 ranking by Staffing Industry Analysts (SIA).

Kelly One of America’s Largest Finance/Accounting Staffing Firms

Kelly is one of the largest finance/accounting staffing firms in the U.S., according to the 2024 ranking by Staffing Industry Analysts (SIA).

Kelly One of America’s Largest Marketing/Creative Staffing Firms

Kelly is one of the largest marketing/creative staffing firms in the U.S., according to the 2024 ranking by Staffing Industry Analysts (SIA).

Kelly One of U.S. Largest Engineering Staffing Firms Kelly is one of the largest engineering staffing firms in the U.S., according to the 2024 ranking by Staffing Industry Analysts (SIA).

Kelly One of America’s Largest IT Staffing Firms Kelly is one of the largest IT staffing firms in the U.S., according to the 2024 ranking by Staffing Industry Analysts (SIA).	Kelly One of U.S. Largest Life Sciences Staffing Firms Kelly is one of the largest life sciences staffing firms in the U.S., according to the 2024 ranking by Staffing Industry Analysts (SIA).	Kelly One of U.S. Largest Education Staffing Firms Kelly is one of the largest education staffing firms in the U.S., according to the 2024 ranking by Staffing Industry Analysts (SIA).

A complete list of the Company’s awards and recognitions is available on kellyservices.com.

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Proxy Summary

Executive Compensation Highlights

●	Align pay with performance using balanced performance measures that are linked to strategic business objectives in short-and long-term incentives

●	Align executive compensation with shareholder returns through performance-based equity incentive awards

●	Annually review performance measures and goals for our short-and long-term incentive plans by the independent Compensation and Talent Management Committee to ensure we use diversified measures with challenging, but attainable targets

●	Require the achievement of a minimum acceptable level of financial performance for any payment to be made pursuant to the Short-Term Incentive Plan (“STIP”) and include caps on payouts

●	Require stock ownership and retention of a portion of equity-based awards by senior officers

●	Hold an annual “say-on-pay” shareholder advisory vote on executive compensation

●	Retain an independent executive compensation consultant to the Compensation and Talent Management Committee
●	Regularly review executive compensation governance market practices, particularly when considering the adoption of new practices or changes in existing programs or policies

●	Conduct annual assessments of any potential risks in our incentive compensation programs and policies and related internal controls

●	Annually review with the Compensation and Talent Management Committee share utilization resulting from our compensation practices

●	Provide for the forfeiture of equity awards upon certain restrictive covenant breaches and other actions constituting cause for termination

●	Maintain an insider trading policy that requires directors, senior officers, and other designated officers of the Company to contact our General Counsel and Corporate Secretary prior to sales or purchases of common stock

●	Maintain a double trigger for the accelerated vesting provisions under the Equity Incentive Plan (“EIP”) and the Senior Executive Severance Plan

●	Condition severance benefits for senior officers on compliance with restrictive covenants

●	Provide employment agreements for senior officers (except where standard local practice)

●	Guarantee bonus arrangements with our senior officers

●	Allow directors or senior officers to engage in hedging or pledging of Company securities

●	Allow the repricing or backdating of equity awards

●	Pay dividend equivalents on restricted stock units before achievement of performance hurdle and completion of vesting period
●	Pay dividends on performance share awards

●	Provide tax reimbursements for perquisites or tax gross-ups for excise taxes incurred upon change-in-control

●	Grant incentive awards to senior officers that are not subject to the Company’s Incentive Compensation Recovery (“Clawback”) Policy

●	Accrue additional retirement benefits under any supplemental executive retirement plans (“SERPs”)

●	Provide excessive perquisites

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Proposal 1 – Election of Directors

The Board of Directors nominated eight individuals for election as directors at the Annual Meeting, each to serve for one year and until his or her successor is elected and qualified. Each of our director nominees currently serves on the Board and was elected to a one-year term at the 2024 Annual Meeting of Shareholders. Donald R. Parfet has served with distinction as a member of the Board of Directors since 2004. He served as Chairman of the Board from 2018 to 2023 and was the Lead Director from 2012 to 2018. He will be retiring from the Board of Directors, effective on the date of the Annual Meeting. On February 12, 2025, Peter Quigley, our President and Chief Executive Officer, informed the Company’s Board of Directors of his intention to retire as an officer in 2025 upon the appointment of and transition to his successor. The Board of Directors’ Compensation and Talent Management Committee, which is responsible for executive development and succession, has commenced a process to identify and recruit a successor to serve as the Company’s President and Chief Executive Officer.

Directors will be elected by a plurality of the votes cast by holders of Class B Common Stock who are present in person, or represented by proxy, and entitled to vote at the Annual Meeting. Our controlling shareholder, the Terrence E. Adderley Revocable Trust K (“Trust K”), has indicated its support and intention to vote for each director nominee.

We do not contemplate that any of the nominees will be unavailable to serve at the time of the Annual Meeting. In that event, however, the persons named in the enclosed form of proxy may vote for the election of a substitute selected by the Board or the Board may reduce its size.

Director Independence

The Board’s Corporate Governance Principles include guidelines for director independence that conform to the listing standards of the Nasdaq Global Select Market (“Nasdaq”) on which the Company’s common stock is listed and provide that a majority of the Board be comprised of independent directors. Annually, Kelly’s Corporate Governance and Nominating Committee evaluates and makes recommendations to the Board concerning the independence of each director and director nominee, evaluating any relationship with the Company or its competitors, suppliers, customers, service providers, or others that might be construed as an actual or potential conflict of interest.

On February 12, 2025, our Board affirmatively determined that directors Gerald S. Adolph, George S. Corona, Robert S. Cubbin, Amala Duggirala, InaMarie F. Johnson, Terrence B. Larkin, and Leslie A. Murphy, representing a majority of the Board, are independent.

Board Nominees

Each of our director nominees has been recommended for election by our Corporate Governance and Nominating Committee and nominated by our Board. They are seasoned leaders with an array of diverse leadership experience in public and private companies, nonprofit organizations, and other businesses. They represent diverse backgrounds, experiences, skills, personal attributes, and viewpoints.

The Board believes that the unique attributes and experiences of each director nominee strengthens the Board’s ability to carry out its oversight role on behalf of shareholders and is proud of the Company’s long history of having at least three directors who are women on the Board for the past 16 years. While we do not have a formal diversity policy, the Board will continue to prioritize varied perspectives and backgrounds in future Board membership.

For each of the eight director nominees standing for election, the following pages set forth certain biographical information, including a description of their principal occupation, business experience, and the primary qualifications, experience, skills, and attributes that the Corporate Governance and Nominating Committee considered in recommending them as director nominees, as well as the committees on which each director nominee will serve as of the 2025 Annual Meeting. The Board composition charts, including information on independence, age, tenure, skills, experience, and attributes assume that all director nominees are elected as directors at the Annual Meeting. Age and tenure for each director nominee are effective as of April 14, 2025.

Board Composition

The Corporate Governance and Nominating Committee is responsible for identifying and recommending to the Board qualified candidates for Board membership as well as assessing the experience and skills of the Company’s current directors. The Committee regularly reviews the mix of individual qualifications, experience, skills, and attributes of incumbent directors to assess overall Board composition and define Board succession goals. The Committee values these core qualifications for Board composition essential to business success: leadership skills, ethics and integrity, independence, sound judgment, interpersonal and communication skills, and being accomplished in their field.

14

Proposal 1: Election of Directors

In determining whether to recommend a director for re-nomination, the Committee also considers the director’s recent contributions and potential for continuing contributions to the work of the Board.

Board Composition Matrix (2025)

Director Nominees

Specific Experience and Skills (May vary based on current and future Company priorities /needs)

Executive Leadership	●	●	●	●	●	●	●	●

Transformations	●	●	●		●	●	●	●

Innovation		●	●	●	●	●	●

Industry		●	●	●	●	●	●	●

Technology, Digitization, and Cybersecurity		●		●		●	●	●

Financial Acumen	●	●	●	●	●	●	●	●

Financial Expert					●			●

Risk Management	●	●		●	●	●	●	●

Legal or Corporate Governance	●	●	●		●	●		●

Sustainability & ESG		●	●			●	●

Mergers & Acquisitions	●	●	●	●	●	●	●	●

Other Public Board Experience (other than Kelly)

Audit Committee			●		●	●		●

Compensation Committee			●		●			●

Governance & Nominating Committee			●					●

Tenure and Independence

Board Tenure (years)	14	5	7	7	10	3	3	17

Independence	●		●	●	●	●	●	●

Demographics

Age	70	63	71	66	67	50	60	73

Gender Identity	M	M	M	M	M	F	F	F

African American or Black			●				●

Alaskan Native or American Indian

Asian						●

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White	●	●		●	●			●

Two or More Races or Ethnicities

LGBTQ+

Did Not Disclose Demographic Background

15

Proposal 1: Election of Directors

As the Company continues to drive profitable growth in its areas of specialization, the Committee considers the following experiences and skills:

Director Qualifications and Experience

Out of 8 Directors

8	Executive Leadership experience as a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, or substantially equivalent level executive officer of a complex organization such as a corporation, university, or major unit of government or a professional who regularly advises such organizations

7	Transformations successful leadership of large-scale transformations, including cultural evolutions, restructuring, and enhancing organizational design to improve effectiveness, and drive profitable growth

6	Innovation proven experience turning new ideas and technologies into assets that transform businesses

7	Industry including experience in the staffing or business services industry, the Company’s specialty businesses, or experience in human capital management including talent/workforce solutions; organizational behavior and development; compensation and benefits

5	Technology, Digitization, and Cybersecurity experience in the high-level planning and execution of business initiatives through the use of technology and digitization to build business efficiencies and competitive advantage

8	Financial Acumen the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement

2	Financial Expert including financial and/or accounting expertise, generally, and as necessary to fulfill the financial requirements of NASDAQ and the Securities and Exchange Commission (education and experience as CFO, finance/accounting executive, public accountant or auditor, or person performing similar functions)

7	Risk Management experience identifying, evaluating, and managing corporate risk, ability to address and mitigate material risks

6	Legal or Corporate Governance experience with legal issues impacting large organizations and governance and fiduciary matters that impact boards, such as service on public boards and board committees, or as legal or governance executives of other large public companies

4	Sustainability & ESG experience with the development and oversight of an effective corporate responsibility strategy and practices that include social, climate, and environmental initiatives

8	Mergers & Acquisitions experience implementing organic and inorganic strategies to promote growth, identifying acquisition and business combination targets, analyzing cultural and strategic fit, and oversight of successful integration

16

Proposal 1: Election of Directors

Biographical Information About Director Nominees

Board Committees

● None

Principal Occupation and Directorships

● Executive Vice President, Business Development, General Counsel and Corporate Secretary, Lear Corporation (2008 - 2020)

Education

● Wayne State University Law School, JD cum laude

● Michigan State University, BA (High Honors), Finance

Mr. Larkin is an attorney with 28 years of experience in a business law practice. In 2022 he served as Chair of the Governance and Nominating Committee and in May 2023 he was appointed to serve as Chairman of the Board. He retired in January 2020 as a member of the senior management team of a global manufacturing company, responsible for legal affairs, internal audits, and global business development for mergers, acquisitions, and joint ventures. Mr. Larkin currently serves on the board of three not-for-profit organizations. He brings to the Board a valuable combination of complex problem-solving skills, legal and governance expertise, and global experience.

Specific Experience and Skills ● Executive Leadership ● Transformations ● Financial Acumen ● Risk Management ● Legal/Corporate Governance ● Mergers & Acquisitions

Board Committees

● None

Principal Occupation and Directorships

● President and Chief Executive Officer, Kelly Services, Inc. (2019 - present)

● Executive Vice President, President of Global Staffing, and General Manager of IT, Global Services, and Global Business Services, Kelly Services, Inc. (2017 - 2019)

● Senior Vice President, General Counsel, Chief Administrative Officer and Assistant Secretary, Kelly Services, Inc. (2015 - 2017)

Education

● National Law Center at George Washington University, JD

● University of Michigan, BA

Mr. Quigley was appointed President and Chief Executive Officer of Kelly in October 2019. He has more than 22 years of experience in a variety of roles at Kelly and has served as an officer of the Company since 2004. Before joining Kelly, Mr. Quigley worked in various positions at Lucent Technologies and AT&T Corporation. He also serves on the Boards of the American Staffing Association, Detroit Regional Chamber of Commerce, Business Leaders for Michigan, and the Detroit Economic Club. Mr. Quigley brings his leadership experience and extensive knowledge of the Company’s business to the Board. On February 12, 2025, Peter Quigley, our President and Chief Executive Officer, informed the Board of Directors of his intention to retire as an officer in 2025 upon the appointment of and transition to his successor.

Specific Experience and Skills

● Executive Leadership

● Transformations

● Innovation

● Industry

● Technology/Digitization/
  Cybersecurity

● Financial Acumen

● Risk Management

● Legal/Corporate Governance

● Sustainability/ESG

● Mergers & Acquisitions

17

Proposal 1: Election of Directors

Board Committees

● Audit

● Compensation and Talent Management

● Corporate Governance and Nominating (Chair)

Principal Occupation and Directorships

● Director, NAACP Legal Defense and Education Fund (1998 - present)

● Director, Cintas Corporation (2006 - 2024)

● Director, Abt Associates (2020 - present)

● Board Chair, Cardinal Spellman High School Board (2022 - present)

● Trustee, Cardinal Spellman High School Board (2010 - 2022)

● Senior Partner and other executive positions, Booz & Co. (1981 - 2016)

Education

● Harvard Business School, MBA

● Massachusetts Institute of Technology, MS, Chemical Engineering

● Massachusetts Institute of Technology, BS, Management Science (Concentration in Organizational Psychology)

● Massachusetts Institute of Technology, BS, Chemical Engineering

Mr. Adolph joined our Board in March 2018 with over 35 years of experience in growth strategy, mergers and acquisitions, and technology-driven industry changes. He has governance experience from his previous roles on the boards of Booz & Co. and Cintas Corp., where he chaired the compensation committee. Additionally, he served as co-chair of the NAACP Legal Defense and Education Fund from 2011 to 2021. Mr. Adolph is a founding board member of the Black Economic Alliance and served as a director from 2017 to 2020. He also serves on the board of Abt Associates. His extensive business expertise, strategic perspective, and strong leadership skills make him a valued contributor to the Board.

Specific Experience and Skills ● Executive Leadership ● Transformations ● Innovation ● Industry ● Financial Acumen ● Legal/Corporate Governance ● Sustainability/ESG ● Mergers & Acquisitions

Board Committees

● None

Principal Occupation and Directorships

● President and Chief Executive Officer, Kelly Services, Inc. (2017 - 2019)

● Executive Vice President and Chief Operating Officer, Kelly Services, Inc. (2009 - 2017)

Education

● Oakland University, MBA

● Wayne State University, BSBA

Mr. Corona served as President and Chief Executive Officer of Kelly from May 2017 until his retirement in September 2019. He had more than 20 years of experience in a variety of executive roles with Kelly, including eight years as Executive Vice President and Chief Operating Officer. Before joining Kelly in 1994, he held management roles at Digital Equipment Professional Services Group and Burroughs Corporation. He brings to the Board significant knowledge of the Company and executive leadership experience.

Specific Experience and Skills ● Executive Leadership ● Innovation ● Industry ● Technology/Digitization/ Cybersecurity ● Financial Acumen ● Risk Management ● Mergers & Acquisitions

18

Proposal 1: Election of Directors

Board Committees

● Audit

● Compensation and Talent Management (Chair)

● Corporate Governance and Nominating

Principal Occupation and Directorships

● Director, Huntington Bancshares Incorporated (2017 - 2023)

● Director, First Merit Corporation (2013 - 2017)

● Director, Citizens Republic Bancorp (2008 - 2013)

● Director, President and Chief Executive Officer, Meadowbrook Insurance Group, Inc. (2002 - 2016)

Education

● Detroit College of Law, JD

● Wayne State University, BA, Psychology

Mr. Cubbin is an attorney with 31 years of experience in insurance law. In 2016, he retired as President and Chief Executive Officer following a 30-year career with Meadowbrook Insurance Group. He previously served on the board of directors of three large publicly held companies. Mr. Cubbin is an experienced director with broad-ranging experience in legal, insurance, enterprise risk management, accounting, actuarial, investment, underwriting, reinsurance, and claims. The Board determined that Mr. Cubbin qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations.

Specific Experience and Skills ● Executive Leadership ● Transformations ● Innovation ● Industry ● Financial Expert ● Risk Management ● Legal/Corporate Governance ● Mergers & Acquisitions

Board Committees

● Audit

● Corporate Governance and Nominating

Principal Occupation and Directorships

● Executive Vice President and Chief Information Officer, United Services Automobile Association (USAA) (2022 – present)

● Senior Executive Vice President, Chief Operations and Technology Officer, Regions Financial Corporation (2017 – 2021)

● Director, Innovation Depot (2021)

● Director, Techbridge, Inc. (2016 - 2020)

Education

● Columbia University, MS, Technology Management

● University of Nebraska at Omaha, MBA, International Business

● Osmania University, BS, Electronics and Communications Engineering

Ms. Duggirala joined our Board in January 2022 with more than 24 years of leadership experience with global organizations. She is a renowned digital transformation and technology strategist with skills in large-scale strategic product delivery, technical innovation, and complex financial management. She brings to the Board a wealth of knowledge in integrations, strategic planning, product development, operations, engineering, data management, and cybersecurity. Ms. Duggirala has significant cybersecurity experience from working in a variety of information technology and data analytics roles, including Chief Operations and Technology Officer at Regions Bank and Chief Technology Officer at other large fintech firms. In 2022, Ms. Duggirala received the esteemed Outstanding 50 Asian Americans in Business Award.

Specific Experience and Skills

● Executive Leadership

● Transformations

● Innovation

● Industry

● Technology/Digitization/
  Cybersecurity

● Financial Acumen

● Risk Management

● Legal/Corporate Governance

● Sustainability/ESG

● Mergers & Acquisitions

19

Proposal 1: Election of Directors

Board Committees

● Compensation and Talent Management

● Corporate Governance and Nominating

Principal Occupation and Directorships

● President and CEO, IMJ Consulting, LLC (2023 – present)

● Chief People and Diversity Officer, Zendesk, Inc. (2018 – 2022)

● Senior Vice President and Chief Human Resources Officer, Plantronics, Inc. (2015 – 2018)

● Director, Entrepreneurship for All (EforAll) (2020 – present)

● Member of CNBC’s Workforce Executive Council (2021 – present)

Education

● John F. Kennedy University, MA, Organizational Development and Management

● University of California, BA, Social Sciences (Emphasis in Human Resources Management)

Ms. Johnson joined our Board in January 2022 with more than 30 years of experience in strategy transformation, human capital management, and operational excellence in multiple industries. She is an accomplished human capital transformational leader championing initiatives that transform the mindsets and behaviors that shape a culture. Ms. Johnson has extensive human capital management experience acquired from her previous HR leadership roles with several large organizations. Her expertise in organizational development and management provides the Board with a fundamental view of employee experience, talent acquisition, development, and workplace culture. Ms. Johnson was recognized by The California Diversity Council as one of California’s Most Powerful & Influential Women.

Specific Experience and Skills

● Executive Leadership

● Transformations

● Innovation

● Industry

● Technology/Digitization/
  Cybersecurity

● Financial Acumen

● Risk Management

● Sustainability/ESG

● Mergers & Acquisitions

Board Committees

● Audit (Chair)

● Compensation and Talent Management

Principal Occupation and Directorships

● President and CEO, Murphy Consulting, Inc. (2008 - present)

● Certified Public Accountant

● Member of AICPA’s Governing Council (2000 - present)

● Director, Detroit Legal News Company (2012 - present)

Education

● University of Michigan, BBA, Accounting

Ms. Murphy is a certified public accountant, former chair of the American Institute of Certified Public Accountants, and former Group Managing Partner of Plante & Moran, LLP, a registered national accounting firm. She brings to the Board analytical capability, understanding of the economics and strategic elements of business, and expertise in enterprise risk management and cybersecurity. Dedicated to the highest standards of director education and ongoing learning, Ms. Murphy earned the NACD Directorship Certification and the American Institute of Certified Public Accountants’ (AICPA) Cybersecurity Fundamentals for Finance and Accounting Professionals certification. The Board determined that Ms. Murphy qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations and has the leadership skills to chair the Audit Committee.

Specific Experience and Skills

● Executive Leadership

● Transformations

● Industry

● Technology/Digitization/
  Cybersecurity

● Financial Expert

● Risk Management

● Legal/Corporate Governance

● Mergers & Acquisitions

20

Corporate Governance

Compliance with Nasdaq Independence Standards for Non-Controlled Companies

Nasdaq, where the Company’s common stock is listed, established exemptions from its governance requirements for “controlled companies,” defined as companies in which a single person, entity, or group holds more than 50% of the voting power for the election of its directors. The Company is a “controlled company” because Trust K, discussed below, has the power to vote more than 90% of the Company’s outstanding shares of Class B Common Stock.

In keeping with the Company’s historic recognition of the importance of having a majority of independent directors, the Company elected to comply voluntarily with all the Nasdaq listing standards that otherwise do not apply to controlled companies. Thus, a majority of the Board are independent directors and all members of the three Board Committees, Audit, Compensation and Talent Management, and Corporate Governance and Nominating, are independent.

Prior to his death in October 2018, Terence E. Adderley, our former Chairman, was the trustee of Trust K. Upon his death, Trust K became irrevocable and, by the provisions of the trust, Andrew H. Curoe, David M. Hempstead, and William U. Parfet were appointed as successor trustees (the “co-trustees”). The co-trustees act by a majority vote when making investment decisions concerning the voting shares held by Trust K. The co-trustees, acting as a majority, have sole voting and investment authority over Trust K and cannot be removed or replaced by the beneficiaries of Trust K. None of the co-trustees serves as an officer or director of the Company or has a personal financial interest in Trust K that could benefit from actions taken by the Board.

Role of the Board of Directors

The Board bears responsibility for the oversight of management on behalf of shareholders to ensure long-term value creation. The Board oversees and provides guidance for the Company’s business, property, and affairs. On an ongoing basis, the Board oversees management’s development and implementation of the Company’s strategy and business planning process, and monitors performance relative to the achievement of those plans. The Board sets the tone at the top to support a corporate culture that emphasizes ethical standards, professionalism, integrity, and compliance. The Board and its committees consider long-range strategic issues and material risks facing the Company, together with management’s actions to address and mitigate these risks; oversee corporate policies and processes to promote and maintain the integrity of the Company’s financial reporting and controls, legal and ethical compliance, and relationships with customers and suppliers; review the Company’s sustainability and environmental, social and governance (“ESG”) practices and strategies; and provide oversight relative to the compensation of senior management, leadership development, and management succession planning.

As part of its oversight of the strategic direction of the Company, senior leadership presents to the Board at the beginning of each year the annual business plans for each business unit and the consolidated annual business plan for the Company as a whole. At each subsequent meeting throughout the year, management shares quarterly performance results for each business unit and the whole Company, and the Board benchmarks these outcomes to the annual plans. Each year, the Board engages in a strategic planning meeting with management where it conducts a comprehensive review and discussion of the Company’s strategic direction and goals over the short-, medium-, and long-term, as well as management’s plans to achieve such goals. At least twice each year, the business unit presidents provide an in-depth review and update of their businesses to the Board, which includes a review of the strategic goals of the business and business performance relative to business strategy.

Board Leadership and Governance Structure

The Company’s Board structure affords independent Board leadership and the flexibility to ensure an innovative, independent, and effective Board with various backgrounds and disciplines. At present, the roles of the Chairman of the Board and the Chief Executive Officer are separate, with the Chairman being an independent director, which provides independent Board leadership and allows the Chief Executive Officer to concentrate on the Company’s business. Terrence B. Larkin serves as Chairman of the Board and Peter W. Quigley serves as Chief Executive Officer.

The Chairman of the Board’s duties include consulting with and advising our Chief Executive Officer, presiding over meetings of the Board, and together with our Chief Executive Officer, presiding over meetings of shareholders. The Chairman of the Board’s duties also include providing effective leadership to the Board including ongoing monitoring of its performance, compliance with governance requirements and best practices, serving as liaison among the Chief Executive Officer and the independent directors, establishing the annual schedule for Board meetings (in consultation with the Chief Executive Officer),

21

Corporate Governance

developing and approving agendas for Board meetings, working with the Chief Executive Officer to ensure that information flows to the Board to facilitate understanding of, and discussion regarding, matters of interest or concern to the Board, approving the information sent to the Board for meetings, establishing the schedule and agendas for and presiding over meetings of the independent directors in executive session, providing feedback to the Chief Executive Officer on those executive sessions, authority to call and preside over special meetings of the Board, and facilitating discussions among directors on key issues outside of Board meetings.

In the event that the Chairman of the Board is not an independent director, the Company’s Corporate Governance Principles provide that the independent directors will elect one of their number to serve as Lead Director and fulfill many of the Chairman of the Board’s current responsibilities.

The Chief Executive Officer is responsible for managing the business and affairs of the Company, subject to the oversight of the Board. The Chief Executive Officer’s duties include: providing leadership to the Company’s management team; developing and presenting to the Board the Company’s strategy and long-term plans, medium-term plans, and annual budgets, and within this framework, the performance of the business; complying with legal and corporate governance requirements, making recommendations on the appointment and compensation of executive officers, management development, and succession planning; representing the Company externally; consulting with the Chairman of the Board about developments in the Company; and communicating with all directors about key issues outside of Board meetings.

Committees of the Board

The Board has established three standing committees: Audit Committee, Compensation and Talent Management Committee, and Corporate Governance and Nominating Committee. Each committee functions under a written charter adopted by the Board, which is available on the Company’s website at kellyservices.com or to any shareholder who requests a copy. The members, responsibilities, and the number of meetings each of these committees held in 2024 are shown below.

Audit Committee All Independent	Compensation and Talent Management Committee All Independent	Corporate Governance and Nominating Committee All Independent

22

Corporate Governance

Audit Committee

Key Responsibilities:

● Oversees and reports to the Board with respect to the quality, integrity, and effectiveness of the Company’s financial statements, accounting, and financial reporting processes, and audits of the financial statements and internal controls over financial reporting

● Appoints, compensates and evaluates the qualifications, independence, and performance of the independent auditor

● Oversees the performance of the internal audit function, including the Chief Audit Executive (“CAE”)

● Oversees the Company’s Enterprise Risk Management Program

● Reviews and discusses with management the Company’s major financial, security, and cybersecurity risk exposures, artificial intelligence, and the steps management takes to monitor and control such exposures

● Monitors the Company’s compliance with legal and regulatory requirements

● Oversees sustainability/ESG disclosures, controls, processes, and assurance

● Reviews and approves related party transactions

● Serves as the Company’s Qualified Legal Compliance Committee with respect to reports of potential material violations by the Company or its officers, directors, employees, or agents, of applicable U.S. federal or state law or fiduciary duty arising under such law, and of the Company’s policies including the Code of Business Conduct and Ethics

● Reviews and approves Internal Audit’s budget and resource plan

● Regularly holds separate sessions with Kelly’s management, internal audit, and its independent auditor

The Board unanimously determined that each member of the Audit Committee meets Nasdaq’s “financial sophistication” requirements and that Mr. Cubbin and Ms. Murphy each have the financial education and experience to qualify as an “Audit Committee financial expert” within the meaning of SEC regulations.

Members: All Independent
Leslie A. Murphy (Chair)
Gerald S. Adolph
Robert S. Cubbin
Amala Duggirala
Meetings in 2024: 4

23

Corporate Governance

Compensation and Talent Management Committee

Key Responsibilities:

● Develops the Company’s compensation philosophy

● Designs and administers the Company’s executive compensation programs and policies aligned with business and compensation objectives

● Determines annually, for senior officers (including the CEO), corporate and business unit goals and establishes the level of performance that must be achieved for each

● Evaluates and determines the compensation of the CEO, senior officers, and Section 16 officers

● Reviews stock ownership requirements for senior officers and Board members and compliance with the requirements

● Reviews and makes recommendations to the Board concerning director compensation

● Reviews and advises the Board concerning CEO and senior officer succession planning and developmental opportunities

● Reviews and makes recommendations to the Company’s Sustainability Strategy and related risk management policies and procedures relative to human capital management

● Appoints, compensates and oversees the work performed by an independent compensation or legal advisor

● Oversees the Company’s strategies, initiatives, and programs related to human capital management and determines their effectiveness, including with respect to diverse representation, fairness, workplace culture, benefits and well-being, employee engagement, performance management, and talent recruitment, development, and retention

Compensation Committee Interlocks and Insider Participation

During 2024, none of the Company’s executive officers served on the Board of Directors of any entities whose directors or officers served on the Company’s Compensation and Talent Management Committee. No current or past executive officers of the Company or its subsidiaries serve on the Compensation and Talent Management Committee.

Members: All Independent
Robert S. Cubbin (Chair)
Gerald S. Adolph
InaMarie F. Johnson
Leslie A. Murphy
Meetings in 2024: 5

24

Corporate Governance

Corporate Governance and Nominating Committee

Key Responsibilities:

● Develops and oversees compliance with the Company’s Corporate Governance Principles

● Reviews and makes recommendations to the Board with respect to corporate governance matters generally

● Engages in succession planning for our Board of Directors

● Makes recommendations to the Board regarding the size, composition, and leadership structure of the Board and its committees

● Identifies and assesses the independence, backgrounds, and skills required for members of the Board and Board committees

● Identifies, considers, and recommends, consistent with criteria approved by the Board, qualified candidates for election as directors, including the slate of directors to be nominated by the Board for election at the Company’s Annual Meeting

● Oversees the orientation and education of new directors

● Facilitates the annual assessment of the performance of the Board and its committees, as well as the director peer review

● Oversees and periodically reports to the Board on matters concerning the Company’s Corporate Sustainability Strategy including corporate responsibility and sustainability performance

● Reviews and makes recommendations to the Board regarding corporate governance trends, best practices, and regulations applicable to the corporate governance of the Company

Members: All Independent
Gerald S. Adolph (Chair)
Robert S. Cubbin
Amala Duggirala
InaMarie F. Johnson
Meetings in 2024: 4

25

Corporate Governance

Risk Governance and Oversight

Risk is inherent in business, and while management is responsible for managing risk, the Board’s oversight, assessment, and decisions regarding risks occur in conjunction with the other activities of the Board and its committees.

Risk Governance and Oversight Responsibilities

Board of Directors

Oversees mission-critical risks to the Company, including strategic issues and risks, as well as management’s actions to address and mitigate those risks. The Board receives reports at regular Board meetings from the committee chairs regarding committees’ risk oversight activities. These reports and Board attention focus on risk management strategy and risks of greatest significance and seek to ensure that risks assumed by the Company are consistent with the Company’s risk tolerance and risk appetite. Risk oversight is also addressed as part of the full Board’s regular oversight of strategic planning.

Audit Committee	Compensation and Talent Management Committee	Corporate Governance and Nominating Committee

● Provides oversight of risks, and management’s mitigations of same, that could have a financial impact, such as financial reporting and disclosure, accounting practices, internal controls, conflicts of interest, compliance with legal and regulatory requirements, and cybersecurity

● Oversees the Company’s overall risk management governance structure, risk assessment, and enterprise risk management processes

● Oversees risks associated with information technology security, cybersecurity, artificial intelligence, data privacy, and breach preparedness and response plans

● Reviews all quarterly and annual reports, including any disclosure of risk factors affecting the business

● Oversees the performance of the Company’s Internal Audit function including Chief Audit Executive (“CAE”)

● Reviews and approves Internal Audit’s budget and resource plan

● Monitors the qualifications, performance, and independence of the Company’s independent auditors

● Oversees our compensation plans, policies, and practices to ensure alignment with our Executive Compensation Risk Assessment Framework and reports to the Board any compensation program that is reasonably likely to have a material adverse effect on the Company

● Together with the Committee’s independent consultant, provides input to management regarding their annual assessment of potential risks created by our compensation plans, policies, and practices

● Sets performance goals under our annual and long-term incentive plans that provide an appropriate balance between the achievement of short- and long-term performance objectives, with emphasis on managing the sustainability of the business and mitigation of risk

● Manages risk associated with CEO and senior officer succession planning

● Oversees management of risks related to the Company’s human capital

● Oversees the Company’s Clawback Policy

● Manages risk associated with governance issues, such as the independence, skills, experience, and varied perspectives of the Board and its committees, Board and committee effectiveness and organization, corporate governance, and director succession planning

● Maintains Corporate Governance Principles and procedures designed to assure compliance with all applicable legal and regulatory requirements and governance standards and the Company’s Code of Business Conduct and Ethics and Insider Trading Policy

● Annually reviews the Company’s Sustainability Strategy, initiatives, and policies and monitors associated risk (including reputational)

● Oversees emergency succession planning for the CEO and Chairman

● Oversees the orientation and education of directors to ensure clear understanding of their Board responsibilities and recommends continuing education programs, as appropriate.

26

Corporate Governance

Management

Management assesses and manages critical risks, including the execution of the Company’s Enterprise Risk Management (“ERM”) program. The Company’s risk-related departments and functions, in collaboration with the Vice President and Chief Risk, Compliance, and Privacy Officer (“Chief Risk Officer”), are responsible for risk assessment and mitigation. The Chief Risk Officer reports directly to the Company’s Senior Vice President, General Counsel, and Corporate Secretary (“General Counsel”). For Sustainability-related risk, the Company maintains the ESG Advisory Committee to oversee goals and progress toward the achievement of goals as established by the Sustainability team. The ESG Advisory Committee meets monthly and includes members from the Company’s business units and sustainability team. On a quarterly basis an expanded advisory group consisting of the Company’s General Counsel, Chief Financial Officer, Chief People Officer, Chief Risk Officer, Chief Diversity Officer, Chief Accounting Officer, and Chief Audit Executive review the Company’s Sustainability Strategy. The General Counsel reports results of the ESG Advisory Committee reviews to the Corporate Governance and Nominating Committee annually.

With respect to the risk assessment of the Company’s compensation programs, management is responsible for the framework and approach as outlined below under Risk Assessment of Employee Compensation Programs.

Enterprise Risk Management Program

The Company’s ERM program serves as the primary means of identifying and managing the Company’s key risks. The Company’s ERM team, among other activities, performs assessments of risks to the Company, participates in the development and execution of mitigation programs for critical risks, facilitates the corporate risk appetite and tolerance statement, oversees the AI and privacy governance function, provides risk assessment, guidance, and mitigation related to cybersecurity, and assists in the integration of risk concepts within the Company’s strategic planning process and in alignment with the functional and business stakeholders.

The ERM team reports its findings to the Audit Committee every quarter, providing both written reports and live interactive presentations. Its current activities remain focused on mitigation and oversight of specific risk exposures, analysis of the breadth and effectiveness of existing risk management practices, and maturation of measurement and monitoring practices concerning high-priority strategic and operational risks. Current areas of particular emphasis include cybersecurity, artificial intelligence, data privacy, strategic risk, integration of risk appetite practices into the Company’s ongoing operations, wage-hour risk, third-party risk, human capital risk, and improvements to the Company’s compliance governance practices.

The Company’s information technology and internal audit groups provide regular quarterly updates to the Audit Committee with respect to the Company’s proactive approach to the management of cybersecurity, AI and other compliance controls. Controls are reviewed for operational effectiveness and to provide reasonable assurance that: business risk is managed; employee, customer and supplier data, corporate information, and other assets are safeguarded; business processing infrastructure and applications are maintained; and all risks are mitigated to the extent practicable.

The Company’s ERM program provides ongoing risk identification, oversight, guidance, and mitigation in coordination with the Company’s information technology group. Teams from the Company’s information technology, data privacy, and compliance functions coordinate on cybersecurity, artificial intelligence, and privacy governance. This includes internal monitoring to proactively identify potential security threats, maintenance of access controls, asset management, response and recovery activities, and training and awareness programs. The company’s training program provides specialized training on a quarterly basis to employees and directors, including mandatory new hire cyber and privacy training, quarterly focused cyber trainings, and monthly training exercises for identifying phishing attempts. Evaluation of these practices is reported to the Audit Committee on a quarterly basis.

In addition to the reports submitted quarterly by the Company’s Chief Risk Officer, the Vice President of Internal Audit independently assesses the Company’s risk management process and separately reports on the effectiveness of the Company’s risk identification, prioritization, and mitigation processes to the Audit Committee. The ERM team plays a key role in the Company’s response to domestic and global crises, providing Board updates and scenario planning regarding impacts on cybersecurity, employee health and safety, corporate operations, and global markets.

27

Corporate Governance

INFORMATION SECURITY AND BUSINESS CONTINUITY
Emergency Management Team Global, interdepartmental group empowered to quickly make strategic decisions in response to critical events that affect our employees, facilities or business operations.	Third Party Risk Management We monitor critical engagements with vendors and partners for cyber risk to reduce third-party exposure.

Business Continuity Plan Testing

Kelly’s Business Continuity and IT Disaster Recovery programs are tested at least annually and most recently tested in August 2024 and September 2024, respectively. These plans performed successfully in practice and real-world scenarios.

Training and Awareness

We train employees on industry-specific cybersecurity threats and test to identify common attack vectors, including business email compromise, domain spoofing, social engineering, and other phishing techniques.

Cyber and AI Governance Kelly uses external frameworks to assess the Company’s cybersecurity and AI maturity. We also developed internal governance structures to mitigate cybersecurity and AI risks.

External Assessments

Kelly adopted the National Institute of Standards and Technology Cybersecurity Framework (“NIST CSF”) and measures our cyber maturity through an annual assessment by a third-party aligned with NIST SP 800-53 Security and Privacy Controls for Information Systems and Organizations.

Risk Assessment of Employee Compensation Programs

Annually, at its February meeting, the Compensation and Talent Management Committee reviews management’s Compensation Program Risk Assessment Report, prepared by the Company’s Compensation group and reviewed by the Company’s General Counsel. The review and update of the Executive Compensation Program Risk Assessment Framework occurs, as needed, including review by the independent compensation consultant, to ensure a robust and comprehensive assessment process.

The Company’s Executive Compensation Program Risk Assessment Framework takes into consideration the following guiding factors:

● Short-and long-term incentive performance measures and equity award types do not encourage excessive risk-taking

● A balanced compensation structure that includes an appropriate mix of fixed and variable cash and equity; with a balance of short-and long-term incentive opportunities

● Performance criteria and corresponding objectives include a balance of performance and the quality of such performance; include the appropriate use of top line vs. bottom-line metrics; and use annual and long-term measures that complement each other

● Well-designed plans that do not include steep payout curves, uncapped incentive payouts, or misaligned payout timing

● Incentive plans tested for multiple scenarios under realistic assumptions to ensure that potential payouts are reasonable relative to results

● A thorough and qualitative assessment of the achievement, quality, and sustainability of results

● Benchmarked incentive plan payouts relative to performance, to ensure competitive practices in comparison with a representative peer group and general industry

● Implementation of risk-mitigating features such as a Clawback Policy and a policy that establishes expected share ownership for executives and directors of shares received from incentive award payouts

● Incentive plan governance includes involvement at a variety of levels from the Compensation and Talent Management Committee to various corporate functions including Corporate Governance, Compensation, Finance, HR, Legal, and the Committee’s outside compensation consultant

● Potential risk discussed with the Compensation and Talent Management Committee, recorded in Committee minutes, and discussed in the Compensation Discussion and Analysis section of the Company’s Annual Proxy Statement

28

Corporate Governance

To assess the risk of employee compensation programs below the executive level, the Company’s Compensation group implemented an internal Governance Committee to review and approve plan design and address any significant issues that arise. The Governance Committee utilizes its Global Incentive Plan Design and Risk Mitigation Framework to consider alignment to the Company’s strategy and risks associated with the following elements of the design and implementation of each incentive plan:

●

linkage of incentive measures with business objectives, analysis of total compensation market data, determination of design elements/payout threshold levels, potential range of payouts, and timely and accurate tracking of performance data;

●	modeling, approval, and communication of incentive plans;

●	calculation, audit, approval, and communication of incentive payments; and

●	annual plan reviews to ensure planned design updates align with business goals and budgets, and do not present a material risk to the Company.

After due consideration of management’s 2024 Compensation Program Risk Assessment Report, the Compensation and Talent Management Committee concluded that the Company’s compensation programs do not create a reasonable likelihood of a material adverse effect on the Company.

Kelly’s Corporate Sustainability and ESG Strategy – Growing with Purpose

Kelly recognizes the critical importance of sustainability in addressing the world’s most pressing environmental and social challenges. Our approach is based on the concept of creating shared value, which aims to generate economic value by addressing societal needs and moving beyond traditional corporate social responsibility. Our commitment to sustainable growth helps us manage risks efficiently while continuing to develop long-term business opportunities.

In 2024, our Corporate Sustainability and Environmental, Social, and Governance Strategy (“Sustainability Strategy”) continued to focus on strengthening relationships and aligning our key corporate functions and business teams to establish the foundation for our future sustainability goals. From strengthening relationships with stakeholders through social engagement and emphasizing skills-based volunteering, to eliminating barriers to work opportunities with programs like Equity@Work, we consistently create shared value.

Our Sustainability Strategy aligns with Kelly’s Enterprise Goals and growth strategy through seven core pillars that address stakeholder expectations and critical risks and opportunities across environmental, social, and governance issues. These core pillars are based on nine United Nations Sustainable Development Goals (“UN SDGs”) and support all programs and initiatives within our Sustainability strategy. This alignment ensures that internal resources and activities have a positive impact on our triple bottom line.

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Corporate Governance

Stakeholder engagement: We continually engage with our stakeholders through various ongoing initiatives and activities to better understand their concerns and enhance the value of our services.

Stakeholder Perception Analysis (formerly referred to as Materiality): Our Sustainability Strategy is grounded in a formal assessment that evaluates environmental, social, and governance issues based on their relevance to stakeholders, the severity of business risks, and their impact on our overall business success. We follow a three-year assessment cycle and are currently updating our double materiality assessment. This process evaluates sustainability risks from both financial and non-financial perspectives, ensuring that our Sustainability Strategy remains relevant, comprehensive, and aligned with our organizational goals and stakeholder expectations.

Board Sustainability Oversight: Our Board of Directors is responsible for overseeing the effective execution of our Sustainability strategy along with multiple Board committees that oversee various ESG topics. The Governance and Nominating Committee oversees corporate governance principles and Sustainability strategy policies, initiatives, and associated risks. The Audit Committee plays a key role in the Board’s risk oversight process particularly concerning financial impact risks and risks associated with information security. The Compensation and Talent Management Committee provides oversight of talent attraction, retention, and compensation plans, policies, and practices. Senior management reports to the Board on key sustainability topics at least bi-annually through our ESG Advisory Committee, which consists of a cross-functional leadership team.

2024 Goals and Achievements

Beginning in 2022, our strategy shifted focus to long-term sustainability goals. These goals address the interconnected challenges of social, economic, and environmental sustainability, aiming to balance the needs of present and future generations. In 2024, we continued to report on progress towards these objectives, demonstrating transparency and accountability in our actions. This approach ensures that our efforts are aligned with sustainable development principles and reflect our commitment to future generations.

Environmental:

Kelly is committed to protecting our planet for future generations. Our environmental initiatives aim to create safe and sustainable work environments for our employees and talent while mitigating the environmental footprint of our operations.

2024 Environmental Highlights:

Greenhouse Gas (“GHG”) emission reduction.

We continue to adjust our carbon emissions and enhance calculation methodologies across all scopes, including expanding Scopes 1 and 2 to global locations within our operational control. We are also conducting a comprehensive Scope 3 inventory to better understand and manage emissions across our value chain. In 2024, we updated our climate risk assessment and continued to pursue a climate strategy to mitigate, remove, and compensate for our impact, using climate change scenarios to inform planning. We committed to setting near-term company-wide emission reduction targets through the Science Based Target initiative (SBTi) to establish a comprehensive strategy aimed at quantifying, reducing, and offsetting our emissions. This commitment supports global climate efforts and positions us for a sustainable and resilient future. Our progress is communicated through our annual Corporate Sustainability and ESG report, Carbon Disclosure Project (“CDP”), and external sustainability assessments.

Workplace safety solutions and performance across our specialty businesses.

Since 2010, Kelly has maintained our zero-injury program, Absolute Zero. In 2024, the Company outperformed our peers in the staffing industry by 84% Total Recordable Incident Rate (“TRIR”) and 93% Days Away/Restricted and Transferred Incident Rate (“DART”) compared to the 2023 Bureau of Labor Statistics (“BLS”) industry averages. Current year industry averages were not available at the time of publishing. In 2023, we formalized our Environment, Health, and Safety (EH&S) system and began enhancing technology within our internal risk management system. This technology was successfully launched in 2024, allowing us to track impactful metrics and capture incidents and accidents more consistently. Using data-driven insights, we can implement and drive preventative measures to reduce the risk of injuries and illnesses for Kelly Talent assigned to our customers’ worksites. The Company has one Certified Safety Professional (“CSP”) and one Certified Industrial Hygienist (“CIH”) on staff to serve as a resource to our clients and talent.

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Corporate Governance

Social:

Kelly’s noble purpose is to connect people to work in ways that enrich their lives. We strive to foster a more inclusive and equitable workforce, providing better access, opportunities, fair treatment, and advancement for everyone. This commitment enables individuals to contribute fully to the communities where they live and work. Our actions are driven by this purpose, allowing us to create shared value for all our stakeholders.

2024 Social Highlights:

Equity@Work as a shared value proposition.

In 2024, we helped remove barriers to employment for over 8,000 individuals. By partnering with 41 clients across various industries including automotive, manufacturing, agriculture, logistics, and pharmaceuticals, we eliminated obstacles such as testing, unnecessary interviews, and restrictive background and drug screenings, enabling qualified individuals to secure meaningful work. Clients implementing Equity@Work have experienced positive outcomes, including reduced turnover and improved fill rates. We partner with the Departments of Corrections in Iowa, Pennsylvania, Kentucky, Tennessee, California, Michigan, and Missouri, as well as impactful non-profits like the Vera Institute of Justice, Responsible Business Initiative for Justice, and the Second Chance Business Coalition. Additionally, partnerships with local organizations and industry allies such as Staffing Industry Analysts (SIA), American Staffing Association (ASA), Detroit Future City, and the Detroit Regional Chamber help amplify initiatives like Equity@Work and the Kelly33 second chance hiring program.

Giving back to communities where we live and work.

We utilize technology platforms to capture corporate volunteering and empower our employees with volunteering and giving initiatives, while increasing collaboration on social impact opportunities. In 2024, we achieved over 5,600 hours of volunteering, engaging approximately 725 employees across the U.S. and Canada.

Kelly employees contributed over $20,440 to our Kelly Relief Fund, enabling the distribution of roughly $26,750 in grants to support 31 employees in need. Additionally, approximately 350 employees contributed $68,795 towards charitable giving opportunities during Kelly’s annual benefits enrollment. The Company also donated approximately $258,005 towards social investment programs and charitable organizations, committed to increasing education, training, and employment networking opportunities for underserved talent. By investing in local organizations aligned with our business strategy and core values, we enhance our shared value and promote inclusion and equality in the workforce.

Strengthened our Employer Value Proposition (EVP) and engagement.

In 2023, we modified our Kelly employee engagement survey process from a large, annual survey to quarterly pulse checks with intentional focus on more real-time and actionable feedback. In 2024, our year-end engagement score improved to 77%, reflecting continued efforts to enhance employee experience and respond promptly to their feedback. We also incorporated elements into internal onboarding, and communications with candidates, to highlight aspects such as work-life balance, learning and development, collaboration, cohesion, and organizational culture.

Fostering Inclusion and Belonging

Our eight Affinity Groups brought together approximately 987 employees who share similar affinities, backgrounds, life experiences, and interests, along with their allies. These groups focus on providing support, enhancing professional and personal development, and fostering networking within the workplace. They are employee-led, collaborative groups who are committed to positively impacting our pillars; Workforce, Workplace, and Marketplace. In 2024, the Affinity Groups conducted approximately 79 events, providing a platform for connection, collaboration, and shared experiences.

Our Diverse Global Supplier Network connected approximately 443 diverse and underrepresented suppliers to our Kelly network in 2024. This collaborative effort is key to driving innovative solutions and creating a more robust and dynamic network.

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Corporate Governance

Governance:

Kelly is committed to doing the right thing by conducting ourselves in a legal, ethical, and trustworthy manner. We uphold our regulatory obligations in every country where we operate and comply with both the letter and spirit of our business policies and values. We commit to holding ourselves accountable for our actions and goals.

2024 Governance Highlights:

The production of our Growing with Purpose — Sustainability report is in accordance with Global Reporting Initiative (“GRI”) standards, Sustainability Accounting Standards Board (“SASB”), United Nations Global Compact (“UNGC”), and Securities and Exchange Commission (“SEC”) disclosures. Our 2023 Sustainability report that was published in May 2024, can be found on the Company’s website at kellyservices.com.

We continued our annual training and acknowledgment of global policies, with 99.3% of employees acknowledging our Code of Business Conduct and Ethics and completing global policy training on business ethics and human rights topics. We ensure compliance with new and updated legislation and standards in all geographies where we operate. In 2024, we strengthened our artificial intelligence (AI) innovation with the integration of an AI-powered platform into Kelly Helix, enhancing labor insights, cost savings, and decision-making for contingent workforce management. We also formed a strategic partnership with Upwork that enables clients to streamline access to global freelance talent through the Kelly Human Cloud solution. In addition to these advances we leveraged our internally developed AI assistant, driving efficiency and effectiveness across our various business operations by automating routine tasks, providing insightful data analytics, and enhancing overall decision-making processes.

The Company participates in external assessments, such as EcoVadis, to analyze our performance and identify opportunities for improvement, while providing a consistent and transparent measurement of our Sustainability Strategy impact. EcoVadis ratings cover a broad range of non-financial management systems including Environmental, Labor & Human Rights, Ethics and Sustainable Procurement impacts. This is the seventh consecutive year the Company has participated in the annual EcoVadis assessment. In 2024, we achieved “Silver” status, placing us in the top 4% of companies rated in the temporary employment industry and 90th percentile of all companies assessed.

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Corporate Governance

Human Capital

Kelly is a talent solutions company dedicated to connecting people to work in ways that enrich their lives, and our employees are critical to achieving this noble purpose. To compete and succeed in a highly competitive and rapidly evolving market, it is crucial that the Company attracts and retains experienced internal employees, as well as the talent we put to work for our customers. As part of these efforts, we strive to offer competitive total rewards programs, promote employee development, foster an inclusive and diverse environment, and give employees the opportunity to give back to their communities and make a social impact.

The Company is committed to the health, safety, and wellness of our employees and talent. The success of our business is fundamentally connected to the well-being of our people. Accordingly, we implement policies and practices that align with applicable laws and regulations and are in the best interest of our employees, talent, and the communities in which we operate.

As of December 29, 2024 we employed approximately 4,200 staff members in the United States and an additional 1,370 in our international locations. The Company’s retention rates for employees identified as high-performing and high-potential employees align with our comparable benchmark.

In addition to our internal employees, the Company recruits talent on behalf of customers globally. In 2024, we placed more than 400,000 individuals in positions with our customers. When Kelly remains the employer of record for our talent working at customer locations, we retain responsibilities for all assignments (including ensuring appropriate health and safety protocols in conjunction with our customers), wages, benefits, workers’ compensation insurance, and the employer’s share of applicable payroll taxes as well as the administration of the employees’ share of these taxes. We also offer our talent access to competitive health and benefit programs while they are working with us.

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Corporate Governance

The Company is committed to providing employees with competitive, equitable, and fiscally responsible total rewards opportunities. We align internal employee and shareholder interests with strong pay-for-performance linkages that include a mix of base salary, short-term incentives, and in the case of our more senior employees, long-term equity awards. We believe that our programs provide fair and competitive opportunities that attract, retain, and reward talented individuals who possess the skills necessary to achieve our strategic goals and create long-term value for our shareholders. Our programs provide fair and competitive opportunities that align employee and shareholder interests. In addition to cash and equity compensation, we also offer benefits such as life and health (medical, dental, and vision) insurance, paid time off, wellness benefits, and defined contribution retirement plans. We review our compensation and benefit programs annually, respond to changes in market practice and encourage our customers to do the same for the talent we recruit on their behalf. Recent internal enhancements to our U.S. benefits program include the addition of a virtual physical therapy program to our medical plans and automatic contribution escalation in one of our 401(k) Plans. Pay and benefits programs provided to our international employees align with competitive local practices.

Since 1946, our founder fought to increase access to work for women, and we’ve long been an outspoken advocate for the value temporary and independent workers bring to the workplace. We are committed to promoting exceptional talent from all walks of life. We believe that our talent pool creates a workplace that is conducive to producing more creative solutions, results in better, more innovative products and services, and presents Kelly as a workplace leader, aiding our ability to attract and retain high-performing talent. A significant majority of Kelly’s U.S. workforce are women, including a majority of director and above roles. In 2024, Kelly was named the best temporary staffing firm in America by Forbes for the second straight year. Additionally, this marks the 10th year that Kelly has been recognized for its commitment to connecting veterans and their spouses to work in ways that enrich their lives. Kelly focuses on fostering a culture of belonging, where everyone feels welcomed and respected and can thrive as we work together. Kelly promotes employee development and internal career mobility to enable our team to achieve their full potential and to ensure we have the evolving workforce capabilities that the future demands.

Sustainability is at the core of our relationships with our global workforce, suppliers, customers, and other stakeholders. Our programs and initiatives are dedicated to enhancing the well-being of our employees, their families, and the communities they call home. By focusing on social investment and nurturing shared values, we support sustainable development for the future rather than providing isolated aid. Utilizing a technology platform to capture corporate volunteering, we empower our employees with volunteering and giving initiatives while increasing collaboration on social impact opportunities. This allows our employees to actively participate in causes they are passionate about and align with our sustainability strategy. Through our Equity@Work efforts, we are demonstrating our commitment to ensuring access to meaningful work and growth by creating alliances with like-minded companies, policy groups, and institutions. These partnerships aim to positively impact how companies hire, advance and help more people thrive.

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Corporate Governance

Director Selection Process

The Corporate Governance and Nominating Committee is responsible for the identification, screening, and recommendation of qualified candidates for nomination by the full Board. The Board of Directors, together with the Corporate Governance and Nominating Committee ensure that: (1) the Board as a whole is composed of the right combination of knowledge, experience, continuity, reputation, and a broad range of perspectives that are pertinent to the Company’s operating environment and strategic direction; (2) the Board maintains the independence and competence to provide the governance and oversight that the Company’s shareholders expect; and (3) there is a seamless transition when a director retires or steps down from the Board. The Board of Directors identifies the collective mix of desired skills, experience, knowledge, and independence for the Board of Directors as a whole and identifies potential opportunities for enhancement in one or more of those areas. The Board considers each current director’s experience, skills, principal occupation, reputation, independence, age, tenure, committee membership, and background, as well as the results of the Board and committee self-evaluations, and feedback received during one-on-one interviews of each director. An independent third-party search firm is retained by the Committee, which recommends candidates who satisfy the Board’s criteria. The search firm also provides research and pertinent information related to candidates as requested. Potential candidates are also suggested by several members of the Company’s Board and senior leadership team. An overview of the Board’s director selection process is provided below.

Evaluate Board Composition

Using the Company’s Corporate Governance Principles, Board Composition Matrix, and Board self-evaluation process, the Committee (or subcommittee) evaluates the size, composition, priorities, and needs of the Board with respect to its desired experience, skills, and the broad range of perspectives in consideration of the Company’s current and anticipated business needs and strategies.

Identification of Potential Candidates

The Committee instructs the search firm to provide an initial pool of candidates that reflect gender, race, ethnic, and cultural variety, possess the core qualifications required, and include the specific experience and skills as identified during the evaluation of current board composition. The Committee also encourages and considers candidate submissions from other directors and members of management.

Evaluation of Candidates

The Committee, along with an independent external search firm, conducts a thorough screening of potential candidates by reviewing their qualifications, conflicts, independence, backgrounds, and experience. The candidate pool is then narrowed down for individual interviews with the Committee and full Board. After interviews, the Board conducts a comprehensive review of candidates.

Recommendation	Interview and discussion feedback are assessed, and the Committee recommends final candidate(s) to the full Board for appointment.

Review and Appointment by Full Board	The full Board appoints new director(s), who then stand for election by shareholders at the next Annual Meeting.

Director Attendance

We expect directors to attend the Annual Meeting of the Shareholders, all Board meetings, and all meetings of the committees on which they individually serve. All directors then in office attended the 2024 Annual Meeting of Shareholders. The Board held twelve meetings during 2024. Director attendance averaged 96.9% of the aggregate number of meetings of the Board and the committees on which they served during 2024. The majority of directors attended 100% of all Board and committee meetings on which they individually served in 2024. The independent directors met in executive sessions at which only they were present at least five times during 2024.

Size of the Board

Under the Company’s Amended and Restated Bylaws, the number of directors constituting the Board may be fixed by the Board within the range of five to eleven directors. The size of the Board should not exceed a number that, as determined by

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Corporate Governance

the Board, will permit it to function efficiently in discharging its duties. There are currently nine members of the Board. Election of all director nominees will result in an eight-member Board immediately following the Annual Meeting.

Director Tenure

The Board does not have term or age limits. The Board believes that the contributions and insight of tenured directors into the Company’s operations and strategy outweigh the perceived value of such limits and facilitate Board effectiveness.

Director Service on Outside Public Company Boards

While there is no specified limit on the number of other public company boards on which a director may serve, the number of board memberships is a consideration, along with any other time commitments a director or nominee may have, in determining his or her ability to serve effectively. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively and have the intention to serve an appropriate length of time to make a meaningful contribution to the Board and the Company. A director is expected to engage in discussion with the Chair of the Corporate Governance and Nominating Committee prior to accepting an invitation to serve on an additional public company board or accepting an invitation to chair a committee of a public company board on which he or she currently serves.

Director Orientation and Continuing Education

Management, working with the Corporate Governance and Nominating Committee, provides an orientation program for new directors to facilitate integration into their roles. The program acquaints new directors with the Company’s business, history, vision, noble purpose, strategic direction and plans, competitive landscape, core values, Code of Business Conduct and Ethics, Insider Trading Policy, other corporate governance practices, financial, accounting, and risk management matters, key policies, sustainability strategy, senior leadership, and internal and independent auditors. The program consists of, as appropriate, a comprehensive review of background materials, briefings by senior management, and visits to Company facilities. The Board also developed a mentoring program to provide additional support and resources to new directors. Based on the feedback from our directors, we believe this onboarding approach provides new directors with a strong foundation for understanding our businesses, connects directors with members of management with whom they will interact, and accelerates their effectiveness to engage fully in Board deliberations.

Directors are also encouraged to participate in continuing director education programs to help them stay current on emerging practices and issues and in carrying out their responsibilities. These programs include formal education sessions with management or third-party subject matter experts that may occur as part of regular Board or committee meetings, and participation in industry forums on business, financial, accounting, legal, and other subjects relevant to the Company’s business. The Company reimburses reasonable costs and expenses incurred by directors for continuing education that provides updates on issues and programs relevant to public companies and their directors.

Board, Committee, and Peer Evaluation

The Board recognizes that a robust and constructive evaluation process is essential to good governance and enhanced effectiveness. The Corporate Governance and Nominating Committee organizes and oversees an annual evaluation by the Board and its committees of their performance. The evaluation facilitates an examination and discussion by the entire Board and each committee of its effectiveness in fulfilling its charter requirements and other responsibilities, its performance as measured against the Company’s Corporate Governance Principles, and areas for improvement. The evaluation also includes individual director assessments, typically in alternating years.

In 2024, the Corporate Governance and Nominating Committee engaged an independent external advisor to conduct Board and committee evaluations. The process included the completion of an online self-evaluation with rated and open-ended questions, with follow-up discussions by the advisor on certain individual responses, as needed. Each of the Board’s nine directors participated in the process.

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Corporate Governance

The typical process includes the following:

1	2
Process is Initiated Committee Chair initiates annual evaluation process with the help of independent external advisor and the Corporate Secretary.

Evaluation

Each director completes an online questionnaire, as distributed by the external advisor, that solicits their opinions regarding the effectiveness of the Board and each committee on which they serve. The external advisor may have follow-up questions for a director, depending upon the responses provided in the questionnaire. The process for obtaining feedback on individual director performance occurs during candid one-on-one interviews between each director and the external advisor, typically in alternating years.

3	4	5

Feedback Analysis

The external advisor aggregates online evaluation results and comments from any oral interviews with directors regarding the full Board, any committee on which the director serves, and peer feedback. Results are compiled on an unattributed basis and analyzed for any trends, including areas of strength or those that need improvement. The external advisor shares results with the Corporate Governance and Nominating Committee Chair.

Review and
Present Findings

The Corporate Governance and Nominating Committee Chair presents the findings to the full Board and each specific committee. Separately, each committee chair leads a discussion with their respective committee of the applicable committee evaluation results and reports on their discussion to the Board.

Follow Up

Based on evaluation findings, the Board and each committee prepare action plans that prioritize areas that require additional consideration. These areas are addressed at subsequent Board and committee meetings and reported back to the full Board, where appropriate. The Board and committees regularly monitor progress of any agreed upon actions.

In addition to the annual formal evaluation, our Chairman, CEO, Corporate Secretary, and Committee Chairs routinely communicate with directors to obtain real-time feedback. The Board believes that this continuous feedback, along with the formal evaluation process, contributes to its overall strength and ongoing effectiveness.

The following actions have been taken by Kelly’s Board and its committees in response to the evaluation process over the years:

●	management with varying degrees of seniority present to the Board and its committees;

●	director education and presentations on emerging risk areas including artificial intelligence, corporate governance, industry disruptors, and competitors;

●	format of Board meetings was enhanced to allow more time for formal and informal discussions among independent directors;

●	increased opportunities for informal meetings between directors and key executives;

●	increased time for informal director-only gatherings; and

●	Board members added expertise in areas critical to the Company’s business strategy and operations.

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Corporate Governance

Insider Trading Policy
The Company has an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. The Company also follows procedures for the repurchase of its securities. The Company believes that its insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of the Company’s insider trading policy is filed as Exhibit 19 to the Company’s Annual Report on Form
10-K.
Code of Business Conduct and Ethics
The Board is committed to the highest legal and ethical standards and adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all directors, officers, and employees. Each year the Company performs a thorough assessment and benchmarking of the Code of Conduct to ensure regulatory compliance and cultural alignment. The Code of Conduct forms the foundation for compliance with corporate policies and procedures and helps individuals recognize and deal with ethical issues, deter wrongdoing, provide mechanisms to report any concerns, promote honest and ethical conduct, provide full, fair, and timely disclosure, comply with applicable law and regulations, and help foster a culture of honesty and accountability. The Code of Conduct addresses conflicts of interest; anti-bribery/anti-corruption; trade compliance; insider trading; corporate opportunities; confidentiality and privacy; external communications; financial reporting and record-keeping; protection and proper use of assets; fair dealing; contract management; acceptable behavior in the workplace; global culture of belonging; corporate sustainability; compliance with laws, rules and regulations; risk tolerance; anti-human trafficking and slavery; health & safety and workplace violence; seeking advice and reporting concerns; outside activities; political contributions; public company reporting requirements; and other policies. The Code of Conduct includes an enforcement mechanism. Each of the Company’s Board members, officers, and employees is required to acknowledge their acceptance of the Code of Conduct.
The full text of the Code of Conduct is on the Company’s website at
kellyservices.com
. This information is also available to any shareholder who requests it from the Company’s Investor Relations department. The Company will disclose future amendments to the Code of Conduct and material waivers of its provisions for its directors and executive officers on its website and/or by filing a current report on Form
8-K
within four business days following the date of amendment or waiver, or such earlier period as may be prescribed by Nasdaq or the SEC.
Related Person Transactions and Certain Relationships
Pursuant to the Company’s Code of Conduct, any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company must be disclosed immediately to the Vice President of Internal Audit or the General Counsel. In addition, directors, executives, and other senior officers must complete a quarterly questionnaire that solicits information regarding any transactions or relationships between themselves or their immediate family members and the Company of the types described in Item 404(a) of SEC Regulation
S-K
(“Related Party Transactions”). Directors, executives, and senior officers must seek a determination and obtain prior authorization or approval of any potential conflict of interest (including any Related Party Transaction) from the independent Audit Committee. The Audit Committee, according to its charter, is tasked, among other things, with the responsibility to review Related Party Transactions and other potential conflicts of interest involving directors and executive and senior officers. The Company maintains a formal written policy addressing the reporting, review, and approval or ratification of transactions with related persons.

38

Director Compensation

Our approach to director compensation is to appropriately compensate our non-employee directors for the time, expertise, and effort required to serve as a director of a large, complex company and to align the interests of directors with those of shareholders. Compensation levels for our non-employee directors are periodically reviewed for market competitiveness. Non-employee directors receive compensation payments after election by shareholders at the Annual Meeting. Non-employee directors who begin their Board or committee chair service other than at the Annual Meeting receive a prorated amount of annual compensation based on timing of appointment.

Director Compensation Design

The Compensation and Talent Management Committee reviews market benchmarking of non-employee director compensation annually. In 2024, the Compensation Committee engaged its independent compensation consultant, Pay Governance, to evaluate its non-employee Director compensation, which was last increased in 2022. Pay Governance conducted a comprehensive review of the most recent proxy filings of the Company’s peer group and general industry data of comparably sized companies to assess the market competitiveness of the Company’s non-employee director compensation. At its meeting following the 2024 Annual Meeting of Shareholders, the Compensation and Talent Management Committee approved increases in the retainers paid to the non-employee Directors, effective beginning May 9, 2024. The base retainer for non-employee Directors was increased from $225,000 to $250,000 and the retainer for the Non-Executive Chairman of the Board was increased from $315,000 to $350,000. The additional retainers associated with the Board leadership positions of Chair of the Audit Committee, Chair of the Compensation and Talent Management Committee, and Chair of the Corporate Governance & Nominating Committee were maintained. The compensation of our non-employee directors will next be reviewed in 2025, with the assistance of its compensation consultant. The following table illustrates our 2024 non-employee director compensation:

	Annual Base Retainer		Board Leadership Positions - Additional Retainer (Committee Chairs)
	Non-Employee Directors	Chairman of the Board	Audit Committee	Compensation & Talent Management Committee	Corporate Governance & Nominating Committee

Cash	$100,000	$150,000	$20,000	$15,000	$15,000

Equity (Kelly Class A Stock – $ Value)	$150,000	$200,000	—	—	—

Total	$250,000	$350,000	$20,000	$15,000	$15,000

Under the Company’s amended and restated Equity Incentive Plan (“EIP”), the Board of Directors must periodically determine the percentage of the base retainer that will be issued to non-employee directors in shares of Class A Common Stock. At the meeting of the Board following the 2024 Annual Meeting of Shareholders, the Board determined that $150,000 of the base retainer would be issued in shares (60%) and $100,000 of the base retainer would be paid in cash (40%). Equity portion of $200,000 and cash portion of $150,000 were updated for the Chairman of the Board.

Stock Ownership Requirements

Non-employee directors are subject to a stock ownership requirement that is a minimum fair market value of four times the value of the cash portion of the annual base retainer (which currently equates to $400,000). Although there is no fixed compliance period, new directors are expected to meet the ownership requirements within five years of their appointment date. All directors are compliant with the Company’s stock ownership requirements.

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Director Compensation

Non-Employee Directors Deferred Compensation Plan

The Company established the Non-Employee Directors Deferred Compensation Plan (“DDCP”), which provides non-employee directors with the opportunity to defer all or a portion of all fees payable to them, pursuant to a valid deferral election. The DDCP is a non-qualified plan that allows for the deferral of all or a portion of annual cash payments to a notional account with investment fund choices that mirror those provided to participants in the Company’s Management Retirement Plan (“MRP”). In addition to those fund choices, the Plan also includes the option to defer annual cash payments into Company common stock units. Non-employee directors may also elect to defer all or a portion of their annual stock retainer into Company common stock units. Participants may elect to receive distributions from their DDCP account at the time they cease to be a director of the Company or at a future date that is between one and ten years following the date they cease to be a director of the Company. Non-employee directors can elect to have distributions from the DDCP made in either a lump sum or in annual installment payments made over a two-to-ten-year period.

The following table sets forth the compensation paid during 2024 to the Company’s non-employee directors. Mr. Quigley received no compensation for his services as a director in 2024. Mr. Quigley’s compensation as President and Chief Executive Officer is disclosed in the Compensation Discussion & Analysis section of this Proxy Statement.

2024 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Award Options	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings		All Other Compensation	Total

Gerald S. Adolph	$115,000	$150,000	—	—	$0	(4)	—	$0

George S. Corona	$100,000	$150,000	—	—	$0	(4)	—	$0

Robert S. Cubbin	$115,000	$150,000	—	—	$0	(4)	—	$0

Amala Duggirala	$100,000	$150,000	—	—	$0	(4)	—	$0

InaMarie F. Johnson	$100,000	$150,000	—	—	$0	(4)	—	$0

Terrence B. Larkin	$150,000	$200,000	—	—	—		—	$350,000

Leslie A. Murphy	$120,000	$150,000	—	—	$0	(4)	—	$0

Donald R. Parfet(3)	$100,000	$150,000	—	—	—		—	$250,000

(1)	Two of our directors deferred the following amounts from their 2024 cash retainer fee: Mr. Adolph – $115,000 and Ms. Duggirala – $100,000.

(2)

Represents the aggregate fair market value of grants awarded on May 9, 2024. Each director, other than Mr. Larkin, received a grant of 6,811 shares of the Company’s Class A Common Stock, and Mr. Larkin received a grant of 9,082 shares, in each case having a fair market value of $22.02 per share. Each of Mr. Adolph, Mr. Corona, Mr. Cubbin, Ms. Duggirala, and Ms. Johnson deferred 100% of their 2024 annual stock grant into deferred common stock units.

(3)	Mr. Parfet will be retiring from the Board of Directors effective as of the date of the Annual Meeting, May 8, 2025.

(4)

The amount for each of the following directors was negative: Mr. Adolph ($419,144), Mr. Corona ($237,294), Mr. Cubbin ($376,074), Ms. Duggirala ($135,834), Ms. Johnson ($156,222), and Ms. Murphy ($264,910) and, therefore, is reflected as $0 in the table in accordance with instructions to Item 402(c)(2)(viii) of Regulation S-K.

40

Beneficial Ownership of Shares

The following table sets forth, as of March 20, 2025, (i) the beneficial ownership of the Company’s Class B Common Stock by each person known by the Company to own beneficially more than 5% of the Class B Common Stock, and (ii) the beneficial ownership of the Company’s Class A and Class B Common Stock by (a) each director (each of whom is a nominee for election as a director, other than Mr. Donald R. Parfet, at the Annual Meeting), (b) each of the named executive officers, and (c) all directors, and executive officers, as a group.

Class B Common Stock

Greater than Five Percent Class B Stockholders	Number of Shares and Nature of Beneficial Ownership(1)	Percent of Class

Terence E. Adderley Revocable Trust K	3,139,940(7)	95.3%(7)

	Class A Common Stock			Class B Common Stock
Directors and Named Executive Officers	Number of Shares and Nature of Beneficial Ownership		Percent of Class	Number of Shares and Nature of Beneficial Ownership	Percent of Class

Directors:(6)

Gerald S. Adolph	60,600	(2)	*	100	*

George S. Corona	100,067	(2)	*	100	*

Robert S. Cubbin	61,845	(2)	*	100	*

Amala Duggirala	24,883	(2)	*	—	*

InaMarie F. Johnson	23,103	(2)	*	—	*

Terrence B. Larkin	58,925		*	100	*

Leslie A. Murphy	55,795	(2)	*	100	*

Donald R. Parfet(3)	100,296		*	100	*

Named Executive Officers:

Peter W. Quigley (also a director)	438,471		*	100	*

Troy R. Anderson	201,262		*	—	*

Vanessa P. Williams	81,229		*	100	*

Nicola Soares	68,253		*	—	*

Daniel H. Malan	106,091		*	—	*

Former Executives

Olivier G. Thirot(4)	199,481		*	10	*

Dinette Koolhaas(5)	46,042		*	—	*

All directors, and executive officers as a Group (18 persons)	1,584,525		4.8	800	0.0

*	Less than 1%

(1)

This information is based on the Schedule 13D (the “13D”) filed with the SEC on October 19, 2018 on behalf of the Terence E. Adderley Revocable Trust K (“Trust K”) and the three co-trustees of Trust K. Trust K was created by Terence E. Adderley, the Company’s former Chairman of the Board, during his lifetime as a revocable trust, with Mr. Adderley serving as the trustee of and retaining the right to revoke the trust during his lifetime. Mr. Adderley funded Trust K, including a gift of 3,139,940 shares of Class B Stock. Mr. Adderley died on October 9, 2018, at which time the trust became irrevocable. In accordance with the provisions of Trust K, Andrew H. Curoe, David M. Hempstead, and William U. Parfet, were appointed as successor co-trustees of Trust K following Mr. Adderley’s death. The provisions of Trust K require them to act by majority vote to exercise voting or investment power over the Class B stock held by Trust K and have stated in the 13D that the filing is not an admission that the co-trustees are beneficial owners of such Class B stock. Mr. Curoe may be deemed the beneficial owner of an additional 42,825 shares of Class B Stock held by trusts where Mr. Curoe acts as trustee or co-trustee, including ten trusts holding 100 shares of Class B Stock each, and one trust holding 41,825 shares of Class B Stock. The business address of the Terence E. Adderley Revocable Trust K and each of Messrs. Curoe, Hempstead, and Parfet is c/o Andrew H. Curoe, 6th Floor at Ford Field, 1901 St. Antoine Street, Detroit, Michigan 48226.

(2)

Includes 56,573 shares for Mr. Adolph, 32,028 shares for Mr. Corona, 51,015 shares for Mr. Cubbin, 24,883 shares for Ms. Duggirala, 23,103 shares for Ms. Johnson, and 36,242 shares for Ms. Murphy indirectly held in the Company’s Non-Employee Directors Deferred Compensation Plan.

(3)	Mr. Parfet will be retiring from the Board of Directors effective as of the date of the Annual Meeting, May 8, 2025.

(4)	Mr. Thirot retired from his position as Chief Financial Officer of the Company effective December 2024.

(5)	As part of the sale of our EMEA staffing operations, Ms. Koolhaas’ employment with the Company terminated on March 31, 2024.

(6)	Except for Mr. Parfet, each of the named Directors is a nominee for election.

(7)

Based on a Schedule 13D/A filed with the SEC on April 1, 2025 on behalf of Trust K and the three co-trustees of Trust K, as of March 28, 2025, Trust K beneficially owned 3,039,940 shares of Class B Common Stock, or 92.2% of our Class B Common Stock.

41

Beneficial Ownership of Shares

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of common stock, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC.

Based solely upon a review of filings for fiscal year 2024 with the SEC and related written representations that no other reports were required, we believe that all Section 16(a) reports required to be filed were filed on a timely basis, except one Form 4 for Ms. Murphy due February 9, 2024, which was filed on April 5, 2024, to report a purchase of 47 shares of Class A Common Stock.

42

Proposal 2 – Advisory Vote to Approve the Company’s Executive Compensation

As described in the following Compensation Discussion and Analysis, our executive compensation programs are designed to align the interests of our executive officers with those of our shareholders by tying a significant portion of the compensation they receive to Company performance, and by providing a competitive level of compensation in order to attract, retain, and reward executive officers who are critical to the long-term success of our business. Under these programs, our named executive officers are rewarded for the Company’s financial performance, individual performance, and long-term value creation, as well as to facilitate retention, and reflect market realities. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal year 2024 compensation of our named executive officers.

As required by Section 14A of the Exchange Act, this proposal, commonly referred to as a “say-on-pay” proposal, seeks a shareholder advisory vote on our named executive officers’ compensation, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K and in the Compensation Discussion and Analysis, through the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table, and the other related tables and disclosure.”

The say-on-pay vote is advisory and, therefore, not binding on the Company. Our Board of Directors and our Compensation and Talent Management Committee value the opinions of our shareholders and consider the result of the advisory vote in designing and evaluating our executive compensation programs.

43

Compensation Discussion and Analysis

The Compensation Discussion and Analysis section of this Proxy Statement provides an overview of our executive compensation philosophy and objectives. This section describes the material elements of our executive compensation programs, the compensation decisions the Compensation and Talent Management Committee (the “Committee”) made under those programs, key factors considered, and details of the compensation paid to our named executive officers.

2024 Named Executive Officers

Our named executive officers for 2024, as defined by the SEC, were as follows:

Peter W. Quigley President and Chief Executive Officer

Troy R. Anderson Executive Vice President and Chief Financial Officer

Vanessa P. Williams Senior Vice President General Counsel and Corporate Secretary

Nicola M. Soares Senior Vice President and President Education

Daniel H. Malan Senior Vice President and President Science, Engineering & Technology

Olivier G. Thirot Former Executive Vice President and Chief Financial Officer

Dinette Koolhaas Former Senior Vice President and President International

The Compensation Discussion and Analysis is organized in the following sections:

CD&A Table of Contents

44

Compensation Discussion and Analysis

Name	Biographical Information

Peter W. Quigley President and Chief Executive Officer Age: 63	Mr. Quigley was named the Company’s President and Chief Executive Officer in 2019. He previously served as Executive Vice President, President, Global Staffing, and General Manager, Global Information Technology, Global Business Services, and Global Service from May 2017 through September 2019. He served as the Company’s Chief Administrative Officer and General Counsel from May 2015 to May 2017, and General Counsel from January 2013 to May 2015. Mr. Quigley led the Company’s Global Client Relationships group from January 2008 to December 2012 and served in multiple roles including Sr. Director of Service, Vice President, Contract Administration, and Vice President, Associate General Counsel from the time he joined the company in November 2002 until December 2007. Prior to joining the Company, Mr. Quigley held a variety of roles at Lucent Technologies and AT&T Corporation.

Troy R. Anderson Executive Vice President and Chief Financial Officer Age: 58	Mr. Anderson joined Kelly Services as the Executive Vice President and Chief Financial Officer designate on October 14, 2024. He became Executive Vice President and Chief Financial Officer on December 2, 2024, after a successful transition of responsibilities with his predecessor. Before joining the Company, he served as Executive Vice President and Chief Financial Officer at Universal Technical Institute, a leading workforce education solutions provider from September 2019 to October 2024. From November 2016 to September 2019, Mr. Anderson was the Global Finance Leader and Corporate Controller for Conduent, Inc., a global business process outsourcing provider where he managed the financial aspects of a spin-out from Xerox. Prior to his time at Conduent, Mr. Anderson served as Senior Vice President and Chief Financial Officer of the Industry Group at Xerox from 2015 to 2016 and as Director of Investor Relations from 2013 to 2015.

Vanessa P. Williams Senior Vice President General Counsel and Corporate Secretary Age: 53	Ms. Williams has served as General Counsel since joining the Company in September 2020 and was appointed Corporate Secretary in October 2023. Ms. Williams oversees the global legal team, procurement, insurance risks, enterprise risk management, physical security and safety, investor relations, and employment compliance. From July 2006 to September 2020 she worked in a variety of roles for IHSMarkit, a London-based global information provider, including Senior Vice President of Legal, Risk, and Compliance; Vice President, Divisional Counsel-Transportation; Vice President, Chief Legal Counsel and Global Privacy Officer (IHS, Inc.); Vice President and Deputy General Counsel and Chief Compliance Officer; Deputy General Counsel; and Associate General Counsel (R.L. Polk & Co.). Ms. Williams currently serves as an independent director and compensation committee chair on the board of Horizon Bank and Horizon Bancorp, Inc.

Nicola M. Soares Senior Vice President President, Kelly Education Age: 56	Nicola Soares, President of Kelly Education since 2011, has led the organization’s transformation into the nation’s most trusted provider of education workforce solutions, expanding its services from substitute staffing to include paraprofessionals, tutors, therapists, and nurses across early childhood to higher education executive search services. Her leadership has also driven the integration of therapeutic and mental health services, aligning healthcare and education to support holistic student success. With more than 20 years of experience, Nicola’s career spans teaching in public schools and influential roles at McGraw-Hill Education and NBC Universal, where she advanced innovative strategies to improve learning outcomes, cementing her reputation as a leader shaping the future of education and workforce solutions.

Daniel Hugo Malan Senior Vice President President, Kelly Science, Engineering, Technology & Telecom Age: 55	Mr. Malan has served as the Company’s President of Science, Engineering, Technology & Telecom since March 2020. Before that he worked at EmployBridge for three years, serving as President of its Commercial Business from December 2016 to July 2018 before being named Chief Operating Officer in August 2018 through November 2019. From November 2014 to November 2016, Mr. Malan was Executive Vice President and President, North America Staffing for CDI Talent and Technology Solutions, and from March 2009 to October 2014, he served as Senior Vice President and President of operating units for Sears Holdings. Before joining Sears, Mr. Malan was the Managing Director and Global Head of Talent Strategy at Lehman Brothers, Inc. from February 2007 to September 2008. He also held the position of Associate Principal at McKinsey & Company from September 2001 to February 2007.

45

Compensation Discussion and Analysis

Executive Summary

Our Purpose and Business Model

Kelly’s purpose is to connect people to work in ways that enrich their lives, while creating opportunities for all people to realize their full potential. We are dedicated to removing barriers to employment, ensuring that anyone who is qualified has access to meaningful employment.

Kelly creates pathways allowing talent to thrive. We help our clients find the people they need to succeed, while championing fair and all-encompassing hiring practices. Our commitment is reflected in initiatives like Equity@Work, designed to remove obstacles, open doors, and expand opportunities for all talent.

Kelly’s impact doesn’t stop there. We are devoted to growing and developing a varied ecosystem of supplier partners, empowering them to make a difference in the industry and the marketplace. We support the success of our clients and contribute to a more vibrant ecosystem by nurturing relationships.

Through our efforts, Kelly aims to shape a future where work is accessible to everyone, organizations drive innovation with a holistic talent mindset, and our collective progress is fueled by perspectives of people from all backgrounds.

Kelly’s business model brings together both staffing and outcome-based solutions under a single specialty leader and aggregates assets to accelerate specialty growth and profitability. We believe this specialty structure gives us greater advantages in the market, and we expect our disciplined focus will enable us to achieve greater efficiencies and deliver profitable growth coming out of a period of elevated economic uncertainty.

Key Executive Compensation Program Highlights for Fiscal 2024

We believe compensation should align with and enhance long-term shareholder value. Our pay-for-performance philosophy ensures that a significant portion of compensation for our senior officers is “at risk” and reflects our business performance. Kelly continued to focus on striking a balance of providing competitive compensation programs that attract, reward, and retain high performing talent while doing so in a fiscally responsible framework. The Company has two plans that provide the framework for incentive compensation opportunities for our senior officers, a group that includes our named executive officers. Our named executive officers experienced the following outcomes for 2024 as a result of Company performance and management’s decision to focus on the Company’s transition in becoming a more profitable talent solutions company:

●	Performed an annual base salary review for all named executive officers, excluding our new CFO, with each named executive officer receiving a salary increase in 2024;

●	With respect to our short-term incentive plan:

•	Short-Term Incentive Plan (“STIP”) provides for annual cash-based incentive opportunities based upon the achievement of one or more performance measures, as established by the Committee;

•

funding for our enterprise participants was 100% on total Company earnings before interest, taxes, depreciation, and amortization $’s (“EBITDA”), while our business unit participants was 50% on total Company EBITDA $ and 25% on business unit gross profit and 25% on business unit EBITDA $.

•	continued emphasis on individual performance for determining final payouts; and

•	2024 Short Term Incentive Plan (“STIP”) was funded at 58.9% of target levels based on financial performance delivered.

●	With respect to our long-term incentive plan:

•

Equity Incentive Plan (“EIP”) provides the Committee the ability to grant long-term incentive (“LTI”) opportunities, in various award types, that focus on the long-term performance of the Company and align the interests of senior officers with those of shareholders;

•	continued with three annual goals for performance-based LTI program;

•	continued with 100% cliff-vesting at the end of the three-year performance period for any earned performance-based LTI;

•	2024 LTI target award opportunity was granted in a mix as follows:

	Percent of LTI Target Award Opportunity Delivered as:
	Performance Shares	Time-Based Vesting Restricted Shares

CEO	75%	25%

All Other Named Executive Officers	60%	40%

46

Compensation Discussion and Analysis

•	year one of the 2024-2026, year two of the 2023-2025 and year three of the 2022-2024 Performance Shares were earned at 75.78% of target for the 2024 assessment period; and

•	granted special long-term equity recognition award to three named executive officers.

Annual Say on Pay Vote

The frequency of the Company’s Say on Pay vote is annual and, as such, the Committee considers the shareholder advisory vote on executive compensation as disclosed in the Company’s Proxy Statement each year. In 2024, 99% of the shares represented at the meeting approved the Say on Pay proposal. The Committee considered this result as a factor in its decision to maintain the general design of the Company’s compensation programs.

However, we continue to evaluate our executive compensation program and make changes to further align with our strategic priorities and to reward short- and long-term business success. We designed a program that aligns with shareholder interests, incentivizes growth and operational excellence, and demonstrates a clear linkage between compensation and performance. The program continues to seek to ensure pay for performance and minimize incentives for management to take excessive risks. The Committee worked with management and its independent compensation consultant, as described later in this document, to review current compensation programs, including the incentive plans.

Executive Compensation Philosophy, Objectives, and Design

Our executive compensation philosophy is to provide market-based pay opportunities with incentive payouts aligned with the achievement of the Company’s overall short- and long-term business strategy, performance goals, and results. The design of our executive compensation programs allocates total compensation to fixed and variable pay elements resulting in a mix of short-term and long-term pay elements. The Committee continually evaluates our executive compensation programs to ensure that the Company provides market-competitive opportunities that enable us to attract and retain highly qualified individuals to lead the organization and drive business success. Our executive compensation programs are designed to achieve the following objectives:

Pay-for-Performance Framework

●	Align a significant portion of compensation with the achievement of multiple performance goals that motivate and reward executives based on Company, business unit, and individual performance results.

●

Attract and retain exceptional talent with the leadership abilities and experience necessary to develop and execute business strategies, achieve outstanding results, and build long-term shareholder value.

●	Support achievement of the Company’s vision and strategy.

●	Create an ownership mindset that closely aligns the interests of management with those of shareholders.

●

Provide appropriate balance between the achievement of both short- and long-term performance objectives, with clear emphasis on affordability, managing the sustainability of the business, and mitigation of risk.

The Committee believes that a majority of a senior officer’s compensation should be “at risk” and based upon the achievement of corporate and business unit results, the Company’s share price performance, as well as the individual’s performance. As a result, senior officers participate in incentive programs that provide them with the opportunity to earn awards that are directly tied to the Company’s performance and that drive sustainable long-term shareholder value. The Company’s compensation programs provide an incentive for senior officers to meet and exceed performance goals.

Executives are held accountable for results and rewarded with above target payout amounts for performance that exceeds target goals. When target goals are not met, award payouts are designed to deliver below target payouts or no payouts. We believe the combination of our annual incentive awards and long-term equity incentive awards align the interests of our senior officers with the interests of our shareholders.

CEO and Other Named Executive Officers Pay Mix

While we believe that a majority of an executive officer’s target compensation opportunity should be performance- based, we do not have a specified formula that defines the overall weighting of each element. We believe that the higher a role is positioned within the organizational structure, the greater the emphasis on performance-based compensation should be. As such, the CEO has a greater percentage of his compensation opportunity that is performance-based through higher target opportunities for STIP and LTI, as compared to the compensation opportunities of the other named executive officers. At-risk compensation consists of annual cash incentive awards and performance shares that are contingent upon the achievement of pre-established performance goals. Restricted shares, which are not classified as at-risk compensation, have value at vesting reflecting the Company’s stock price performance since date of grant, which aligns to shareholders’ experience. The following charts illustrate the typical Target Total Direct Compensation mix for our President and CEO and the other named executive officers combined and includes the pay elements of base salary, STIP (at target), restricted shares, and performance shares (at target). Pay mixes shown below are based on target amounts for the regular incentive plans during fiscal year 2024, excluding special awards.

47

Compensation Discussion and Analysis

Typical Target Compensation Mix

Elements of Compensation for Named Executive Officers

The Committee determines the elements of total direct compensation that we provide to our senior officers, a group that includes the named executive officers. The elements of our executive compensation program of our named executive officers and the objectives for each are as follows:

Compensation Element	Type	Considerations	Objectives	For More Information

Base Salary	Fixed Compensation	• Reviewed annually • Adjusted, when appropriate based on role and scope of responsibilities, skills, experience, sustained individual contribution, and comparison to market- comparable jobs	• Provide competitive compensation for day-to-day responsibilities • Attract and retain qualified senior officers • Balance risk-taking	Page 60

Short-Term Incentive Plan (STIP)	Variable At-Risk Performance- Based Compensation

•  Annual performance period

•  Target payout opportunity established as percentage of earnings for each senior officer based on role

•  Performance measures selected to align with our business strategy

•  Multiple performance measures that reflect key operational and financial measures of success

•  Payout based on achievement of predetermined goals

			• Motivate and reward senior officers for achievement of critical near-term performance goals that support the Company’s strategic business objectives	Page 61

Long Term Incentives (LTI)	Time-Based Fixed Compensation	Restricted Stock		Page 65
		• Accounts for 25% for CEO and 40% for other named executive officers of total LTI award opportunity • Shares vest ratably over three years	• Align interests of senior officers and shareholders • Support retention • Support meaningful stock ownership

	Variable At-Risk Performance- Based Compensation	Performance Shares		Page 63

•  Accounts for 75% for CEO and 60% for other named executive officers of total LTI award opportunity

•  Provides opportunity to earn shares based on achievement of multiple specific performance goals

•  Given the continued complexity of goal setting in the current business environment, financial measures for 2024-2026 LTI awards are established and assessed independently for each of three one-year performance periods (2024, 2025, and 2026) with goals set early in each performance period

•  Drive long-term value creation for shareholders

•  Motivate and reward senior officers for achievement of strategic business objectives over a three-year period

•  Align the interests of senior officers with the long-term interests of the Company and shareholders

48

Compensation Discussion and Analysis

2025 Executive Incentive Plans

For the 2024 incentive plan designs, the Company continues to focus on pay-for-performance alignment by using multiple financial measures to strongly drive our key business objectives and shareholder value. Additional details regarding the 2025 incentive plan designs will be presented in our 2026 Proxy Statement.

Process for Determining Executive Compensation

Role of the Compensation and Talent Management Committee

The Committee designs and administers the Company’s executive compensation programs and policies, including regularly reviewing the program and policy objectives, applicable new legal and regulatory practices, evolving best practices, and corporate governance trends. The Committee and members of the Board of Directors determine the compensation of the CEO. The CEO’s total compensation is the same design as the other named executive officers consisting of base salary, STIP, and LTI award opportunities. The CEO does not participate in recommendations or discussions related to his own compensation. As part of its responsibility for executive compensation, the Committee annually reviews and determines the compensation of each of our senior officers, including the named executive officers listed in the Summary Compensation Table of this Proxy Statement, based on individual performance, including consideration of ethical behavior, achievement of planned goals, relevant market comparisons, the recommendations of the CEO, and other factors. The Committee reviews the costs and short- and long-term benefits of the compensation arrangements it considers and approves for senior officers. Under the Kelly Services, Inc. Equity Incentive Plan, the Committee may delegate its authority to the CEO and/or to other executive officers of the Company, to grant Awards under the Plan to Employees who are not Section 16 Reporting Persons or Senior Vice Presidents or officers of higher rank, in which case actions taken by the CEO and/or other executive officers pursuant to such delegated authority shall have the same effect as if taken by the Committee. The CEO shall periodically notify the Committee of any grants made pursuant to such delegation of authority.

The responsibilities of the Committee are defined in its charter, which can be found on the Company’s website at kellyservices.com.

Role of the Independent Compensation Consultant

Pay Governance LLC is the Committee’s independent compensation consultant (the “Consultant”). The Committee considers analysis and guidance from the Consultant when making compensation decisions on plan design; the merits of various incentive plan performance measures; senior officer pay levels, including that of the CEO and our other executive officers, relative to peer group and other market data; composition of peer group companies; stock ownership requirements; and other pay practices. In addition, the Consultant updates the Committee on market trends and best practices in executive compensation and as requested, provides data and guidance on other items such as non-employee director compensation. The Committee uses its own independent judgment to make all decisions related to the compensation of the Company’s senior officers.

During 2024, the Consultant regularly attended Committee meetings and communicated with the Chairman of the Board and the Committee Chairman outside of Committee meetings. The Committee regularly meets with the Consultant in private session (without members of management). As directed by the Compensation and Talent Management Committee, the Consultant also met with the Senior Vice President and Chief People Officer (“Chief People Officer”), Senior Vice President, General Counsel and Corporate Secretary (“Corporate Secretary”), and members of the Executive Compensation, Finance, and Corporate Governance teams of the Company. The Committee’s Consultant participated in all Committee meetings related to executives, base salary considerations, establishing incentive plans, and determining the payouts of incentive plans, while providing the Committee with advice on the corresponding implications for both management and shareholders. The Consultant maintains a direct reporting relationship to the Committee on all compensation matters.

The Committee conducts an annual assessment of the Consultant’s independence, using factors established by Nasdaq. The Consultant provided no services to the Company in 2024 other than services to the Committee. The Committee reviewed and affirmed the independence of the Consultant as the Compensation Consultant to the Committee and concluded the work performed by the Consultant did not raise a conflict of interest.

49

Compensation Discussion and Analysis

Role of Management

The Committee consults with the CEO and the Chief People Officer to obtain feedback with respect to the strategic direction of our executive compensation programs.

The CEO makes recommendations for each of the executive officers about elements of their total compensation. His recommendations are based on the assessment of each executive officer’s performance, as well as the performance of their respective business or function and other factors. The Committee takes into consideration the recommendations of the CEO when determining the compensation of the other executive officers.

In addition, the CFO provides periodic financial updates and information to the Committee to aid in establishing incentive plan goals and determining payout amounts.

The Committee consults with the Corporate Secretary and the Consultant on matters related to executive and director stock ownership requirements and director compensation.

Comparator Data

The Committee uses third-party survey data for comparably sized general industry companies and available data from a select group of peer companies in determining the competitive positioning of our compensation programs. Comparator data is also used as one of several inputs to establish the individual compensation opportunities of each of our senior officers, including the named executive officers.

Each senior officer’s performance is reviewed (see Senior Officer Performance Reviews and Succession Planning below) and compensation decisions are made on an annual basis (or as a senior officer’s duties and responsibilities change). Base salaries, target STIP, and target LTI opportunities are benchmarked against a group of comparable executive positions in general industry companies of similar revenue size as reflected in multiple third-party surveys. We seek to establish target total direct compensation opportunities (defined as base salary, target STIP, and target LTI) for our named executive officers that are near a competitive range of the median of the market data.

Compensation ultimately earned from these opportunities can vary from the targeted levels based on Company, business unit, and individual performance. Various other factors are taken into consideration and in certain circumstances, we may target pay above or below the competitive median. Individual target total direct compensation may be above or below the median depending on Company performance, cost considerations, the role’s scope of responsibilities, individual experience and performance, and any succession, retention, or internal equity considerations. The Company has taken a conservative approach to target long-term incentive opportunities generally below market median for senior officers. This approach supports the Company’s efforts to reduce costs in connection with its investment strategy and its goal to become more profitable.

In setting 2024 target compensation, the Committee performed a competitive executive compensation analysis, which included an analysis of third-party survey data prepared internally by the Company’s executive compensation group, and a peer group review of CEO and CFO pay prepared by the Consultant. Third-party general industry survey data from Aon, Pearl Meyer, and WTW were used to prepare the survey analysis. Specific companies that participated in the third-party surveys were unknown and not a factor in the Committee’s deliberations. The Consultant reviewed the survey analysis for the Committee.

The Consultant worked with the Committee and management to develop a group of peer companies to be used for market comparison purposes in terms of CEO and CFO pay levels and executive pay practices. We do not believe many companies compete directly with us in all areas of our business or are of similar size. However, in order to have a reference group of publicly traded comparators, the Consultant identified a group of relevant companies that compare to Kelly in at least some areas of our business. The resulting group of twelve comparator companies consists solely of staffing and HR-focused companies with generally similar annual revenues and recent market cap. The majority are multi-national/ global companies headquartered in U.S. The following group of companies includes direct peers and a balanced mix of some significantly smaller and larger companies in similar industries and was unchanged from last year. The peer group was used by the Committee and management as another reference point when assessing 2024 executive pay practices and CEO and CFO pay levels:

2024 Peer Group

● Korn Ferry	● Barrett Business Services, Inc.	● ManpowerGroup Inc.

● Adecco Group AG	● Heidrick & Struggles International, Inc.	● Randstad NV

● AMN Healthcare Services, Inc.	● Insperity, Inc.	● Robert Half International Inc.

● ASGN Inc.	● Kforce Inc.	● TrueBlue, Inc.

50

Compensation Discussion and Analysis

The Committee considers peer group and general industry survey data as a point of reference, not the sole factor in determining senior officers’ compensation. The third-party survey data and peer group analysis represent “Market Data” when referenced throughout this Compensation Discussion and Analysis. The Committee considers all resources provided as part of a holistic process that also includes officer performance and the recommendations of the Company’s CEO regarding total compensation for senior officers.

In addition to Market Data and for use as background information, the Executive Compensation group provides the Committee with comprehensive detail illustrating historical target and actual total compensation data and long-term incentive grant detail that includes grant date fair value as well as the intrinsic value of outstanding award opportunities.

The Committee reviews this detail for the executive officers and believes it is useful multi-year reference information, along with other perspectives, when making compensation decisions to reflect the Company’s executive compensation philosophy and performance.

Senior Officer Performance Reviews and Succession Planning

Annually, the Committee conducts a comprehensive review of performance, leadership development initiatives, and succession planning for senior officers. Combined, these processes are used to identify, develop, and evaluate the Company’s senior officers.

The Chief People Officer, with input from the CEO, prepares detailed executive performance review information for each of the senior officers, including named executive officers (other than the CEO). The performance review information for each of the senior officers includes key annual initiatives, performance results, and development opportunities. The CEO reviews the performance of the other senior officers and presents their individual performance assessments, development plans, and succession strategies to the Committee.

During the individual performance assessments, the Committee asks questions, renders advice, and makes recommendations on matters that include individual development needs, succession planning, and retention. Senior officers are not present during the discussion of their performance by the Committee. The Committee uses each executive’s individual performance assessment, the compensation analysis discussed in the previous section, and the recommendations of the CEO, to determine compensation for the senior officers.

In the fourth quarter of the year the CEO presented his performance self-evaluation which included a review of performance of the organization against strategy and business plans.

Periodic sessions are held to discuss talent and development for multiple levels of the organization, increasing transparency and understanding of talent across leadership teams and business units. Development plans are crafted to prepare emerging talent for future opportunities, including stretch assignments, formal training, experiential learning opportunities and formal coaching.

The Board approves the Company’s executive succession plan annually, including updates, and in connection with the performance assessments. The plan includes all executives at the senior officer level, as well as their potential successors from within the Company in the event of an emergency or departure of a senior officer. Documentation includes detailed executive performance review information as discussed above, readiness assessments, and a review of the health and unique attributes of succession pipelines.

Transition Planning

Mr. Thirot retired from his position as Chief Financial Officer effective December 2, 2024. In connection with his retirement as an officer of the Company, Mr. Thirot received the benefits outlined in his Employment Agreement previously filed on September 20, 2024.

Mr. Anderson joined Kelly Services as Executive Vice President, Chief Financial Officer in waiting on October 14, 2024 and formally assumed the role as Kelly’s Chief Financial Officer with Mr. Thirot’s retirement on December 2, 2024. In connection with his hiring, Mr. Anderson received the benefits outlined in his offer letter and Executive Compensation Agreement previously filed on September 12, 2024.

51

Compensation Discussion and Analysis

Compensation Programs: Decisions and Actions in 2024

The Committee believes the actions detailed below supported the strategic direction of the Company and helped position it for long-term success in achieving its goals.

Base Salary

Base salaries for senior officers, including the named executive officers are within a competitive range of the Market Data to ensure that the Company can attract and retain the executives necessary to successfully lead and manage the organization. Base salaries generally fall within a range (+/- 15%) around the median of salaries in the Market Data, as individual base salaries will vary based upon the factors described below. Based on Market Data available at the time of the review in November 2024, we determined that the base salaries of our named executive officers were, on average, within this competitive range of the market medians for comparable roles. Base salary is only one component of target total direct compensation and may be affected by other components to ensure that target total direct compensation meets compensation objectives.

The Committee reviews the base salaries of senior officers, including the named executive officers, on an annual basis (or as a senior officer’s duties and responsibilities change). Base salaries are determined by the Committee for each of the senior officers based on various factors, including the scope and responsibilities of the role, an individual’s experience and performance in the role, their current level of pay compared to Market Data, internal pay equity, the recommendations of the CEO, and consideration of the Company’s salary adjustment budget.

The Company’s annual total compensation review and target pay adjustment process for all employees, including the senior officers, typically occurs during the first quarter to coincide with the timing of any potential incentive award payouts. The timing alignment of compensation elements is intended to reinforce the Company’s pay-for-performance philosophy and provide each employee with their “total compensation” overview. In November 2023, the Committee conducted its annual market review of base salaries of the senior officers, including named executive officers.

The Company performed a compensation review which resulted in four named executive officer receiving a base salary increase for 2024.

In consideration of the factors noted above, as well as the time since the last increase, the following base salaries for the named executive officers were approved by the Committee in 2024:

Named Executive Officer	Year of Last Base Salary Increase	2023 Base Salary	2024 Base Salary	Adjustment%

Peter W. Quigley	2022	$900,000	$975,000	8.3%

Troy R. Anderson	—	—	$650,000	0.0%

Vanessa P. Williams	2023	$475,000	$500,000	5.3%

Daniel H. Malan	2022	$443,000	$454,000	2.5%

Nicola M. Soares	2023	$384,300	$410,000	6.7%

Former Executives

Olivier G. Thirot	—	$681,000	$681,000	0.0%

Dinette Koolhaas	—	$569,203	$569,203	0.0%

Notes:

•	Amounts represent base salaries in effect on December 31 of each applicable year;

•	amount for Mr. Anderson reflects the terms of his offer of employment; and

•

amounts reported for Mr. Thirot and Ms. Koolhaas are converted from Swiss Francs to U.S. Dollars at an exchange rate of 1 CHF = 1.135 USD. This is calculated using the IRS Yearly Average Currency Exchange Rate for Switzerland for 2024 of 0.881 (1 CHF ÷ 0.881 = $1.135).

Annual Cash Incentive

The Committee believes that the named executive officers should have a meaningful percentage of their total compensation earned through annual “at risk” performance-based incentives. The percentage of target total compensation at risk under the terms of the STIP increases significantly as the individual executive’s responsibilities and influence on overall corporate performance results increase. The STIP design encourages executives to meet and exceed the Company’s short-term goals that align with overall corporate strategy and improvement of shareholder value.

52

Compensation Discussion and Analysis

The STIP target opportunity is established as a percentage of each individual’s actual base salary earnings and is targeted near the median Market Data, but may vary based upon individual factors, internal equity, and other considerations. STIP payments can range from 0% to the maximum of 200% of target based on results relative to the goals set at the start of the year. In November 2023, the Committee reviewed the target incentive opportunity for each of the named executive officers and made one change to better align to the Market Data.

The following table shows the 2023 and 2024 STIP target opportunities, as a percent of base salary, for our named executive officers:

Named Executive Officer	2023 STIP Target %	2024 STIP Target %

Peter W. Quigley	120%	120%

Troy R. Anderson	n/a	85%

Vanessa P. Williams	65%	75%

Daniel H. Malan	55%	55%

Nicola M. Soares	55%	55%

Former Executives

Olivier G. Thirot	85%	85%

Dinette Koolhaas	55%	n/a

Note:

•

As part of the sale of our EMEA staffing operations, Ms. Koolhaas’ employment with the Company terminated March 31, 2024. As a result, she was not entitled to a payment under the STIP and instead received a termination payment as detailed in the “Potential Payments Upon Termination or Change in Control 2024” section below.

In the months leading up to year-end, the Committee reviews and determines the objectives, performance measures, and other terms and conditions of the STIP for the following plan year. For 2024, the Committee approved the use of earnings before interest, taxes, depreciation, and amortization (“EBITDA”) as the measure for the corporate component of the STIP. The Committee selected this financial measure for the STIP because it aligned with business objectives and value creation, provided balance, ensured a strong pay-performance linkage, and line of sight for senior officers, including the named executive officers.

Payout for threshold performance under the corporate component of STIP is set at 50% of a named executive officer’s target payout opportunity, with zero payout earned for performance below threshold. Achievement of target performance results in target payouts for the named executive officers. Performance above target earns incentive payouts above target and up to the maximum of 200% of target.

Performance measures used for purposes of funding STIP are the same as defined in the Company’s GAAP financial statements, excluding as determined by the Committee special items such as: changes in accounting principles, gains or losses on acquisitions or divestitures, changes in budget due to acquisitions or divestitures, restructuring expenses, and other unusual items, which are defined as such and quantified in the financial statements and/or footnotes to the Company’s Annual Report on Form 10-K. Adjustments would apply only to unbudgeted items.

For determining the final 2024 STIP funding, additional consideration was made to adjust for certain unbudgeted special items outside of management control, including the impact of hurricanes and executive transitions, that resulted in an unfavorable impact to the Company’s financial performance.

In February 2024, the Committee determined and approved threshold, target, and maximum performance goal levels for the 2024 STIP. The threshold goal was set at a level for which the Committee believed it was appropriate to start earning incentives. At expected performance levels the target goal was set at the budgeted EBITDA.

Maximum goals were set at significant stretch levels, which the Committee believed warranted the earning of 200% of target payouts. For the 2024 STIP, funding for Messrs. Quigley, Anderson, Thirot, and Ms. Williams was based 100% on Corporate measures. Funding for Mr. Malan and Ms. Soares was based 50% on Corporate measures and 50% on individual business segment measures. Straight-line interpolation occurs for the achievement of performance between the specified financial performance goals shown below. Participants also had an individual performance component which is funded (30%) from the financial performance results. The individual performance payout can be adjusted upward or downward based on

53

Compensation Discussion and Analysis

each leader’s performance against established Objectives, Goals, Strategies, Measures (“OGSMs”) and other financial and non-financial considerations. The goals at threshold, target, and maximum for the 2024 STIP, as well as resulting performance for the measure of the corporate component were as follows:

		2024 Performance Goals
Corporate Component	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	2024 Performance	2024 Funding

EBITDA ($)	100%	$128.0	$160.0	$200.0	$133.7	58.9%

$ in millions						58.9%

Daniel H. Malan

Mr. Malan’s STIP opportunity was based 50% on the corporate measures and 50% on the business unit measure for which he was accountable. Performance results for each of Mr. Malan’s measures are as follows:

		2024 Performance Goals
Corporate Component and Business Unit Performance Measures	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	2024 Performance	Funding (% of Target)

Corporate EBITDA ($)	50%	$128.0	$160.0	$200.0	$133.7	58.9%

Business Unit Gross Profit ($)	25%	$233.0	$291.3	$364.1	$254.5	68.3%

Business Unit EBITDA ($)	25%	$75.5	$94.4	$118.0	$77.5	55.0%

$ in millions	100%					Weighted Funding 60.3%

Nicola M. Soares

Ms. Soares’ STIP opportunity was based 50% on the corporate measures and 50% on the business unit measure for which she was accountable. Performance results for each of Ms. Soares’ measures are as follows:

		2024 Performance Goals
Corporate Component and Business Unit Performance Measures	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	2024 Performance	Funding (% of Target)

Corporate EBITDA ($)	50%	$128.0	$160.0	$200.0	$133.7	58.9%

Business Unit Gross Profit ($)	25%	$113.6	$142.0	$177.5	$141.2	98.5%

Business Unit EBITDA ($)	25%	$34.7	$43.3	$54.2	$45.3	117.2%

$ in millions	100%					Weighted Funding 83.4%

Under the terms of the STIP, the Committee retains the right in its discretion to adjust a STIP award based on Company, business unit, or individual performance. The Committee has no discretion to increase a STIP award for named executive officers, outside of the aforementioned parameters. STIP awards made in 2024 to named executive officers are subject to the Company’s Clawback Policy.

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Compensation Discussion and Analysis

Based on funding of awards based on the financial performance results, as detailed above, and consideration of individual performance results, at its February 11, 2025 meeting, the Committee reviewed and approved payments to the named executive officers in accordance with the STIP provisions as follows:

Named Executive Officer	2024 Base Salary Earnings	2024 STIP Target as % of Salary	2024 STIP Payout at Target	2024 Payout as a Percentage of Target	2024 STIP Payout

Peter W. Quigley	$954,808	120%	$1,145,769	58.9%	$675,000

Troy R. Anderson	$125,000	85%	$106,250	59.3%	$63,000

Vanessa P. Williams	$493,269	75%	$369,952	67.6%	$250,000

Daniel H. Malan	$451,038	55%	$248,071	64.5%	$160,000

Nicola M. Soares	$403,081	55%	$221,694	99.2%	$220,000

Former Executives

Olivier G. Thirot	$681,000	85%	$578,850	58.9%	$374,993

Dinette Koolhaas	$142,301			0.0%	n/a

Notes:

•	2024 STIP Payout amounts for all active named executive officers are rounded to the nearest thousand;

•	Mr. Quigley’s final payout percentage of 58.9% was determined by the Committee based on overall assessment of the Company’s 2024 results; and

•	For consistency, Mr. Thirot’s amount is shown in USD using the IRS Yearly Average Currency Exchange Rate for Switzerland of 1.135. The actual exchange rate reflects the then-current rate;

•

As part of the sale of our EMEA staffing operations, Ms. Koolhaas’ employment with the Company terminated March 31, 2024. As a result, she was not entitled to a payment under the STIP and instead received a termination payment as detailed in the “Potential Payments Upon Termination or Change in Control 2024” section below.

Special Awards

As part of the total pay package necessary to recruit Mr. Anderson, a cash sign-on bonus of $750,000 was provided to offset the value of his former employer’s bonus payout he was walking away from.

Long-Term Incentives

The EIP provides for long-term incentives that reward executives for achieving the Company’s long-term growth and profitability goals. Long-term incentive compensation is also intended to help the Company retain key employees, and provide those employees shared financial interests with the Company’s shareholders and positively influence their job performance and longer-term strategic focus. The EIP allows for grants of equity and non-equity awards to key employees.

The Committee believes that compensation programs for the Company’s senior officers should include strong alignment between pay and performance, with a significant portion of “at risk” pay. As a result, the Committee has provided regular long-term incentives for senior officers, including the named executive officers that heavily emphasize performance shares and places a lower weighting on restricted stock. In 2024 our CEO continued to receive a heavily performance-based LTI grant with 75% weighting in performance shares (at target) and 25% in restricted stock. All other named executive officer’s LTI awards were 60% performance shares (at target) and 40% restricted stock.

On average, target LTI awards granted to senior officers have historically been and remained below market median for 2024. The target LTI award amounts for each senior officer, including the named executive officers, are based on an established value for each officer level. The number of shares granted to each named executive officer is based on the grant value and closing stock price on the date of grant and can be found in the “Grants of Plan-Based Awards” table, later in this document.

Performance measures used for purposes of funding LTI are the same as defined in the Company’s GAAP financial statements, excluding as determined by the Committee special items such as: changes in accounting, principles, gains or losses on acquisitions or divestitures, changes in budget due to acquisitions or divestitures, restructuring expenses, and other unusual items, which are defined as such and quantified in the financial statements, and/or footnotes to the Company’s Annual Report on Form 10-K. Adjustments would apply only to unbudgeted items. For 2024, additional consideration was made to certain special items related to the Company’s restructuring.

55

Compensation Discussion and Analysis

LTI grants and any performance-based awards made under the EIP are subject to the Company’s Clawback Policy.

Performance Shares

Performance shares provide senior officers with the opportunity to earn shares, from zero to 200% of their target opportunity, based on achievement of pre-established and goals for specified performance measures.

	Threshold	Target	Maximum

Payout as a % of Target	50%	100%	200%

Threshold goals are typically set at levels the Committee believes appropriate to start earning incentives. Target goals are set at budgeted levels, which are considered “challenging but achievable”. Maximum goals are set at significant stretch levels which the Committee believes warrant the earning of two times target payout. Straight line interpolation occurs for achievement of performance between threshold and target, and between target and maximum. Performance awards are granted in the form of Performance Share Units, which are not eligible for dividends or dividend equivalents.

For the 2024-2026 grant of performance shares, the two equally weighted financial measures, revenue growth and EBITDA margin, have one-year goals established for each of the three performance periods (2024, 2025, and 2026) that are set in the beginning of each performance period. This design provides the ability to set meaningful goals that drive profitable growth in the continued unpredictable economic climate. In February 2024, the Committee approved goals at threshold, target, and maximum levels of performance for each of the measures for 2024. At the end of the 2024 performance period in early 2025, results for each of the two financial measures, determined the achievement and earning of shares for one-third of the award opportunity. For the 2025 performance period, goals will be approved in early 2025 with results being reviewed in early 2026, and the 2026 performance period goals will be approved in early 2026. Any earned shares will vest 100% upon Committee approval on the third anniversary of the grant (February 2027).

The following target number of performance shares were awarded to the named executive officers in 2024:

Target Number of 2024-2026 Performance Shares Awarded
Name	Financial Measures		Total Number of Performance Shares @ Target
	Revenue Growth	EBITDA Margin

Peter W. Quigley	40,545	40,545	81,090

Troy R. Anderson	n/a	n/a	n/a

Vanessa P. Williams	8,560	8,560	17,120

Daniel H. Malan	4,790	4,790	9,580

Nicola M. Soares	4,155	4,155	8,310

Former Executives

Olivier G. Thirot	14,596	14,596	29,192

Dinette Koolhaas	n/a	n/a	n/a

Note:

•

As part of the sale of our EMEA staffing operations, Ms. Koolhaas’ employment with the Company terminated March 31, 2024. As a result, she was not entitled to receive a performance share award and instead received a termination payment as detailed in the “Potential Payments Upon Termination or Change in Control 2023” below.

In the event of a senior officer’s termination of employment due to death, disability, normal retirement, or termination not for cause, the officer will receive a prorated award of performance shares based on actual results achieved, if any. Normal retirement is defined as age 62 with at least five years of service, or a combination of age plus years of service equal to 70, with a minimum age of 60. In order to be eligible for a prorated award due to termination by the Company not for cause, a senior officer must have been employed for at least one year after the date the grants were approved by the Committee. The prorated amount is based on the number of whole months in the performance period that were worked by the senior officer prior to termination divided by 36. In the case of termination not for cause in connection with a change in control, performance shares vest immediately at target amounts.

56

Compensation Discussion and Analysis

2022-2024 Long-Term Incentive Performance Results – Year 3

The 2022-2024 performance shares have two financial measures, revenue growth and EBITDA margin, which have three one-year goals set in the beginning of each performance year. In February 2024, the Committee approved goals at threshold, target, and maximum levels of performance for each of the measures for the 2024 portion of the award opportunity. During its February 11, 2025 meeting, the Committee approved the results for the 2024 performance year. Earned shares vested 100% upon Committee approval. Aggregate funding for all performance measures during the 2024 performance year was 75.78% of target. The final performance results for the 2024 performance year are provided in the following chart:

Financial Performance Measures ($ in millions)		2024 Performance Goals			2022 Year 3 Actual Results(1)	Payout as % of Target
	Weighting	Threshold 50%	Target 100%	Maximum 200%

Revenue Growth	50.0%	$3,840.7	$4,267.4	$4,694.1	$4,062.8	76.03%

EBITDA Margin	50.0%	2.81%	3.75%	4.69%	3.29%	75.53%

				Weighted Payout:		75.78%

(1)	2024 performance amount includes adjustments for considerations approved by the Committee.

As a result of the above level of achievement for each of the performance measures for year 3 of the 2022-2024 LTI award, the Committee approved the following number of earned performance shares for each named executive officer.

	Financial Measure: Revenue Growth		Financial Measure: EBITDA Margin		Total # of Year 3 Performance Shares Earned
	Payout as % of Target: 76.03%		Payout as % of Target: 75.53%
Name	Year 3 Target # of Shares	Year 3 # of Shares Earned	Year 3 Target # of Shares	Year 3 # of Shares Earned

Peter W. Quigley	10,611	8,068	10,611	8,014	16,082

Vanessa P. Williams	2,377	1,807	2,377	1,795	3,602

Daniel H. Malan	1,729	1,315	1,729	1,306	2,621

Nicola M. Soares	1,427	1,085	1,427	1,078	2,163

Former Executive

Olivier G. Thirot	5,065	3,851	5,065	3,826	7,677

2023-2025 Long-Term Incentive Performance Results – Year 2

The 2023-2025 performance shares have two financial measures, revenue growth and EBITDA margin, which have three one-year goals set in the beginning of each performance year. In February 2024, the Committee approved goals at threshold, target, and maximum levels of performance for each of the measures for the 2024 portion of the award opportunity. During its February 11, 2025 meeting, the Committee approved the results for the 2024 performance year. Earned shares will vest 100% upon the third anniversary of the grant (February 2026). Aggregate funding for all performance measures during the 2024 performance year was 75.78% of target (as shown in the 2024 Performance Goals table above).

As a result of the above level of achievement for each of the performance measures for year 2 of the 2023-2025 LTI award, the Committee approved the following number of earned performance shares for each named executive officer.

	Financial Measure: Revenue Growth		Financial Measure: EBITDA Margin		Total # of Year 2 Performance Shares Earned
	Payout as % of Target: 76.03%		Payout as % of Target: 75.53%
Name	Year 2 Target # of Shares	Year 2 # of Shares Earned	Year 2 Target # of Shares	Year 2 # of Shares Earned

Peter W. Quigley	17,545	13,339	17,545	13,252	26,591

Vanessa P. Williams	2,582	1,963	2,582	1,950	3,913

Daniel H. Malan	2,072	1,575	2,072	1,565	3,140

Nicola M. Soares	1,712	1,302	1,712	1,293	2,595

Former Executive

Olivier G. Thirot	5,784	4,398	5,784	4,369	8,767

57

Compensation Discussion and Analysis

2024-2026 Long-Term Incentive Performance Results – Year 1

As described above, the 2024-2026 performance shares have two financial measures, revenue growth and EBITDA margin, which have three one-year goals set in the beginning of each performance year. In February 2024, the Committee approved goals at threshold, target, and maximum levels of performance for each of the measures for the 2024 portion of the award opportunity. During its February 11, 2025 meeting, the Committee approved the results for the 2024 performance year. Earned shares will vest 100% upon the third anniversary of the grant (February 2027). Aggregate funding for all performance measures during the 2024 performance year was 75.78% of target (as shown in the 2024 Performance Goals table above).

As a result of the above level of achievement for each of the performance measures for year 1 of the 2024-2026 LTI award, the Committee approved the following number of earned performance shares for each named executive officer.

	Financial Measure: Revenue Growth		Financial Measure: EBITDA Margin		Total # of Year 1 Performance Shares Earned
	Payout as % of Target: 76.03%		Payout as % of Target: 75.53%
Name	Year 1 Target # of Shares	Year 1 # of Shares Earned	Year 1 Target # of Shares	Year 1 # of Shares Earned

Peter W. Quigley	13,514	10,275	13,514	10,207	20,482

Vanessa P. Williams	2,853	2,169	2,853	2,155	4,324

Daniel H. Malan	1,596	1,213	1,596	1,205	2,418

Nicola M. Soares	1,384	1,052	1,384	1,045	2,097

Former Executive

Olivier G. Thirot	4,865	3,699	4,865	3,675	7,374

Restricted Stock

The Committee considers restricted stock to be an effective vehicle to support the Company’s long-term compensation objectives:

●	alignment with shareholder interests;

●	facilitate retention through an extended pro rata vesting structure; and

●	support meaningful stock ownership.

At its February 13, 2024 meeting, the Committee approved restricted stock grants for senior officers, including the named executive officers, which vest ratably over three years, as detailed in the Summary Compensation Table and the Grants of Plan Based Awards Table. This grant of restricted shares represents 25% for the CEO and 40% for all other senior officers’ target long-term incentive grant. The Company believes that restricted stock is an important component of total compensation for our named executive officers and the three-year, pro rata vesting feature supports the Company’s retention objective. Any remaining unvested portion of restricted stock awards is forfeited upon voluntary termination, normal retirement, and involuntary termination for cause or not for cause, unless termination not for cause is in connection with a change in control. In the case of termination not for cause in connection with a change in control, all restricted stock shares or units vest immediately. Restricted stock is prorated in the event of termination due to death or disability.

Special Awards

In 2024, there were special recognition awards made to Messrs. Quigley and Malan and to Ms. Soares to recognize their performance during the ongoing business transformation efforts. The Committee approved a grant of restricted stock valued at approximately $200,000 for each of these three officers. These shares will cliff vest on the second anniversary date of the grant, which was made on October 15, 2024. Mr. Anderson received an award of restricted stock on October 15, 2024, with a grant date fair value of $3,500,000 in connection with his joining Kelly as Chief Financial Officer. The grant value of this award considered the outstanding incentive awards that Mr. Anderson would be forfeiting and was structured to be an inducement for him to join the Company. This award vests in two equal installments: 50% on the first anniversary of the grant date; and 50% on the second anniversary of the grant date

58

Compensation Discussion and Analysis

Retirement Benefits

Highly compensated employees in the U.S. are not eligible to participate in the Company’s qualified 401(k) plan. In order to provide a competitive total compensation package, the Company has established the Management Retirement Plan (the “MRP”). The MRP is a U.S. nonqualified defined contribution/deferred compensation plan available to all highly compensated employees, including the named executive officers, as outlined by Section 414(q)(1)(B)(i) of the Code. Employees who are working in the U.S. while on an international assignment are not eligible to participate in the MRP. All participants in the MRP can elect to defer from 2% to 25% of their annual base earnings and 2% to 50% of their annual cash incentive earnings. Matching contributions by the Company equal 50% of the first 10% of base salary and annual cash incentives deferred by a participant. Other than the MRP, there are no other retirement income plans available to the Company’s highly compensated employees in the U.S. The MRP provides all participants, including the named executive officers, with a tax gross-up of Medicare taxes incurred on contributions to the plan. The Medicare tax gross-up provides for parity with other employees who are eligible to participate in the Company’s tax-qualified 401(k) plan and therefore do not pay Medicare tax on Company contributions.

Perquisites

A modest level of perquisites is available to named executive officers:

Perquisite	Benefit	Usage in 2024

Executive Physical	To ensure senior officers monitor their health and general well-being, an annual physical examination is provided at the Company’s expense. Senior officers may also use their own physician to perform the required tests and evaluations, in lieu of using the selected facilities. For those senior officers, expenses were processed through their employee health care coverage and not through the executive physical program.	Four named executive officers utilized the formal executive physical program in 2024.

Vacation Facility	Company-owned condominium is available on a limited basis to employees at the Vice President level and above.	One named executive officer used the vacation facility in 2024.

The aggregate amount of perquisites provided in 2024 for Mr. Anderson and Mses. Williams and Soares, were less than $10,000 and therefore only the perquisites for Messrs. Quigley, Malan, and Thirot and Ms. Koolhaas are reported in the Summary Compensation Table.

Senior Executive Severance Plan

To encourage the retention of certain key executives of the Company and thereby promote the stability and continuity of management, the Senior Executive Severance Plan (“Severance Plan”) was established by the Company and approved by the Committee effective March 31, 2017. During its March 23, 2021 meeting, the Committee approved expanding the Severance Plan to include other senior officers. For 2024, all active named executive officers participated in the Severance Plan. The Severance Plan provides severance benefits in the event a participant’s employment is terminated under certain circumstances as explained and illustrated in “Potential Payments Upon Termination or Change in Control 2024” (below). The Plan does not provide excise tax gross-ups to participants under Section 280G of the Code.

The Company’s EIP provides for the immediate vesting of restricted stock and performance awards upon a qualified termination in connection with a change in control (e.g., “double trigger”), which is also explained in Potential Payments Upon Termination or Change in Control.

Under the terms of the Severance Plan covering the eligible named executive officers, each would be entitled to severance payments and benefits in the event that he or she experiences a “qualifying termination” (i.e., any termination of the participant by the Company other than for cause, disability, or death, or for good reason by a participant in connection with a change in control as is defined in the Severance Plan). A change in control will not automatically entitle an eligible named executive officer to severance benefits or equity acceleration; instead, the executive must also lose his or her job or suffer a significant adverse change to employment terms or conditions in order to be eligible for benefits under the Severance Plan. In the event of a termination for any reason, eligible named executive officers would be entitled to any earned compensation owed but not yet paid as of the date of termination. Eligible named executive officers would also be entitled to payment of vested benefits, if any. Details of the Severance Plan are provided in the “Potential Payments Upon Termination or Change in Control 2024” section of this Proxy Statement.

Mr. Thirot and Ms. Koolhaas both terminated employment in 2024 and payments made to them upon termination are detailed in the “Potential Payments Upon Termination or Change in Control 2024” section below.

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Compensation Discussion and Analysis

Governance of Executive Compensation Programs

Executive Stock Ownership and Retention Requirements

The Committee implemented minimum stock ownership and retention requirements to encourage meaningful stock ownership by the Company’s executives that aligns their interests more closely with shareholders’ interests. Annually, the Committee reviews the named executive officers stock holdings for achievement of the stock ownership requirements. The Committee periodically reviews the Executive Stock Ownership Requirements to ensure the design is consistent with current market practice and those of our peers, as determined by research performed by the Consultant. The requirements are expressed as a multiple of base salary for each level of senior officer, as shown in the table below.

2024 Minimum Stock Ownership Requirements
Multiple of Base Salary

CEO	EVP	Other Senior Officers

6x	3x	1x-1.5x

Under the ownership requirements, senior officers are required to hold (50%) of the after-tax shares acquired upon equity award vesting until compliance with the stock ownership requirements is achieved.

Shares counted toward achievement of ownership requirements include: directly owned shares, shares held by family or trusts, and 100% of unvested restricted stock awards, restricted stock units, and earned unvested performance shares.

60

Compensation Discussion and Analysis

Although there is not a fixed compliance period, it is likely that new senior officers will reach the requirements within five years from their start date. The Committee reviews each executive’s progress towards and compliance with the share ownership requirements on an annual basis. If the required level of ownership is not achieved within a reasonable period of time or an executive falls out of compliance with the requirements, the Committee can eliminate or adjust the amount of any future equity awards. Stock ownership levels must be maintained as long as the executive is employed by the Company as a senior officer and is subject to the terms of the Executive Stock Ownership Requirements.

As of February 11, 2025, all named executive officers have met their stock ownership requirement.

Incentive Compensation Recovery (“Clawback”) Policy

The Company’s Clawback Policy applies to awards granted under the STIP and EIP on or after January 1, 2011 to officers of the Company who are subject to Section 16 of the Securities Exchange Act of 1934. In early 2019, the application of the Clawback Policy was broadened to include all senior officers. These officers are required to repay or forfeit, to the fullest extent permitted by law and as directed by the Committee, any performance-based annual or long-term incentive compensation, based on the achievement of financial results that were subsequently restated due to the Company’s material non-compliance with the financial disclosure requirements of the federal securities laws, provided the amount of incentive compensation that would have been received or earned would have been lower had the financial results been properly reported. In 2023, the Company modified its policy to comply with the provisions of the new SEC and Nasdaq rules and regulations. The Clawback Policy is included as part of the Company’s updated Insider Trading Policy and Section 16 Compliance Procedures.

Hedging and Pledging of Shares

The Company’s Insider Trading Policy and Section 16 Compliance Procedures strictly prohibit the Company’s directors and all employees, including the named executive officers, from engaging in hedging, monetization or other derivative or speculative transactions in securities of the Company. This includes short sales, failing to deliver Company securities sold, put or call options, equity swaps, collars, forward sale contracts, exchange funds, holding Company securities in a margin account, or pledging Company securities as collateral for a loan. The EIP does not allow the pledging, sale, assignment, or transfer of shares in any manner, except if the Committee determines that a transfer will not violate any requirements of the SEC or IRS. The Committee may permit an inter vivos transfer by gift to, or for the benefit of, a family member of the grantee.

Tax Considerations: Deductibility of Executive Compensation

Section 162(m) of the Code places a limit of $1 million on the amount of compensation that can be deducted for tax purposes for the CEO, CFO, and other three highest paid executives listed in the Summary Compensation Table, or were listed in the Summary Compensation Table in any preceding year after 2016. Prior to 2018, the Company’s incentive compensation programs were generally designed to qualify for the performance-based exception to this limit. Beginning in 2018, effective with the Tax Cuts and Jobs Act that was enacted in December 2017, the corporate tax deduction previously available for performance-based compensation above $1 million for current or former named executive officers was eliminated. This means that pay to each current or former named executive officer in excess of $1 million is no longer tax deductible. Now that the performance-based exception is no longer available, the Company will no longer include reference to Section 162(m) related limitations or provisions or shareholder approval for this purpose. However, management and the Committee currently intend to retain as good governance, certain practices that had been in place previously for Section 162(m) purposes. These practices include: specification of guidelines for the adjustment of special items, establishing performance goals within the first ninety days of a performance period, and requiring the Committee’s certification of results prior to the payout of any award.

61

Compensation Discussion and Analysis

Compensation and Talent Management Committee Report

Prior to and at the Special Board of Directors meeting held on March 18, 2025, the Compensation and Talent Management Committee members reviewed and discussed the Compensation Discussion and Analysis presented in this Proxy Statement. Based on its review and subsequent discussions with management, the Committee approved the Compensation Discussion and Analysis and directed management to include it in this Proxy Statement.

This report is submitted by the Compensation and Talent Management Committee of the Board of Directors.

THE COMPENSATION AND TALENT MANAGEMENT

COMMITTEE

ROBERT S. CUBBIN, CHAIR

GERALD S. ADOLPH

INAMARIE F. JOHNSON

LESLIE A. MURPHY

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2024 Executive Compensation Tables

Summary Compensation Table 2024

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2),(3)(4) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5)(6) ($)	Total ($)

Peter W. Quigley	2024	954,808	—	2,381,060	—	675,000	—	117,571	4,128,439

President and Chief	2023	900,000	—	2,160,522	—	1,015,200	—	87,702	4,163,424

Executive Officer	2022	884,077	—	1,811,085	—	777,988	—	62,131	3,535,281

Troy R. Anderson	2024	125,000	750,000	3,499,998	—	63,000	—	3,750	4,441,748

Executive Vice President

and Chief Financial Officer

Vanessa P. Williams	2024	493,269	—	579,220	—	250,000	—	25,641	1,348,130

Senior Vice President and	2023	473,827	—	400,835	—	325,000	—	26,122	1,225,784

General Counsel	2022	413,115	—	405,706	—	225,600	—	20,666	1,065,088

Daniel H. Malan	2024	451,038	—	524,119	—	160,000	—	15,692	1,150,850

Senior Vice President and	2023	443,000	—	571,681	—	244,000	—	—	1,258,681

President Science,

Engineering, and Technology

Nicola M. Soares	2024	403,081	—	481,165	—	220,000	—	20,984	1,125,229

Senior Vice President and

President Education

Former Executives

Olivier G. Thirot	2024	681,000	—	987,677	—	374,993	—	77,159	2,120,828

Former Executive Vice	2023	667,200	—	897,770	—	533,093	—	88,086	2,186,148

President and	2022	620,583	—	864,388	—	443,300	—	76,181	2,004,451

Chief Financial Officer

Dinette Koolhaas	2024	142,301	—	—	—	—	—	2,304,219	2,446,520

Former Senior Vice President	2023	557,668	—	350,178	—	—	—	50,020	957,866

and President International	2022	521,865	—	368,498	—	318,900	—	32,859	1,242,122

(1)

Represents 2024, 2023, and 2022 actual base salary earnings. Mr. Anderson was hired as Chief Financial Officer in 2024. Mr. Malan was not a named executive officer in 2022 and Ms. Soares was not a named executive officer in 2023 and 2022.

(2)

The grant date fair values reported for 2024 are determined by multiplying the number of shares granted by the Market Value (“MV”) on the grant date. MV for Restricted Stock is determined by the closing price on the date of grant. MV for Performance Shares is determined by the closing stock price on the date of grant, discounted because these shares are not eligible for dividends. The MV for the Restricted Stock granted to all named officers on February 13, 2024 is $20.81. The MV for Performance Shares granted to all named officers on February 13, 2024 is $19.96. The MV for the Restricted Stock granted to Messrs. Quigley, Anderson, and Malan and Ms. Soares on October 15, 2024, is $20.32.

(3)

The maximum number of shares and award value for Performance Share awards for the 2024-2026 performance period is 200% of target shares granted. The table below shows the maximum number of shares and value for Performance Share awards based on achievement of financial measures using the values of $19.96 for shares granted February 13, 2024.

Name	Maximum Number of Performance Shares	Maximum Value of Performance Shares

Peter W. Quigley	162,180	3,237,113

Vanessa P. Williams	34,240	683,430

Daniel H. Malan	19,160	382,434

Nicola M. Soares	16,620	331,735

Olivier G. Thirot	58,384	1,165,345

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2024 Executive Compensation Tables

(4)

Amounts for named executive officers include company matching contributions to the Management Retirement Plan (“MRP”), Medicare tax gross-ups on those MRP contributions, and Ayco Benefit for Messrs. Quigley and Malan. (See table below.) The total value of perquisites provided to each named executive officer (other than Mr. Thirot and further below, Ms. Koolhaas) in 2024 was less than $10,000 and, in accordance with reporting regulations, were not required to be included in this table. Mr. Anderson and Ms. Koolhaas did not receive performance shares due to their hire date and termination date, respectively.

Name	Company Matching MRP Contributions	MRP Medicare Gross-ups	Ayco Benefit	Total All Other Compensation

Peter W . Quigley	98,500	5,109	13,962	117,571

Troy R. Anderson	3,750	—		3,750

Vanessa P. Williams	24,663	978		25,641

Daniel H. Malan	—	—	14,000	15,692

Nicola M. Soares	20,154	830		20,984

(5)

The amount reported for Mr. Thirot includes carryover costs associated with his international assignment from Switzerland to the U.S.: fees related to U.S. tax preparation of $3,959, fees related to Switzerland tax preparation of $11,075, and additional administrative expenses of $1,203, car allowance, and supplemental contribution to the government-mandated occupational pension benefit program paid through Swiss payroll. The amount reported for Ms. Koolhaas includes her representation allowance, supplemental health care allowance, supplemental contribution to the government-mandated occupational pension benefit program paid through Swiss payroll, and her severance payment as presented in the Potential Payments Upon Termination or Change in Control 2024 section.

Name	International Assignment Carryover Cost	Car Allowance	Supplemental Pension Contributions	Total All Other Compensation

Olivier G. Thirot	16,237	23,154	37,768	77,159

Name	Representation Allowance	Supplemental Health Care	Supplemental Pension Contributions	Severance	Total All Other Compensation

Dinette Koolhaas	5,108	1,609	6,062	2,291,440	2,304,219

(6)

Amounts reported for Mr. Thirot and Ms. Koolhaas are converted from Swiss Francs to U.S. Dollars at an exchange rate of 1 CHF = 1.135 USD. This is calculated using the IRS Yearly Average Currency Exchange Rate for Switzerland for 2024 of 0.881 (1 CHF ÷ 0.881 = $1.135).

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2024 Executive Compensation Tables

Grants of Plan-Based Awards 2024(1)

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units(5) (#)	Grant Date Fair Value of Stock and Option Awards(6) ($)
	Grant Date(2)	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Peter W. Quigley	STIP		572,885	1,145,769	2,291,538
	2/13/2024					40,545	81,090	162,180		1,618,556
	2/13/2024								27,030	562,494
	10/15/2024								9,843	200,010

Troy R. Anderson	STIP		53,125	106,250	212,500
	10/15/2024								172,244	3,499,998

Vanessa P. Williams	STIP		184,976	369,952	739,904
	2/13/2024					8,560	17,120	34,240		341,715
	2/13/2024								11,413	237,505

Daniel H. Malan	STIP		124,036	248,071	496,142
	2/13/2024					4,790	9,580	19,160		191,217
	2/13/2024								6,386	132,893
	10/15/2024								9,843	200,010

Nicola M. Soares	STIP		110,847	221,694	443,389
	2/13/2024					4,155	8,310	16,620		165,868
	2/13/2024								5,540	115,287
	10/15/2024								9,843	200,010

Former Executives

Olivier G. Thirot	STIP		289,425	578,850	1,157,700
	2/13/2024					14,596	29,192	58,384		582,672
	2/13/2024								19,462	405,004

(1)

The Company has not granted stock options since 2004, including 2024. Accordingly, this column has been eliminated from the table. Ms. Koolhaas did not receive plan-based awards in 2024 due to her termination.

(2)

Long-term incentive grants to named executive officers, consisting of Restricted Stock Awards/Units and Performance Shares, were approved by the Committee at its February 13, 2024, meeting for all named executive officers and its September 9, 2024, meeting for Messrs. Quigley, Anderson, and Malan and Ms. Soares.

(3)

Shown are the Threshold, Target, and Maximum payouts for which each executive was eligible under our STIP with respect to fiscal 2024 performance. Amounts actually earned with respect to these awards are included in the Summary Compensation Table as Non-Equity Incentive Plan compensation. Further detail regarding actual 2024 STIP awards appear in the Compensation Discussion & Analysis.

(4)

Performance Shares granted in 2024 are earned based upon achievement of two financial measures. These two measures are equally weighted. Achievement of a threshold level of performance on either measure results in 50% of the target shares for that measure being earned. Achievement of the target level of performance on either measure results in 100% of the target shares for that measure being earned. Achievement of the maximum level performance on either measure results in 200% of the target shares for that measure being earned by the named executive officer. Achievement between these levels for each measure is interpolated on a straight-line basis.

(5)

Restricted Stock Awards/Units granted on February 13, 2024 vest ratably on each of the first three anniversaries of the date of grant (33.3% per year). Restricted Stock Awards granted to Messrs. Quigley and Malan and Ms. Soares on October 15, 2024 will cliff vest on the second anniversary of the date of grant. Restricted Stock Award granted to Mr. Anderson on October 15, 2024 will vest ratably on each of the first two anniversaries of the date of grant (50% per year).

(6)

The grant date fair values reported for 2024 are determined by multiplying the number of shares granted by the Market Value (“MV”) on the grant date. MV for Restricted Stock is determined by the closing price on the date of grant. MV for Performance Shares is determined by the closing stock price on the date of grant, discounted because these shares are not eligible for dividends. The MV for the Restricted Stock granted to all named officers on February 13, 2024 is $20.81. The MV for Performance Shares granted to all named officers on February 13, 2024, is $19.96. The MV for the Restricted Stock granted to Messrs. Quigley, Anderson, and Malan and Ms. Soares on October 15, 2024 is $20.32.

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2024 Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year End 2024(1)

		Stock Awards
Name	Grant Year	Number of Shares or Units of Stock That Have Not Vested(2)(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)

Peter W. Quigley	2024	57,355	755,939	54,062	712,537
	2023	67,530	890,045	35,092	462,513
	2022	52,553	692,649	—	—
	2021	4,995	65,834	—	—
	2020	9,296	122,521	—	—

Troy R. Anderson	2024	172,244	2,270,176	—	—

Daniel H. Malan	2024	18,647	245,767	6,388	84,194
	2023	24,683	325,322	4,148	54,671
	2022	8,561	112,834	—	—
	2021	831	10,953	—	—
	2020	1,547	20,389	—	—

Vanessa P. Williams	2024	15,737	207,414	11,414	150,437
	2023	13,383	176,388	5,168	68,114
	2022	11,773	155,168	—	—
	2021	1,041	13,720	—	—
	2020	1,937	25,530	—	—

Nicola M. Soares	2024	17,480	230,386	5,542	73,044
	2023	8,874	116,959	3,426	45,155
	2022	7,069	93,169	—	—
	2021	625	8,238	—	—
	2020	1,163	15,328	—	—

Former Executive

Olivier G. Thirot	2024	26,836	353,698	19,462	256,509
	2023	29,977	395,097	11,572	152,519
	2022	25,083	330,594	—	—
	2021	2,527	33,306	—	—
	2020	4,703	61,986	—	—

(1)

The Company did not grant stock options during the 2024 fiscal year. All previously outstanding granted stock options for the named executive officers expired during the 2014 fiscal year. As a result, there are no outstanding options to report and, accordingly, these columns have been eliminated from the table. Ms. Koolhaas’ outstanding shares cancelled upon her termination.

(2)

All outstanding Restricted Stock Awards/Units granted before 2023 vest ratably over four years. Restricted Stock Awards/Units granted in 2023 and after vest ratably over three years, with the exception of Mr. Quigley’s and Ms. Soares October 15, 2024, awards which have a two-year cliff vest, Mr. Anderson’s October 15, 2024, award which has a two-year ratable vest, and Mr. Malan’s October 15, 2024, and February 14, 2023 awards which have a two-year cliff vest. The number of outstanding shares has been determined as of December 29, 2024, the last day of the Company’s fiscal year 2024.

(3)

Performance results for the first, second and third year of the 2022-2024 LTI are reflected in these totals, which is detailed above in the “2022-2024 Long-Term Incentive Performance Results” section. Performance results for the first and second year of the 2023-2025 LTI are reflected in these totals, which is detailed above in the “2023-2025 Long-Term Incentive Performance Results” section. Performance results for the first year of the 2024-2026 LTI are reflected in these totals, which is detailed above in the “2024-2026 Long-Term Incentive Performance Results” section.

(4)	The market value is determined based on the closing market price of our common shares on the last trading day of the 2024 fiscal year, December 27, 2024 ($13.18).

(5)

Performance Shares granted in 2022, 2023, and 2024 are earned based upon achievement of selected financial measures over three one-year periods. If the minimum or threshold performance is not attained, the performance shares will be forfeited. The table includes the 2023 Performance Shares year three and the 2024 Performance Shares years two and three, at target.

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2024 Executive Compensation Tables

Option Exercises and Stock Vested 2024

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Peter W. Quigley	—	—	62,356	1,389,058

Troy R. Anderson	—	—	—	—

Vanessa P. Williams	—	—	15,643	340,503

Daniel H. Malan	—	—	23,810	553,420

Nicola M. Soares		—	20,946	454,557

Former Executive Olivier G. Thirot	—	—	36,649	816,763

Dinette Koolhaas	—	—	12,018	269,729

(1)	Value Realized on Vesting is calculated by multiplying the shares vested times the stock closing price on the day of vesting.

Nonqualified Deferred Compensation 2024

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year End(5) ($)

Peter W. Quigley	197,001	98,500	619,649	—	4,049,107

Troy R. Anderson	7,500	3,750	(247)	—	11,003

Vanessa P. Williams	49,327	24,663	53,973	—	359,755

Daniel H. Malan	—	—	—	—	—

Nicola M. Soares	40,308	20,154	95,247	—	932,134

Former Executive Olivier G. Thirot	—	—	54,806	—	1,075,217

(1)

Executives may defer a percentage of their base salary (up to 25%) and incentive earnings (up to 50%) for retirement. These amounts, as applicable, are reported as a part of the salary or incentive earnings found in the Summary Compensation Table.

(2)

Registrant Contributions in Last Fiscal Year above represent Company matching contributions (50% of the first 10% of salary and annual incentive deferrals), and they are also reported as All Other Compensation in the Summary Compensation Table.

(3)

Represents actual earnings (or loss) from the investment of the prior year aggregate balance plus the earnings on current year executive and Company contributions. The aggregate earnings are based on investment options that are also offered to employees who participate in the Company’s tax-qualified 401(k) plan. As these earnings are not “above market” interest payments or preferential earnings, they are not included in the Summary Compensation Table.

(4)

Participants may elect to receive distributions after separation from service, the later of a specified age and separation of service or a scheduled in-service distribution. Amounts may be paid as a lump sum, monthly installments for up to 20 years, or a combination of the two as elected by the participant.

(5)

Amounts reported in this column include the following amounts that have been reported in the Summary Compensation Table for fiscal years 2013-2024: Peter W. Quigley ($1,184,378); Named in the proxies for fiscal years 2015-2024: Olivier G. Thirot ($791,800); Named in the proxies for fiscal years 2022-2024: Vanessa P. Williams ($69,010).

Potential Payments Upon Termination or Change in Control 2024

Summary of Potential Payments

This section describes the potential additional payments and benefits under our compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment under certain circumstances. Named executive officers would also be entitled to vested benefits and generally available benefits under our various plans and arrangements, as discussed after the Potential Payments Upon Termination or Change in Control table. The Company does not maintain employment agreements with our named executive officers, other than where it is customary outside of the U.S. The table following the narrative discussion summarizes the amounts payable upon termination under certain circumstances to our named executive officers, assuming that the executive’s employment terminated on December 29, 2024, the last day of our fiscal year.

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2024 Executive Compensation Tables

Senior Executive Severance Plan

The Company implemented the Senior Executive Severance Plan (“Severance Plan”) for a limited number of executive officers in March 2017. During its March 23, 2021 meeting, the Committee approved expanding the Severance Plan to include other senior officers. Described below and illustrated in the table, Potential Payments Upon Termination or Change in Control, are the different elements payable under the Severance Plan if a named executive officer who was a party to the Severance Plan would experience a qualifying termination. All continuation amounts would be paid over the salary continuation period in compliance with Section 409A of the Code. Messrs. Quigley, Anderson, and Malan, and Mses. Williams and Soares were covered in the Severance Plan for 2024.

If one of the eligible named executive officers were to have experienced a qualifying termination under the Severance Plan in 2024, the named executive officer would have been entitled to severance benefits based on the type of qualified termination and whether they were a Tier 1, Tier 2, or Tier 3 participant. Mr. Quigley was the only Tier 1 participant in the Severance Plan. Mr. Anderson and Ms. Williams were Tier 2 participants in the Severance Plan. Mr. Malan and Ms. Soares were a Tier 3 participants in the Severance Plan. A “qualified termination” is any termination of a participant’s employment: by the Company other than for cause, disability, or death; or for “good reason” by a participant in connection with a change in control.

For a qualified termination that occurs not in connection with a change in control, a Tier 1 participant would receive severance payments in the form of base salary continuation for a period of 24 months, a Tier 2 participant would receive severance payments in the form of base salary continuation for a period of 18 months, and a Tier 3 participant would receive severance payments in the form of base salary continuation for a period of 12 months. In addition, Tier 1, Tier 2, and Tier 3 participants would receive a prorated portion of their annual incentive compensation for the fiscal year in which the termination occurred, based on the actual performance results for the year. The pro rata annual incentive payout will be determined based on the number of days in the fiscal year the eligible named executive officer was actually employed during such plan year divided by 365. Prorated annual incentive awards are paid at the same time that incentive compensation for the same year is paid to the other senior officers of the Company, following certification by the Committee that applicable performance goals have been attained. Salary continuation amounts would be paid by the Company in installments over the severance period and in accordance with the Company’s standard payroll practice, subject to the requirements of Section 409A.

For a qualified termination that occurs in connection with a change in control, a Tier 1 participant would receive a single lump sum severance payment equal to two times the sum of the participant’s annual base salary and target annual incentive compensation. A Tier 2 participant would receive a single lump sum severance payment equal to one and one-half times the sum of the participant’s annual base salary and target annual incentive compensation. A Tier 3 participant would receive a single lump sum severance payment equal to one time the sum of the participant’s annual base salary and target annual incentive compensation. In addition, Tier 1, Tier 2, and Tier 3 participants would receive a prorated portion of their annual incentive compensation. If the qualifying termination occurred in the same year as the change in control, a prorated portion of the participant’s annual incentive compensation is paid based on achievement of a target level of performance. If the qualifying termination occurred in the two years following a change in control, a prorated portion of the participant’s annual incentive compensation is paid based on the actual performance results achieved for the year. Any pro rata annual incentive payout will be determined based on the number of days in the fiscal year the eligible named executive officer was actually employed during such plan year divided by 365. Prorated annual incentive awards are paid in a lump sum at the same time that incentive compensation for the same year is paid to the other senior officers of the Company, following certification by the Committee that applicable performance goals have been attained. Participants are subject to a best-net cutback for 280G excise tax calculations with no excise tax gross-ups provided under the Severance Plan.

Subject to the participant’s timely election of continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company would provide comparable medical (including prescription drug), dental, vision, and hospitalization benefits to the eligible named executive officer and his or her eligible dependents for the severance period, provided the named executive officer continues to pay the applicable employee rate for such coverage and the named executive officer remains eligible for COBRA coverage. The severance period for a Tier 1 participant is 24 months, for a Tier 2 participant is 18 months, and for Tier 3 participant is 12 months.

The eligible named executive officer will be entitled to receive reimbursement for professional outplacement services actually incurred during the initial 12-month period following termination, not to exceed $10,000.

The eligible named executive officers, as a condition to receiving payments under the Severance Plan, are required to sign a general release of claims relating to their employment. In addition, they are required to agree not to directly or indirectly, individually or in any capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity, that is in direct competition with the business of the Company for the 12 months following termination.

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2024 Executive Compensation Tables

During the 12 months following termination, the eligible named executive officers must also agree to not induce any employee of the Company to terminate employment with the Company, nor knowingly offer employment to any person who is or who was employed by the Company unless such person has ceased to be employed by the Company for a period of at least six months.

Named executive officers covered under the Severance Plan may not disparage, slander, or injure the business reputation or goodwill of the Company.

Named executive officers must maintain as secret and confidential all protected information such as trade secrets, confidential and proprietary business information of the Company, and any other information of the Company, including but not limited to customer lists, sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its agents or employees, including the named executive officer.

Noncompliance with any of the above may result in the loss of severance benefits.

Treatment of Long-Term Incentive Awards

Each equity-based award is conditioned upon the grantee’s acceptance of the terms of the EIP and the grant agreement, which includes restrictive covenants such as post-employment conditions not to solicit the Company’s employees or customers and not to compete against the Company for twelve months following any termination of employment, and indefinite covenants covering non-disparagement and confidentiality terms. Each of our named executive officer’s performance-based equity awards is subject to the Company’s Clawback Policy. Provisions for the treatment of long-term incentive awards upon various termination scenarios are outlined in the table below.

Termination	Restricted Stock/Units (Time Vesting)	Performance Shares (Performance and Time Vesting)

Termination not for Cause in connection with a Change In Control	Immediate Vesting	Immediate Vesting at Target

Other Termination not for Cause	Forfeit	Prorated based on actual results (as determined at the end of the cycle), subject to employment for at least one year after the date grant was approved

Termination for Good Reason in connection with a Change in Control	Immediate Vesting	Immediate Vesting at Target

Termination for Cause	Forfeit	Forfeit

Voluntarily Quit	Forfeit	Forfeit

Retirement	Forfeit	Prorated based on actual results (as determined at the end of the cycle) for “Normal Retirement” defined as age 62 with 5 years of service or as a combination of age plus years of service equal to 70, with a minimum age of 60

Death or Disability	Prorated	Prorated based on actual results

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2024 Executive Compensation Tables

Based on the terms of the severance plans and treatment of LTI awards for each upon termination of employment as outlined above, the table below illustrates the amounts that each named executive officer would receive in each of the potential termination scenarios.

Event and Amounts	Peter W. Quigley ($)	Troy R. Anderson ($)	Vanessa P. Williams ($)	Daniel H. Malan ($)	Nicola M. Soares ($)

Involuntary Termination (For Cause)

No other payments due

Voluntary Termination

No other payments due

Death or Disability

Performance Shares (Equity-Based)(1)	1,404,448	—	266,421	190,609	158,753

Restricted Shares(2)	459,191	226,867	126,224	274,065	85,933

Total	1,863,639	226,867	392,645	464,674	244,686

Normal Retirement (Age 62 and 5 Years of Service or any Combination of Age + Service > 70 with Minimum Age of 60)

Performance Shares (Equity-Based)(1)	1,404,448	—	—	—	—

Involuntary Termination (Not For Cause)

Cash Severance(3)	1,950,000	975,000	750,000	454,000	410,000

Pro-Rated Annual Incentive(4)	675,000	63,000	250,000	160,000	220,000

Performance Shares (Equity-Based)(1)	1,134,495	—	209,430	158,740	131,115

Restricted Shares(2)	—	—	—	—	—

Benefits Continuation(5)	20,960	12,750	17,117	6,808	10,209

Outplacement Services(6)	10,000	10,000	10,000	10,000	10,000

Total	3,790,455	1,060,750	1,236,547	789,547	781,323

Termination in Connection with a Change In Control - For Good Reason or Not For Cause

Cash Severance(3)	4,290,000	1,803,750	1,312,500	703,700	635,500

Pro-Rated Annual Incentive(4)	1,170,000	552,500	375,000	249,700	225,500

Performance Shares (Equity-Based)(1)	2,579,497	—	484,971	329,474	276,951

Restricted Shares(2)	1,122,540	2,270,176	311,799	524,656	305,328

Benefits Continuation(5)	20,960	12,750	17,117	6,808	10,209

Outplacement Services(6)	10,000	10,000	10,000	10,000	10,000

Total	9,192,997	4,649,176	2,511,387	1,824,337	1,463,488

(1)

In the event of a named executive officer’s termination of employment due to disability, death, normal retirement (defined as age 62 with five years of service or any combination of age + service = 70 with a minimum age of 60), or termination by the Company without Cause, at the end of the performance period and following approval by the Compensation and Talent Management Committee, the named executive officer (or the named executive officer’s beneficiary) would receive a pro rata portion of the equity-based Performance Award that would have otherwise vested if employment had continued until the end of the performance period, based on the portion of the performance period that the officer was employed and based on the performance level achieved. Amounts shown for termination due to death or disability, reflect actual shares earned for the 2022 Year 1, Year 2 and Year 3, 2023 Year 1 and Year 2, and 2024 Year 1 PSU grants. For termination by the Company without Cause, the named executive officer must have been employed for at least one year following the date of each grant in order to be eligible to receive prorated performance shares. Upon a Change in Control, if awards are not assumed, converted, or replaced by the resulting entity, all vesting restrictions on outstanding Performance Awards shall lapse, with any applicable performance goals deemed to be satisfied as if “target” performance had been achieved and all such Awards become fully vested and exercisable, effective as of the date of such Change in Control. The value under the pro rata settlement or Change in Control settlement (assuming the December 27, 2024 stock value of $13.18) is shown in the table.

(2)

In the event of a named executive officer’s termination of employment due to disability or death, the named executive officer (or the named executive officer’s beneficiary) would receive a pro rata settlement of unvested restricted shares outstanding at the time of termination. For each grant of restricted

70

2024 Executive Compensation Tables

stock awards/units, the number of shares settled would equal the total number of restricted shares originally granted times the ratio of days employed since the grant date divided by total number of days in the vesting period less the number of restricted shares already settled on the anniversary dates of the grant. Upon a Change in Control, if awards are not assumed, converted, or replaced by the resulting entity, all vesting restrictions on outstanding Restricted Share awards/units shall lapse, and all such Awards become fully vested and exercisable, effective as of the date of such Change in Control. The value under the prorated settlement or Change in Control settlement (assuming the December 27, 2024 stock value of $13.18) is shown in the table.

(3)

Per the Severance Plan, for involuntary termination by the Company without cause, the value of cash severance includes base salary continuation for Mr. Quigley for 24 months, Mr. Anderson and Ms. Williams for 18 months, and Mr. Malan and Ms. Soares for 12 months. For payments under Change in Control, with qualifying termination, Mr. Quigley would receive a lump sum payment equal to 2 times the sum of his annual base salary and target annual incentive; Mr. Anderson and Ms. Williams would receive a lump sum payment equal to 1.5 times the sum of base salary and target annual incentive; and Mr. Malan and Ms. Soares would receive a lump sum payment equal to one time the sum of base salary and target annual incentive.

(4)

In the event of an involuntary termination by the Company without cause and not in connection with a change in control, Messrs. Quigley, Anderson and Malan, and Mses. Williams and Soares were eligible to receive a pro rata portion of their annual Incentive Compensation for such fiscal year, based on the actual performance results for such year. In the event of an involuntary termination by the Company without cause or termination by the named executive officer for good reason, either occurring in connection with a change in control, Messrs. Quigley, Anderson, and Malan and Mses. Williams and Soares were eligible to receive a pro rata portion of their annual Incentive Compensation for such fiscal year, paid at the target level. The value of pro rata target incentive with respect to year of termination represents the calculated target incentive for the named executive officers if they had terminated on December 29, 2024.

(5)

The value of the health care benefit provided is calculated as the Company-paid portion of the medical plan cost, times the number of months eligible according to the applicable severance plan. Coverage can include medical, dental, and vision (assumes no change in Health Plan or coverage type) and assumes a 10% health care coverage cost increase in second year (as applicable). Named executive officers participating in the Senior Executive Severance Plan continue to pay the employee rate for COBRA coverage during the severance period.

(6)	Represents the maximum allowed benefit for reimbursement of outplacement services for participants in the applicable Severance Plan.

The named executive officers would also be entitled to the vested benefits included in the Outstanding Equity Awards at Fiscal Year-End table and the Nonqualified Deferred Compensation table. In addition, the amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment or certain types of termination of employment. These include accrued salary and vacation pay, and life insurance benefits.

Mr. Thirot

On September 18, 2024, Kelly Services Outsourcing and Consulting Group Sàrl, a subsidiary of the Company, and Mr. Thirot entered into a Termination Agreement (the “Termination Agreement”) providing for Mr. Thirot’s retirement as an officer of the Company effective as of the successful transition of his successor as Chief Financial Officer. Under the terms of the Termination Agreement, following the transition to his successor, Mr. Thirot will resign his corporate positions and serve as a special advisor to the Company until December 31, 2026 (the “Termination Date”). Mr. Thirot resigned his corporate positions effective December 2, 2024. In this capacity, Mr. Thirot will be entitled to a salary equal to CHF 42,587 per month. He will also be eligible for his 2024 Short Term Incentive. In addition, his performance and time-based stock grants awarded prior to April 1, 2025, if earned, will vest according to the Company Executive Incentive Plan, except that shares based on the 2026 performance will be cancelled upon the Termination Date.

Ms. Koolhaas

As part of the completion of the sale of our EMEA staffing operations, Ms. Koolhaas entered into a Termination Agreement, terminating her employment contract with Kelly Services OCG (the “Termination Agreement” filed January 8, 2024) as of March 31, 2024. Under the terms of the Termination Agreement, Ms. Koolhaas was entitled to a severance benefit equal to 12 months of base compensation, 100% of annual incentive compensation at target and certain other benefits. In addition, in exchange for Ms. Koolhaas’ assistance in supporting the preparation for and completion of the sale transaction, she received payment equal to 1% of the Purchase Price as defined in the Transaction Agreement.

71

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For fiscal 2024, our last completed fiscal year, our methodology and finding details are as follows:

Methodology

●	We selected December 31, 2024, as the date we would use to identify our median employee;

●	as of December 31, 2024, our employee population totaled 87,398 and consisted of all active regular and temporary employees;

•	about 94% are temporary employees who work anywhere from one week to fifty-two weeks in a calendar year, with approximately 9% located outside of the U.S;

•	excluded approximately 850 Motion Recruitment Partner employees who were acquired during 2024; and

•	employee compensation outside the U.S. was converted to U.S. dollars using the Company’s 2024 budgeted exchange rates.

Findings

●	The median of the annual total compensation of all employees of our company (other than our CEO), was $11,214;

●	the annualized total compensation of our CEO, was $4,128,439;

●	based on this information, the ratio of the annual total compensation for our CEO to the median of the annual total compensation of all employees is 368 to 1; and

●	our median employee was a temporary employee located in the U.S. and worked approximately fourteen weeks during 2024.

72

Pay vs. Performance
The following table sets forth the compensation for our Chief Executive Officer (“CEO”) and the average compensation for our other non-CEO
named executive officers (“NEOs”), both as reported in the Summary Compensation Table (“SCT”) and with certain adjustments to reflect the compensation actually paid (“CAP”) to such individuals, as defined under SEC rules, for the years 2024, 2023, 2022, 2021, and 2020. The table also provides information on our cumulative total shareholder return (“TSR”) for both our Class A and Class B Common Stock; the cumulative TSR of our peer group; Net Earnings; and the Company-Selected Measure (“CSM”), Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”), over such years in accordance with SEC rules.
Pay vs. Performance Table

Year (a)	Summary Compensation Table Total to CEO (b)	Compensation Actually Paid CEO (1)(2) (c)	Average Summary Compensation Table Total for Non-CEO NEOs (d)	Average Compensation Actually Paid to Non-CEO NEOs (1)(2) (e)	Value of Initial Fixed $100 Investment Based On:			Net Earnings (Loss) in millions (i)	CSM: Adjusted EBITDA in millions (4) (j)
					TSR (Class A) (f)	TSR (Class B) (g)	Peer TSR (3) (h)

2024	$4,128,439	$1,118,668	$1,980,551	$1,100,670	$65.24	$67.64	$143.93	($0.6)	$143.5

2023	$4,163,424	$4,313,597	$1,407,120	$1,555,635	$99.65	$103.53	$121.22	$36.4	$109.4

2022	$3,535,281	$2,762,629	$1,331,744	$1,150,597	$76.65	$81.19	$113.87	($62.5)	$105.6

2021	$3,938,608	$2,864,364	$1,640,264	$1,362,908	$74.94	$78.78	$152.43	$156.1	$84.1

2020	$1,550,693	$1,334,735	$786,788	$827,855	$91.45	$94.29	$100.85	($72.0)	$69.0

(1)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine compensation actually paid as reported in the Pay versus Performance Table. Compensation actually paid, generally, is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of the end of the fiscal year for the applicable year or, if earlier, the vesting date (rather than the grant date). We do not offer pension plan benefits therefore, there was not a change in pension value for any of the years reflective in this table. To calculate CAP, the following amounts were deducted from and added to SCT total compensation:

CEO and
Non-CEO
NEOs SCT Total for CAP Reconciliation:

	2024		2023		2022		2021		2020

	CEO	Non-CEO NEOs	CEO	Non-CEO NEOs	CEO	Non-CEO NEOs	CEO	Non-CEO NEOs	CEO	Non-CEO NEOs

Summary Compensation Table Total	$4,128,439	$1,980,551	$4,163,424	$1,407,120	$3,535,281	$1,331,744	$3,938,608	$1,640,264	$1,550,693	$786,788

Summary Compensation Table Stock Awards	($2,381,060)	($1,012,030)	($2,160,522)	($555,116)	($1,811,085)	($524,293)	($2,734,149)	($974,762)	($839,987)	($326,162)

FYE value of unvested awards granted during current year	$1,167,277	$605,532	$2,236,679	$617,264	$1,052,644	$334,843	$2,045,752	$789,365	$764,875	$405,599

Change in value of unvested awards from prior years	($1,333,842)	($254,013)	$793,531	$239,143	$68,855	$24,517	($167,781)	($41,322)	($68,333)	($20,316)

Change in value of awards vesting during current year from the prior years	$57,231	$13,275	$66,830	$20,763	$98,065	$22,069	$7,513	$2,122	($73,595)	($18,452)

Prior FYE value for awards not meeting performance requirements	($548,019)	($242,651)	($812,048)	($183,487)	($191,086)	($41,686)	($227,577)	($53,637)	—	—

Dividends accrued on unvested stock awards	$28,642	$10,006	$25,703	$9,948	$9,957	$3,404	$1,998	$877	$1,082	$399

Compensation Actually Paid	$1,118,668	$1,100,670	$4,313,597	$1,555,635	$2,762,629	$1,150,597	$2,864,364	$1,362,908	$1,334,735	$827,855

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Pay vs. Performance

(2)
Compensation for the
non-principal
executive officer (“CEO”) and average compensation for
non-CEO
named executive officers (“NEOs”) reflected in columns (c) and (e) represent the following individuals for the years shown: 2024 – Peter W. Quigley, Troy R. Anderson, Vanessa P. Williams, Daniel H. Malan, Nicola M. Soares, Olivier G. Thirot (former CFO), and Dinette Koolhaas (former Executive), 2023 – Peter W. Quigley, Olivier G. Thirot, Daniel H. Malan, Vanessa P. Williams and Dinette Koolhaas, 2022 – Peter W. Quigley, Olivier G. Thirot, Dinette Koolhaas, Vanessa P. Williams, and Darren L. Simons, 2021 – Peter W. Quigley, Olivier G. Thirot, Dinette Koolhaas, Tammy L. Browning, and Timothy L. Dupree, 2020 – Peter W. Quigley, Olivier G. Thirot, Dinette Koolhaas, Tammy L. Browning, and Daniel H. Malan.

(3)
As permitted by SEC rules, the peer group referenced for purpose of the TSR comparison is the group of companies included in the S&P 1500 Human Resources and Employment Services Index, which is the industry peer group used for purposes of item 201(e) of Regulation
S-K
as well as used in the Company’s Annual Report on Form
10-K
for the year ended December 29, 2024. TSR is cumulative (assuming $100 was invested on December 31, 2019) for the measurement period ending December 31, 2019 and ending on December 31 of 2024, 2023, 2022, 2021, 2020, respectively.

(4)	The following amounts are the reconciliation of the CSM, EBITDA (in millions):

	2024	2023	2022	2021	2020

Net earnings (loss)	($0.6)	$36.4	($62.5)	$156.1	($72.0)

Other (income) expense, net	3.3	(4.2)	(1.6)	3.6	(3.4)

Income tax expense (benefit)	(21.3)	(11.5)	(7.9)	35.1	(34.0)

Depreciation and amortization	51.5	40.1	37.1	31.4	24.5

Goodwill impairment charge (1)	72.8		41.0		147.7

Asset impairment charge (2)	13.5	2.4

Integration costs (3)	10.0

Executive transition costs (4)	2.3

Gain on equity securities (5)	(3.8)

Transaction (adjustments) costs (6)	17.9	6.9

Restructuring (7)	6.1	35.5		4.0	12.8

Gain on sale of assets (8)	(5.4)		(6.2)		(32.1)

Gain on sale of EMEA staffing operations (9)	(1.6)

(Gain) loss on forward contract (10)	(1.2)	3.6

(Gain) Loss on investment in Persol Holdings (11)			67.2	(121.8)	16.6

Loss on foreign currency matters (12)			20.4

Loss on disposal (13)			18.7

Gain on insurance settlement (14)				(19.0)

Customer dispute (15)					9.5

Equity in net earnings of affiliate (16)			(0.8)	(5.4)	(0.8)

Other, net		0.2	0.2	0.1	0.2

Adjusted	$143.5	$109.4	$105.6	$84.1	$69.0

(1)
Goodwill impairment charge in 2024 is driven by changes in market conditions and the result of the Company’s annual impairment test related to Softworld. Goodwill impairment charge in 2022 is the result of interim impairment tests the Company performed related to RocketPower due to triggering events caused by changes in market conditions. Goodwill impairment charge in 2020 is a result of an interim impairment test the Company performed during the first quarter of 2020, due to a triggering event caused by a decline in the Company’s common stock price.

(2)
Asset impairment charge in 2024 for certain
right-of-use
assets related to our leased headquarters facility reflects adjustments to how we are utilizing the building as part of our ongoing transformation efforts. Asset impairment charge in 2023 represents the impairment of right-of-use
assets related to an unoccupied existing office space lease.

(3)	Integration costs in 2024 reflect various initiatives aimed at both integrating the MRP acquisition and further aligning processes and technology across the Company.

(4)	Executive transition costs represent non-recurring expenses associated with our CFO transition in the fourth quarter of 2024.

(5)
Gain on equity securities includes a $0.6 million realized gain from the partial sale of our securities and a $3.2 million unrealized gain from the mark-to-market
adjustment on our remaining shares in 2024.

(6)
Transaction costs in 2024 includes employee termination costs and transition costs related to the sale of the EMEA staffing operations, costs and adjustments related to the acquisition of MRP and an adjustment to the indemnification related to our former Brazil operations. Costs related to the sale of the EMEA staffing operations were $12.0 million for the year ended 2024. Transaction costs related to the acquisitions of MRP and CTC were $6.6 million for the year ended 2024, net of a $3.4 million earnout liability write-off.
In the fourth quarter of 2024, there was a $0.7 million reduction in the indemnification liability related to the sale of our Brazil operations in 2020. Transaction costs in 2023, which included employee termination costs, were related to the 2024 sale of the EMEA staffing operations.

(7)
Restructuring charges of $6.1 million in 2024 represent a continuation of the comprehensive transformation initiative that started in the second quarter of 2023 that will further streamline the Company’s operating model to enhance organizational efficiency and effectiveness. 2023 restructuring charges of $35.5 million represent severance costs, costs to execute a transformation initiative, lease terminations, and other costs to further cost management efforts in response to current demand levels and reflect a repositioning of our P&I staffing business to better capitalize on opportunities in local markets in the first quarter and to further streamline the Company’s operating model to enhance organizational efficiency and effectiveness as part of the comprehensive transformation initiative which started in the second quarter of 2023. 2021 restructuring charges of $4.0 million represent severance costs as part of cost

74

Pay vs. Performance

management actions designed to increase operational efficiencies within enterprise functions that provide centralized support to operating units. 2020 restructuring charges of $12.8 million represent severance costs and lease terminations in the first quarter of 2020 in preparation for the new operating model adopted in the third quarter of 2020 and additional severance costs in the fourth quarter of 2020 to provide sustainable cost reductions as a result of the continuing
COVID-19
demand disruption;

(8)
Gain on sale of assets represents the sale of Ayers Group in the second quarter of 2024. Gain on sale of assets in 2022 is related to the sale of real property in the fourth quarter, under-utilized real property in the second quarter, and other real property sold in the first quarter of 2022. Gain on sale of assets in 2020 primarily represents the excess of proceeds over the cost of the headquarters properties sold during the first quarter of 2020.

(9)	Gain on sale of EMEA staffing operations represents the gain as a result of the sale in January 2024.

(10)
Gain on forward contract in 2024 represents the settlement of the foreign currency forward contract in January 2024 relating to the sale of our EMEA staffing operations. Loss on forward contract in 2023 represents the unrealized mark-to-market
losses on the foreign currency forward contract the Company entered into in the fourth quarter of 2023 to mitigate the exchange rate risk associated with the future cash proceeds for the sale of the EMEA staffing operations.

(11)
In 2022, the loss on the investment in Persol Holdings represents the change in fair value up until the date of the sale of the investment on February 15, 2022 as well as the loss on the sale of the investment during the period presented and the related tax benefit. In 2021 and 2020, the gain and loss on the investment in Persol Holdings represents the change in fair value of the investment during the periods presented and the related tax expense.

(12)
In 2022, the loss on foreign currency matters includes a $20.4 million loss on currency translation resulting from the substantially complete liquidation of the Company’s Japan entity, partially offset by a $5.5 million foreign exchange gain on the Japan entity’s
USD-denominated
cash balance. The foreign exchange gain is included in other (income) expense, net in the EBITDA calculation.

(13)	Loss on disposal in 2022 represents the write-off of the net assets of our Russian operations that were sold in the third quarter of 2022.

(14)
Gain on insurance settlement represents a payment received in the fourth quarter of 2021 related to the settlement of claims under a representations and warranties insurance policy purchased by the Company in connection with the acquisition of Softworld.

(15)	Customer dispute in 2020 represents a non-cash charge in Mexico to increase the reserve against a long-term receivable from a former customer based on an updated probability of loss assessment.

(16)	Equity in net earnings of affiliate represents the Company’s proportional share of the operating results of the equity affiliate.
As discussed in the CD&A section of this Proxy Statement, the five items listed below represent the most important financial measures we used to determine CAP for FY 2024.

Most Important Performance Measures

Gross Profit

EBITDA $

EBITDA Margin

Revenue Growth

Stock Price
The charts below show, for the past four years, the relationship of the Company’s TSR relative to the S&P 1500 Human Resources and Employment Services index, which reflects the Company’s industry sector, as well as the relationship between the CEO and non-CEO
CAP and the Company’s TSR; the Company’s net earnings; and the Company’s non-GAAP
adjusted EBITDA. Compensation in 2020 was impacted by the global pandemic. As a result, no annual cash payout was awarded to NEOs, and equity incentive awards were reduced by 50%.

75

Pay vs. Performance

Pay vs.
Performance

76

Proposal 3 – Vote to Approve the Kelly Services, Inc. 2025 Equity Incentive Plan.

Introduction

The Board believes that an equity-based incentive program is an important factor in attracting and retaining highly qualified officers, employees, non-employee directors, and consultants and that equity-based incentives help to align the interests of those persons with the interests of our shareholders. Accordingly, the Board has adopted the Kelly Services, Inc. 2025 Equity Incentive Plan (the “2025 Plan”), subject to approval of the 2025 Plan by our shareholders at the 2025 Annual Meeting. The 2025 Plan, if approved by our shareholders, will be the successor to the Company’s Equity Incentive Plan, as amended and restated February 15, 2017 (the “Prior Plan”). If the 2025 Plan is approved by our shareholders, no further awards will be made under the Prior Plan after the date of shareholder approval of the 2025 Plan. However, all awards granted under the Prior Plan that are outstanding on the date of shareholder approval of the 2025 Plan will remain outstanding in accordance with their terms. Shareholders are asked to approve the 2025 Plan to authorize 4,000,000 shares of Kelly Class A common stock (“shares”) for issuance under the 2025 Plan. Shareholders also are being asked to approve the 2025 Plan in order to satisfy the rules of the Nasdaq Global Select Market relating to shareholder approval of equity compensation plans and to authorize the grant of stock options under the 2025 Plan that are intended to qualify for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code.

As of the record date for the annual meeting, approximately 787,460 shares remain available for issuance pursuant to new awards under the Prior Plan. Based on our historical and expected usage of equity compensation, the shares remaining available for issuance under the Prior Plan will not allow us to continue our equity compensation program in its current format. Unless our shareholders approve the 2025 Plan, we may be required to increase the cash component of our compensation mix, which may inhibit our ability to retain and recruit highly qualified officers, employees, non-employee directors and consultants and align their interests with the interests of our shareholders. We believe that the shares requested under the 2025 Plan will be sufficient for the Company to continue its equity compensation program for approximately 5 years. However, there can be no certainty as to the future use of shares under the 2025 Plan (assuming it is approved by shareholders), because we may grant a different mix of equity awards than in the past, and because other factors, such as our share price, may affect the rate at which shares are utilized under the 2025 Plan.

The Board believes that the 2025 Plan is necessary for the Company to continue to provide appropriate incentives for outstanding service and to assist in recruiting and retaining highly qualified individuals as employees, non-employee directors and consultants. Certain key features of the 2025 Plan are described below:

Feature	Description

Reasonable Share Reserve	The total number of shares that may be issued pursuant to awards granted under the 2025 Plan will be limited to 4,000,000 shares, plus the number of shares available for the grant of award under the Prior Plan immediately prior to the date of the Annual Meeting.

Responsible Share Counting Provisions	The 2025 Plan does not permit “liberal share recycling.” Only awards that are cancelled, forfeited or paid only in cash can be added back to the 2025 Plan’s share reserve. Shares withheld to satisfy a tax withholding obligation or pay the exercise price of a stock option will not be added back to the 2025 Plan’s share reserve, and neither will any shares repurchased by the Company using stock option proceeds.

Minimum Vesting Periods for Awards to Employees and Consultants	The 2025 Plan generally requires that awards granted to employees or consultants have a minimum vesting period of at least one year. However, 5% of the total number of shares authorized for issuance under the 2025 Plan may be used for awards to employees and consultants without imposing this minimum vesting requirement. Awards granted to non-employee directors are not subject to minimum vesting requirements.

Director Compensation Limit	The 2025 Plan includes an annual limit on compensation of our non-employee directors. Specifically, the aggregate grant date fair value of all awards granted to a non-employee director under the 2025 Plan during any single fiscal year, together with any cash compensation earned by that non-employee director during the fiscal year, may not exceed $1,000,000.

No “Liberal” Change in Control Definition	The 2025 Plan does not include a “liberal” change in control definition, which means that a change in control must actually occur in order for the change in control provisions of the 2025 Plan to apply.

77

Proposal 3: Vote to Approve the Kelly Services, Inc. 2025 Equity Incentive Plan

Feature	Description

Double-Trigger Vesting	The 2025 Plan provides that, in the event of a change in control, awards generally will vest on a “double-trigger” basis. That is, if the awards are assumed or substituted by the acquiring or surviving company, they generally will continue to be subject to the original service-based vesting schedule, except that vesting generally will accelerate as provided in the 2025 Plan in the event of a qualifying termination of employment within two years after the change in control. If awards are not assumed or substituted by the acquiring or surviving company, they generally will become vested upon the change in control as provided in the 2025 Plan.

No Repricing of Stock Options or SARs Without Shareholder Approval	The 2025 Plan does not permit the “repricing” of stock options or stock appreciation rights without shareholder approval. This includes repricing in exchange for cash or a new or different type of award.

Clawback Policy	Awards granted under the 2025 Plan will be subject to recovery or forfeiture pursuant to our Incentive Compensation Recovery (“Clawback”) Policy.

No Discounted Stock Options or SARs	The 2025 Plan does not permit the use of “discounted” stock options or stock appreciation rights, which means that such awards must be granted with an exercise price or base price at least equal to the fair market value of a share on the date of grant.

Administered by an Independent Committee	The 2025 Plan generally will be administered by the Compensation and Talent Management Committee. However, the Board will approve awards to non-employee members of the Board. The Compensation and Talent Management Committee and the Board also may delegate authority under the 2025 Plan as permitted by applicable law.

Summary of the Plan

The following summary of the 2025 Plan, which is qualified in its entirety by the full text of the 2025 Plan attached to this proxy statement as Annex A.

Eligibility and Types of Awards

The 2025 Plan authorizes the grant of equity-based and cash-based compensation awards to those officers and employees of and consultants to, the Company and its subsidiaries who are selected by the Compensation and Talent Management Committee, and the 2025 Plan also authorizes the Board to grant awards to the non-employee directors of the Company. Awards under the 2025 Plan may be granted in the form of stock options, stock appreciation rights (or “SARs”), restricted shares, restricted share units, and other share-based awards. If approved by shareholders, based on current selection criteria approximately 8 non-employee directors, 225 employees and 5 consultants would be eligible to be selected to receive awards under the 2025 Plan. Individuals selected to receive awards under the 2025 Plan are referred to as “participants.”

Administration

The Compensation and Talent Management Committee, which is comprised exclusively of non-employee directors, generally will administer awards granted under the 2025 Plan. To the extent permitted by applicable law, the Compensation and Talent Management Committee or the Board may delegate its authority to one or more employees or directors of the Company. Further, the Board has reserved to itself the authority to grant awards to the non-employee members of the Board, and the Board may reserve to itself any of the Compensation and Talent Management Committee’s other authority and may act as the administrator of the 2025 Plan.

Shares Available

Subject to adjustments as described below, the total number of shares that may be delivered under the 2025 Plan will not exceed 4,000,000 shares, all of which may be issued pursuant to awards of incentive stock options, plus the number of shares available for the grant of award under the Prior Plan immediately prior to the date of the Annual Meeting. Shares tendered or withheld to pay the exercise price of a stock option or to cover tax withholding will not be added back to the number of shares available under the 2025 Plan. Upon exercise of any stock appreciation right that may be settled in shares, the full number of shares subject to that award will be counted against the number of shares available under the 2025 Plan, regardless of the number of shares used to settle the stock appreciation right upon exercise. To the extent that any award under the 2025 Plan or any award granted under the Prior Plan is forfeited, or any option or stock appreciation right terminates, expires or lapses without being exercised, the shares subject to such awards granted but not delivered will be added to the number of shares available for awards under the 2025 Plan. Shares available for awards under the 2025 Plan may consist of authorized and

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Proposal 3: Vote to Approve the Kelly Services, Inc. 2025 Equity Incentive Plan

unissued shares, treasury shares (including shares purchased by the Company in the open market) or a combination of the foregoing.

Director Compensation Limit

The 2025 Plan provides that the aggregate grant date fair value of all awards granted to a non-employee director under the 2025 Plan during any single fiscal year, together with any cash compensation earned by that non-employee director during the fiscal year, may not exceed $1,000,000.

Stock Options

Subject to the terms and provisions of the 2025 Plan, options to purchase shares may be granted to participants at any time and from time to time as determined by the Compensation and Talent Management Committee. Options may be granted as incentive stock options (to employees only) or as nonqualified stock options. The Compensation and Talent Management Committee will determine the number of options granted to each recipient. Each option grant will be evidenced by an award agreement that specifies whether the options are intended to be incentive stock options or nonqualified stock options and such additional limitations, terms, and conditions as the Compensation and Talent Management Committee may determine, consistent with the provisions of the 2025 Plan.

The exercise price for each stock option may not be less than 100% of the fair market value of a share on the date of grant, and each stock option shall have a term no longer than 10 years. As of the record date for the Annual Meeting, the fair market value per share of the Company’s Class A common stock was $13.66. Stock options granted under the Plan may be exercised by such methods and procedures as determined by the Compensation and Talent Management Committee from time to time.

Stock Appreciation Rights

The Compensation and Talent Management Committee in its discretion may grant SARs to participants under the 2025 Plan. A SAR entitles the holder to receive from the Company upon exercise an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares that are the subject of such SAR over the aggregate exercise price for the underlying shares. The exercise price for each SAR may not be less than 100% of the fair market value of a share on the date of grant, and each SAR shall have a term no longer than 10 years.

We may make payment in settlement of the exercise of a SAR by delivering shares, cash or a combination of shares and cash as set forth in the applicable award agreement. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the Compensation and Talent Management Committee may determine, consistent with the provisions of the 2025 Plan.

Restricted Shares

Under the Plan, the Compensation and Talent Management Committee may grant or sell restricted shares to participants (i.e., shares that are subject to a substantial risk of forfeiture based on continued service to Kelly and/or the achievement of performance objectives, and that are subject to restrictions on transferability). Except for these restrictions and any others imposed by the Compensation and Talent Management Committee, upon the grant of restricted shares, the recipient generally will have rights of a shareholder with respect to the restricted shares, including the right to vote the restricted shares and to receive dividends and other distributions paid or made with respect to the restricted shares. During the applicable restriction period, the participant may not sell, transfer, pledge, exchange or otherwise encumber the restricted shares. Each award of restricted shares will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions, which may include restrictions based upon the achievement of performance objectives, as the Compensation and Talent Management Committee may determine.

Restricted Share Units

The Compensation and Talent Management Committee may grant or sell restricted share units to participants under the 2025 Plan. Restricted share units constitute an agreement to deliver shares (or an equivalent value in cash) to the participant at the end of a specified restriction period and/or upon the achievement of specified performance objectives, subject to such other terms and conditions as the Compensation and Talent Management Committee may specify, consistent with the provisions of the 2025 Plan. Restricted share units are not shares of common stock and do not entitle the participants to any of the rights of a shareholder. Restricted share units will be settled, in cash or shares, in an amount based on the fair market value per share on the settlement date. Each restricted share unit award will be evidenced by an award agreement that

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Proposal 3: Vote to Approve the Kelly Services, Inc. 2025 Equity Incentive Plan

specifies the terms of the award and such additional limitations, terms and conditions as the Compensation and Talent Management Committee may determine, which may include restrictions based upon the achievement of performance objectives.

Other Share-Based Awards

The Compensation and Talent Management Committee may grant other share-based awards to participants under the 2025 Plan. Other share-based awards are awards that are valued in whole or in part by reference to shares or are otherwise based on the value of our common stock, such as unrestricted shares or time-based or performance-based units that are settled in shares and/or cash. Further, the Board, in its discretion, may determine that each non-employee director who is elected at the Company’s annual meeting of shareholders, whose term continues thereafter, or who is elected between annual meetings of shareholders may receive all or any percentage (as determined by the Board in its sole discretion) of his or her annual retainer for services as a Director in the form of fully vested shares. Each other share-based award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms and conditions as the Compensation and Talent Management Committee may determine, consistent with the provisions of the 2025 Plan.

Dividend Equivalents

As determined by the Compensation and Talent Management Committee in its discretion, restricted share unit awards and other share-based awards may provide the participant with a right to receive dividend equivalents, either in cash or in additional shares, and either on a current basis or on a deferred and contingent basis, as set forth in the applicable award agreement. However, any such dividend equivalents provided with respect to restricted share unit awards or other share-based awards that are subject to the achievement of performance objectives will be accumulated or deemed reinvested on a contingent basis, subject to forfeiture until such time as the underlying award becomes vested (including vesting based on the achievement of performance objectives). No dividend equivalents may be granted with respect to shares underlying any stock option or SAR.

Performance Objectives

The Compensation and Talent Management Committee may establish performance objectives in connection with any award granted under the 2025 Plan. Any such performance objectives may relate to the performance of the Company or one or more of our subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant, and performance objectives may be made relative to the performance of a group or companies or a special index of companies. Any such performance objectives will be based on the achievement of one or more criteria selected by the Compensation and Talent Management Committee, which may include (but shall not be limited to) the following: (i) earnings (which includes net profits, operating profits, operating earnings, and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes, as specified at the time of the any award is granted) or earnings per share; (ii) revenues; (iii) gross profits; (iv) cash flow; (v) return on revenues, gross profits, sales, assets or equity; (vi) customer or employee retention; (vii) customer satisfaction; (viii) expenses or expense levels; (ix) one or more operating ratios; (x) stock price; (xi) market share; (xii) capital expenditures; (xiii) net borrowing, debt leverage levels, credit quality or debt ratings; (xiv) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; (xv) the Company’s Quality Management System; (xvi) shareholder return; (xvii) organizational health/productivity; (xviii) sales volume; and/or (xix) brand or product recognition/acceptance.

Minimum Vesting Period for Awards Granted to Employees and Consultants

The 2025 Plan generally provides that awards granted to employees or consultants must have a minimum vesting period of at least one year. However, up to 5% of the total number of shares authorized for issuance under the 2025 Plan may be issued pursuant to awards granted to employees and consultants that do not meet this minimum vesting requirement. Further, the Compensation and Talent Management Committee may provide for accelerated vesting of awards at any time. Awards granted to non-employee directors are not subject to minimum vesting requirements.

Change in Control

The 2025 Plan provides that, except as otherwise may be provided in an award agreement or in another written agreement with the participant, awards granted under the 2025 Plan will be subject to “double-trigger” vesting in the event of a change in control. That is, awards that are assumed or substituted by the acquiring or surviving company in connection with a change in control will continue to be subject to the original service-based vesting schedule, except that vesting will accelerate (at the “target” level, in the case of awards subject to performance objectives) in the event of a qualifying termination of

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Proposal 3: Vote to Approve the Kelly Services, Inc. 2025 Equity Incentive Plan

employment within two years after the change in control (by the Company without “cause” or, if the employee is a party to a written severance plan or agreement with the Company that defines “good reason”, by the employee for good reason). On the other hand, awards that are not assumed or substituted by the acquiring or surviving company in connection with a change in control will become vested in full (at the “target” level, in the case of awards subject to performance objectives) upon the change in control. The detailed definition of cause is contained in the 2025 Plan, which is attached to this proxy statement as Annex A.

The 2025 Plan generally defines a change in control to include: (i) the acquisition of 20% or more of either the Company’s Class B common stock or the combined voting power of the Company’s outstanding voting securities (with certain exceptions as set forth in the 2025 Plan), (ii) the replacement of a majority of the incumbent members of the Board in a 24-month period, (iii) a reorganization, merger, consolidation or sale of all or substantially all of the Company’s assets, unless the Company’s shareholders own more than 50% of voting securities of the resulting corporation, or (iv) shareholder approval of a complete liquidation or dissolution of the Company. The 2025 Plan, attached to this proxy statement as Annex A, contains the complete, detailed definition of change in control.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Compensation and Talent Management Committee will adjust the number and kind of shares that may be delivered under the 2025 Plan, the number and kind of shares subject to outstanding awards and the exercise price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation and Talent Management Committee may, in its discretion, make such an equitable adjustment, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Compensation and Talent Management Committee, we will always round down to a whole number of shares subject to any award. Moreover, in the event of any such transaction or event, the Compensation and Talent Management Committee, in its discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

The Compensation and Talent Management Committee, in its sole discretion, may also provide at any time for the exercisability of outstanding stock options and SARs, the lapse of time-based vesting restrictions and the satisfaction of performance objectives applicable to outstanding awards, or the waiver of any other limitation or requirement under any awards.

Transferability

Except as the Compensation and Talent Management Committee otherwise determines, awards granted under the 2025 Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Compensation and Talent Management Committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s incapacity, by his or her guardian or legal representative. Any award made under the 2025 Plan may provide that any shares issued as a result of the award will be subject to further restrictions on transfer.

No Repricing of Stock Options or Stock Appreciation Rights Without Shareholder Approval

Except in connection with an adjustment or change in control (both discussed above), the Compensation and Talent Management Committee may not authorize the amendment of any outstanding stock option or stock appreciation right to reduce its exercise price, and no outstanding stock option or stock appreciation right may be cancelled in exchange for cash or other awards, or cancelled in exchange for stock options or stock appreciation rights having a lower exercise price, or cancelled in exchange for cash, without the approval of our shareholders.

Compensation Recovery Policy

Awards granted under the 2025 Plan shall be subject to forfeiture or recoupment pursuant to the Company’s Incentive Compensation Recovery (“Clawback”) Policy as in effect from time to time, or any successor or supplemental compensation recovery policy.

Stock Ownership Guidelines

Awards granted under the 2025 Plan to directors and covered executives will be subject to any applicable stock ownership guidelines as in effect from time to time, including any stock retention requirements that may apply under those guidelines.

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Proposal 3: Vote to Approve the Kelly Services, Inc. 2025 Equity Incentive Plan

Term of the 2025 Plan; Amendment and Termination

The 2025 Plan was adopted by the Board effective as of the date of the Annual Meeting, subject to approval of the 2025 Plan by the Company’s shareholders at the Annual Meeting. The 2025 Plan will expire on the day before the tenth anniversary of the date of shareholder approval, or such earlier date as the Board may decide to terminate the 2025 Plan. The Board may, without shareholder approval, amend or terminate the 2025 Plan, except in any respect as to which shareholder approval is required by the Plan, by law, regulation or the rules of an applicable stock exchange.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards made under the 2025 Plan, based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the 2025 Plan. The income tax consequences under applicable foreign, state and local tax laws may not be the same as under U.S. federal income tax laws.

Non-Qualified Stock Options

A participant will not recognize taxable income at the time of grant of a non-qualified stock option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for employees) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price.

Incentive Stock Options

A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and more than one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss. If, however, such shares are disposed of within either of such two-or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price.

Stock Appreciation Rights

A participant will not recognize taxable income at the time of grant of a SAR. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for employees) equal to the fair market value of any shares delivered and the amount of cash paid upon exercise of the SAR.

Restricted Shares

A participant will not recognize taxable income at the time of grant of restricted shares, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at such time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for employees) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the restricted shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for employees) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the restricted shares.

Restricted Share Units

A participant will not recognize taxable income at the time of grant of a restricted share unit award. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for employees) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid upon settlement of the award.

Other Share-Based Awards

Generally, participants will recognize taxable income at the time of settlement of other share-based awards, with the amount of income recognized generally being equal to the amount of cash and the fair market value of any shares delivered under the award.

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Proposal 3: Vote to Approve the Kelly Services, Inc. 2025 Equity Incentive Plan

Tax Deductibility of Compensation Provided Under the 2025 Plan

When a participant recognizes ordinary compensation income as a result of an award granted under the 2025 Plan, the Company may be permitted to claim a federal income tax deduction for such compensation, subject to various limitations that may apply under applicable law. As a result of those limitations, there can be no assurance that any compensation awarded or paid under the 2025 Plan will be deductible, in whole or in part. For example, Section 162(m) of the Internal Revenue Code generally disallows the deduction of compensation in excess of $1 million per year payable to certain “covered employees.” As a result, all or a portion of the compensation paid to one of our covered employees pursuant to the 2025 Plan may be non-deductible pursuant to Section 162(m).

Further, to the extent that compensation provided under the Plan may be deemed to be contingent upon a change in control, a portion of such compensation may be non-deductible by the Company under Section 280G of the Internal Revenue Code and may be subject to a 20% excise tax imposed on the recipient of the compensation.

Section 409A. Section 409A of the Internal Revenue Code imposes additional tax upon the payment of nonqualified deferred compensation unless certain requirements are met. We intend that awards granted under the 2025 Plan will be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. However, the Company does not warrant the tax treatment of any award under Section 409A or otherwise.

This general discussion of U.S. federal income tax consequences is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2025 Plan. Different tax rules may apply to specific participants and transactions under the 2025 Plan.

Registration with the SEC

The Company intends to file a Registration Statement on Form S-8 relating to the issuance of the shares reserved for issuance under the 2025 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2025 Plan by the Company’s shareholders.

Plan Benefits

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2025 Plan because the grant of awards under the 2025 Plan is discretionary.

Equity Compensation Plan Information

The following table shows the number of shares of our Class A common stock that may be issued upon the exercise of outstanding options, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under our equity compensation plans as of the fiscal year-end for 2024.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (3)

Equity compensation plans approved by security holders(1)	851,352	$—	1,281,332

Equity compensation plans not approved by security holders(2)	241,122	—	—

Total	1,092,474	$—	1,281,332

(1)	The equity compensation plan approved by our shareholders is our Equity Incentive Plan filed on May 10, 2017, and provides the maximum number of shares available for grants is 4,700,000.

The number of shares to be issued upon exercise of outstanding options, warrants, and rights includes: performance shares that have been earned but not yet vested totaling 104,410 performance awards that cliff vest after three years and 22,390 performance awards that vest over four years; and performance shares granted to employees not yet earned or vested totaling 724,552 shares of performance awards, calculated using an assumed maximum award performance level of 200%, where applicable, at December 29, 2024.

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Proposal 3: Vote to Approve the Kelly Services, Inc. 2025 Equity Incentive Plan

(2)

The Non-Employee Directors Deferred Compensation Plan is an equity compensation plan that has not been approved by our shareholders. This plan provides non-employee directors with the opportunity to defer all or a portion of the fees they receive. Participants may elect to have director fees that are paid in either cash or common stock, deferred into the plan. Participants choose from a list of investment funds as determined by the Company for their deferrals of cash. Deferrals of common stock must remain in common stock and one share of common stock will be given in exchange for each unit of phantom stock upon the director’s retirement from the Board of Directors. Amounts deferred under the plan are subject to applicable tax withholding. The plan is intended to be a non-qualified deferred compensation arrangement in compliance with Section 409A of the Code. Shares acquired by participants in this plan will be issued from the share reserve stated in the Equity Incentive Plan.

(3)	Represents shares remaining available for issuance under the 2017 Equity Incentive Plan.

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Proposal 4 – Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2025 Fiscal Year

On an annual basis, the Audit Committee approves and appoints the independent registered public accounting firm. During its February 11, 2025, meeting, PricewaterhouseCoopers LLP (“PwC”) was appointed to audit the consolidated financial statements of the Company for the year ending December 28, 2025. This firm has served as the Company’s independent registered public accounting firm since 1960 and is considered to be well-qualified. The reappointment process for the independent registered public accounting firm includes an annual assessment that takes into consideration, but is not limited to, a review of the following:

1. Quality of services and sufficiency of resources provided by the auditor

●	Knowledge and skills to meet the Company’s audit requirements

●	Partner rotation (every 5 years)

●	Appropriate audit engagement partner

●	Engagement letter compliance

●	Industry experience

●	Results of consultations

●	Audit cost (fee negotiations included)

●	Long tenure and familiarity with the Company’s accounting policies

2. Communication and interaction during the engagements

●	Professional and open dialog

●	Accessibility

●	Current accounting developments conversations

3. Independence, objectivity, and professional skepticism

●	Assessment of audit evidence

●	Internal Audit reliance

The Board of Directors seeks ratification of the appointment of PwC. The representatives of the firm are expected to be present at the Annual Meeting and will be available to respond to all appropriate questions.

Audit and Non-Audit Fees

The Audit Committee is responsible for the compensation (including negotiations) of the independent registered public accounting firm and requires pre-approval of all audit and non-audit services prior to engagement by the Company. In conjunction with the pre-approval, the Committee considers whether non-audit services are consistent with the rules and regulations of the SEC on auditor independence. The authority of the Audit Committee is detailed in its charter, which is posted on the Company’s website at kellyservices.com.

The table below displays the fees incurred from the audit and non-audit services provided by PwC.

	2023 ($)	2024 ($)

Audit Fees	4,594,500	4,345,195

Audit Related Fees	7,100	0

Tax Fees	111,600	0

All Other Fees	17,200	13,950

Total	4,730,400	4,359,145

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Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2025 Fiscal Year

Audit Fees: Audits and quarterly reviews of our consolidated financial statements, statutory audits, issuance of consent and assistance with review of documents filed with the SEC.

Audit Related Fees: Services associated with international regulatory reporting.

Tax Fees: Tax and transfer pricing consulting.

All Other Fees: Accounting research tools and human resources research.

Report of the Audit Committee

Management is responsible for the preparation, presentation, and integrity of Kelly’s financial statements, for its accounting and financial reporting principles, and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with generally accepted accounting principles and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of Kelly’s financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion as to the conformity of Kelly’s financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting. The independent registered public accounting firm has free access to the Committee to discuss any matters it deems appropriate.

In performing its oversight role, the Committee considered and discussed the audited financial statements of Kelly for the fiscal year ended December 29, 2024, with each of management and PwC, the independent registered public accounting firm. The Committee also discussed with PwC the matters required to be discussed by applicable requirements of the PCAOB and the SEC. The Committee received the written disclosures of the PCAOB regarding the auditors’ independence and has discussed with PwC its independence.

Based on the reports and discussions described in this Report, the Committee recommended to the Board that the audited financial statements of Kelly for 2024 be included in the 2024 Annual Report on Form 10-K.

THE AUDIT COMMITTEE

LESLIE A. MURPHY, CHAIR

GERALD S. ADOLPH

ROBERT S. CUBBIN

AMALA DUGGIRALA

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Questions and Answers About the Proxy Statement and the Annual Meeting

Q)	WHERE ARE WE HOLDING THE ANNUAL MEETING?

A)

The 2025 Annual Meeting of Shareholders will be held virtually. To access the live audio webcast of the meeting, shareholders of record will need to visit kellyservices.com for instructions and use their 16-digit Control Number provided in the Notice to log in to this website. If your shares are held beneficially in the name of a bank, broker, or other holder of record (sometimes referred to as holding share “in street name”), you will receive instructions from the holder of record that you must follow for your shares to be voted. Beneficial holders will need to obtain a “legal proxy” from their broker, bank, or other holder of record that holds your shares if they want to vote during the virtual meeting. Beneficial holders will need to send our transfer agent, Computershare, the legal proxy before the meeting and they will then issue via email, an authorized control number.

Q)	WHO IS MAKING THE SOLICITATION IN THIS PROXY STATEMENT?

A)

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kelly Services, Inc. for use at the Annual Meeting of Shareholders of the Company to be held virtually on May 8, 2025, for the purposes set forth in the Notice of Annual Meeting of Shareholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first sent to Class B shareholders of the Company is April 14, 2025.

Q)	WHO WILL BEAR THE COST OF THE PROXY SOLICITATION?

A)

The cost of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail. The Company may also make arrangements with brokerage houses, custodians, banks, nominees, and fiduciaries to forward solicitation material to beneficial owners of Class B stock held of record by them and to obtain authorization to execute proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

A copy of the Company’s Annual Report and Annual Report on Form 10-K as of December 29, 2024, the close of the Company’s latest fiscal year, has been mailed or otherwise made available to each shareholder of record. The expense of preparing, printing, assembling, and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

Q)	WHO IS ENTITLED TO VOTE?

A)

Only shareholders of record of our Class B Common Stock, par value $1.00 per share, at the close of business on March 20, 2025, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Class B Common Stock is the only class of the Company’s securities with voting rights.

At the close of business on March 20, 2025, the number of issued and outstanding voting securities (exclusive of treasury shares) was 3,295,841 shares of the Class B Common Stock. Class B shareholders on the record date will be entitled to one vote for each share held of record.

Q)	HOW DO I VOTE?

A)	We encourage Class B shareholders to return their proxies promptly via the enclosed form of proxy in the enclosed postage prepaid envelope or vote via the Internet, QR code scan, or telephone.

Q)	HOW IS MY VOTE COUNTED?

A)

If a proxy in the accompanying form is properly executed, returned to the Company, and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted following the recommendation of the Company’s Board of Directors on each of the proposals set forth in the accompanying Notice of Annual Meeting of Shareholders and on any other matters that properly come before the Annual Meeting in such manner as may be determined by the individuals named as proxies.

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Questions and Answers About the Proxy Statement and the Annual Meeting

Q)	CAN I REVOKE MY PROXY AFTER I HAVE SUBMITTED IT?

A)

If the enclosed form of proxy is executed and returned by the shareholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Corporate Secretary of the Company or by submitting a later dated proxy, provided such notice or later dated proxy is received by 11:59 p.m., Central Time, on May 7, 2025. You will also be able to vote your shares online by attending the Annual Meeting by webcast.

Q)	WHAT CONSTITUTES A QUORUM?

A)

Pursuant to the Company’s Bylaws, the holders of 60% of the issued and outstanding shares of Class B Common Stock who are entitled to vote at a shareholders’ meeting, in person or represented by proxy, will constitute a quorum. Shares that are present and entitled to vote on any of the proposals to be considered at the Annual Meeting will be considered to be present at the Annual Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business.

Q)	WHAT IS A BROKER NON-VOTE?

A)

A “broker non-vote” occurs if a broker or other nominee indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal but otherwise has authority to vote at the Annual Meeting. Abstentions and shares subject to broker non-votes will be considered as present for purposes of determining the presence or absence of a quorum at the Annual Meeting.

Q)	HOW IS IT DETERMINED IF A MATTER HAS BEEN APPROVED?

A)

Under our Bylaws, directors are elected by plurality vote and the nominees who receive the greatest number of votes at the Annual Meeting will be elected. Withheld votes and broker non-votes will not be taken into account for purposes of determining the outcome of the election of directors.

The affirmative vote of a majority of the Class B shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal will be required to approve Proposal 2, and Proposal 4. Abstentions will have the effect of negative votes concerning these proposals. Broker non-votes will not be taken into account for purposes of these proposals.

The affirmative vote of the holders of a majority of the outstanding shares of our Class B Common Stock entitled to vote on Proposal 3 is required to approve the Proposal. Abstentions and broker non-votes will have the same effect as a vote against Proposal 3.

Q)	WHAT HAPPENS IF ADDITIONAL MATTERS (OTHER THAN THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT) ARE PRESENTED AT THE ANNUAL MEETING?

A)

If any other matters do properly come before the Annual Meeting, all proxies signed and returned by holders of the Class B Common Stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

Q)	HOW CAN I COMMUNICATE WITH THE BOARD?

A)

Shareholders may communicate with the Board in writing, addressed to the Board of Directors, and mailed to the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716. All written shareholder communications will be summarized and reported to the Board at its regularly scheduled meetings.

Q)	WHAT IS THE DEADLINE TO SUBMIT SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE COMPANY’S 2026 ANNUAL MEETING OF SHAREHOLDERS?

A)

If a Class B shareholder intends to present a proposal for inclusion in the proxy materials to be distributed by us in connection with the Company’s 2026 Annual Meeting of Shareholders in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Corporate Secretary no later than December 15, 2025. The proposal must also meet the other requirements of the rules of the SEC relating to shareholder proposals.

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Questions and Answers About the Proxy Statement and the Annual Meeting

Our Bylaws contain an advance notice of shareholder business and nominations requirement, which generally prescribes the procedures that a shareholder of the Company must follow if the shareholder intends at an Annual Meeting of Shareholders to nominate a person for the election to the Board or to propose other business to be considered by shareholders. These procedures include, among other things, that the shareholder gives timely notice to the Corporate Secretary of the nomination or other proposed business, that the notice contains specified information, and that the shareholder complies with certain other requirements. If a shareholder’s nomination or proposal is not in compliance with the procedures set forth in our Bylaws, the Company may disregard such nomination or proposal.

Generally, in the case of an Annual Meeting of Shareholders, a shareholder’s notice must be delivered in writing to the Corporate Secretary, at the Company’s principal executive office, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the proceeding year’s Annual Meeting of Shareholders. To be timely for the 2026 Annual Meeting of Shareholders, the notice must be received by the Corporate Secretary no earlier than January 8, 2026, and no later than February 6, 2026. In addition, shareholders seeking to include director nominations in the Company’s Proxy Statement for its 2026 Annual Meeting of Shareholders are required to provide notice to the Company pursuant to SEC Rule 14a-11 regarding proxy access no earlier than November 14, 2025, and no later than December 15, 2025, and to satisfy other conditions of such rule. Shareholders intending to utilize SEC Rule 14a-11 regarding universal proxies must provide notice to the Company postmarked no later than March 9, 2026.

In each case, proposals made under Rule 14a-8 and nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing and received by the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716.

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Kelly Services, Inc.

2025 Equity Incentive Plan

1. Establishment, Purpose, Duration.

(a) Establishment. Kelly Services, Inc. (the “Company”) hereby establishes an equity compensation plan to be known as the Kelly Services, Inc. 2025 Equity Incentive Plan (the “Plan”), effective as of May 8, 2025 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Company at the 2025 annual meeting of stockholders held on the Effective Date. Definitions of certain capitalized terms used in the Plan are contained in Section 2 hereof.

(b) Purpose. The purpose of the Plan is to attract and retain officers and other key Employees, Directors and Consultants, to provide such persons with incentives and rewards for their service and performance, and to align the interests of those persons with the interests of the Company’s stockholders.

(c) Duration. No Award may be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

(d) Termination of Prior Plan. If the Company’s stockholders approve the Plan at the 2025 Annual Meeting of Stockholders, the Company’s Equity Incentive Plan, as amended and restated February 15, 2017 (the “Prior Plan”) will terminate in its entirety effective upon stockholder approval of the Plan, and no further awards may be granted under the Prior Plan thereafter; provided that all outstanding awards under the Prior Plan as of the date of the 2025 Annual Meeting of Stockholders shall remain outstanding and shall be administered and settled in accordance with their terms and the provisions of the Prior Plan.

2. Definitions. As used in the Plan, the following definitions shall apply.

(a) “Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted or administered or in which Participants work or reside.

(b) “Award” means an award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units or Other Share-Based Awards granted pursuant to the terms and conditions of the Plan.

(c) “Award Agreement” means either: (i) an agreement, in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (ii) a statement, in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means the occurrence of any one or more of the following:

(i) The Participant’s willful and continued failure to substantially perform his or her duties with the Company (other than any such failure resulting from the Participant’s Disability), after a written demand for substantial performance is delivered to the Participant, by the Board or the Chief Executive Officer of the Company, that specifically identifies the manner in which the Board or the Chief Executive Officer believes that the Participant has not substantially performed his or her duties, and the Participant has been given an opportunity, within thirty (30) days following the Participant’s receipt of such notice, to meet in person with the Board (or its designee) to explain or defend the alleged act or acts, or failure or failures to act relied upon by the Company and, to the extent such cure is possible, the Participant has not cured such act or acts or failure or failures to act within the thirty (30) day period;

(ii) The Participant’s gross negligence or willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise;

(iii) The Participant’s conviction of, or plea of guilty or nolo contendere, to any felony or to any other crime which involves the personal enrichment of the Participant at the expense of the Company; and

(iv) The Participant’s material breach of the Company’s Code of Business Conduct and Ethics.

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(f) “Change in Control” means, unless otherwise provided in the applicable Award Agreement, the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the Class B common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (i), unless the Board adopts a resolution stating that such events constitute a Change in Control, the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (IV) transfers of shares of Company stock shown as beneficially owned by Terrence E. Adderley Revocable Trust K, and any subsequent transfers of such shares, (V) an acquisition by an underwriter who temporarily holds securities pursuant to an offering of such securities, or (VI) any acquisition pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph (iii) below; or

(ii) Individuals who, at the beginning of any period of twenty-four (24) consecutive months, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Class B common stock of the Company or the Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the Class B common stock of the Company or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Class B common stock of the Company or the Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, more than twenty percent (20%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such Corporate Transaction, except with respect to any Person who had such ownership in the Company prior to the Corporate Transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the documentation or action of the Board resulting in a Corporate Transaction; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated and in effect thereunder.

(h) “Committee” means the Compensation and Talent Management Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan, and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

(i) “Company” means Kelly Services, Inc., a Delaware corporation, and any successor thereto.

(j) “Consultant” means an independent contractor who (i) performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director, and (ii) qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

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(k) “Continuous Service” means the uninterrupted provision of services to the Company or any Subsidiary in any capacity of Employee, Director or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence; (ii) transfers among the Company, any Subsidiaries, or any successor entities, in any capacity of Employee, Director or Consultant; or (iii) any change in status as long as the individual remains in the service of the Company, a Subsidiary, or successor of either in any capacity of Employee, Director or Consultant (except as otherwise provided in such individual’s Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(l) “Date of Grant” means the date specified by the Committee on which the grant of an Award is to be effective. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee to grant such Award. In no event shall the Date of Grant be earlier than the Effective Date.

(m) “Director” means any individual who is a member of the Board and who is not an Employee.

(n) “Disability” means, except as otherwise provided in the applicable Award Agreement, the total and permanent inability of an Employee by reason of sickness or injury to perform the material duties of such Employee’s regular occupation with his or her employer where such inability has existed for at least six continuous months.

(o) “Effective Date” has the meaning given such term in Section 1(a) hereof.

(p) “Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Laws.

(q) “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder, as such law, rules and regulations may be amended from time to time.

(r) “Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (i) the closing sale price per Share on that date as reported on the NASDAQ Global Select Market or such other principal exchange on which Shares are then trading, if any, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (ii) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (iii) if neither (i) nor (ii) applies, (A) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (B) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

(s) “Good Reason” shall, with respect to any Participant, have the meaning, if any, specified as applicable to such Participant with respect to an Award in the applicable Award Agreement, or, in the absence of any definition in the applicable Award Agreement, “Good Reason” shall have the meaning, if any, specified as applicable to such Participant pursuant to an applicable severance plan of the Company that covers such Participant or pursuant to an employment, consulting or other agreement for the performance of between the Participant and the Company, if any, that defines such term. For purposes of clarity, a Participant shall have no rights under this Plan with respect to termination for “Good Reason” unless and to the extent that such Participant is a party to an applicable Award Agreement, Company severance plan, or employment agreement, consulting agreement or other agreement for the performance of services between the Participant and the Company that defines the term “Good Reason” with respect to such Participant.

(t) “Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

(u) “Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

(v) “Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10 hereof.

(w) “Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

(x) “Performance Award” has the meaning given such term in Section 14(a).

(y) “Performance Objectives” means the performance objective or objectives that may be established by the Committee with respect to an Award granted pursuant to the Plan (which may be annual, cumulative or based on some other

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portion of the applicable performance period). Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, Performance Objectives based upon one or more of the criteria listed in Section 14(a). Performance Objectives may be made relative to the performance of a group of comparable companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of such factors. Any Performance Objectives that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), if applicable, or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

(z) “Plan” means this Kelly Services, Inc. 2025 Equity Incentive Plan, as it may be amended from time to time.

(aa) “Prior Plan” has the meaning given such term in Section 1(d) hereof.

(bb) “Qualified Termination” means any termination of a Participant’s Continuous Service during the two-year period commencing on the date of a Change in Control (i) by the Company, any of its Subsidiaries or the entity resulting from such Change in Control other than for Cause (and not as a result of the Participant’s Disability or death), or (ii) if (and only if) applicable to such Participant, by the Participant for Good Reason.

(cc) “Restricted Shares” means Shares granted or sold pursuant to Section 8 hereof as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

(dd) “Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9 hereof.

(ee) “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

(ff) “Share” means a share of Class A common stock of the Company, par value $1.00 per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 16 hereof.

(gg) “Stock Appreciation Right” means a right granted pursuant to Section 7.

(hh) “Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6 hereof. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

(ii) “Subsidiary” means: (i) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (ii) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

(jj) “Substitute Award” means an Award that is granted in assumption of, or in substitution or exchange for, an outstanding award previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

(kk) “Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3. Shares Available Under the Plan.

(a) Shares Available for Awards. The maximum number of Shares that may be granted pursuant to Awards under the Plan shall be four million (4,000,000) Shares, all of which may be issued pursuant to Incentive Stock Options, plus the number of Shares that, immediately prior to the Effective Date, are available to be granted under the Prior Plan but which are not then subject to outstanding awards under the Prior Plan. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 16 hereof.

(b) Share Counting. Except as provided in Section 3(c) hereof, the following Shares shall not count against, or shall be added back to, the Share limit in Section 3(a) hereof: (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated; (ii) Shares covered by an award granted under the Prior Plan that, after stockholder approval of the Plan, is forfeited, canceled, surrendered, or otherwise terminated; (iii) Shares covered by an Award that is settled only in cash; and (iv) Substitute Awards (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Shares are listed). This Section 3(b) shall apply to the number of Shares

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reserved and available for Incentive Stock Options only to the extent consistent with applicable Code provisions relating to Incentive Stock Options under the Code.

(c) Prohibition of Liberal Share Recycling. Notwithstanding Section 3(b), the following Shares subject to an Award shall not again be available for grant as described above, regardless of whether those Shares are actually issued or delivered to the Participant: (i) Shares tendered in payment of the exercise price of a Stock Option; (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation with respect to an Award; and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

(d) Limits on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the sum of (i) the aggregate grant date fair value (determined as of the Date of Grant in accordance with FASB ASC Topic 718) of all Awards granted to any Director during any single fiscal year, plus the aggregate amount of any cash compensation earned by such Director during such fiscal year (in each case taking deferred compensation into account in the year of deferral), shall not exceed one million dollars ($1,000,000).

4. Administration of the Plan.

(a) In General. The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: (i) select Award recipients; (ii) determine the sizes and types of Awards; (iii) determine the terms and conditions of Awards in a manner consistent with the Plan; (iv) grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or (v) accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; (vi) construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; (vii) establish, amend, or waive rules and regulations for the Plan’s administration; and (viii) take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

(b) Determinations. The Committee shall have no obligation to treat Participants or eligible Employees, Directors and Consultants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees, Directors or Consultants who are eligible to receive, Awards (whether or not such Participants or eligible Employees, Directors or Consultants are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Directors, Consultants, Employees, Participants and their estates and beneficiaries.

(c) Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility, or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control. Without limiting the foregoing, the Board specifically reserves the authority to approve and administer all Awards granted to Directors under the Plan, and any references in the Plan to the “Committee” with respect to any such Awards shall be deemed to refer to the Board.

5. Eligibility and Participation. Each Employee, Director and Consultant is eligible to participate in the Plan, upon selection by the Committee, in the Committee’s discretion. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Laws and the amount of each Award. The type, amount, timing and other terms and conditions of Awards granted under the Plan need not be uniform, comparable or proportionate among Participants, or among Awards that may be granted to a single Participant. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

6. Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

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(a) Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. No dividend equivalents may be granted with respect to the Shares underlying a Stock Option.

(b) Exercise Price. The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

(c) Term. The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant.

(d) Exercisability. Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement, subject to the terms and conditions of the Plan, including (as applicable) the minimum vesting provisions of Section 12 hereof. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Objectives, and (ii) time-based vesting requirements.

(e) Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid, in the discretion of the Committee and as set forth in the applicable Award Agreement: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise or through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in the foregoing clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

(f) Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i) Incentive Stock Options may be granted only to Employees. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii) To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii) No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (A) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (B) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7. Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a) Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. No dividend equivalents may be granted with respect to the Shares underlying a Stock Appreciation Right.

(b) Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however,

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that in no event shall the exercise price per Share of any Stock Appreciation Right (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

(c) Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

(d) Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement, subject to the terms and conditions of the Plan, including (as applicable) the minimum vesting provisions of Section 12 hereof. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Objectives, and (ii) time-based vesting requirements.

(e) Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (i) the excess of (A) the Fair Market Value of a Share on the exercise date over (B) the exercise price per Share, multiplied by (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8. Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a) Award Agreement. Each Restricted Share Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b) Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares subject to the terms and conditions of the Plan, including (as applicable) the minimum vesting provisions of Section 12 hereof. Unless otherwise provided in the related Award Agreement or required by Applicable Law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

(c) Custody of Certificates. To the extent deemed appropriate by the Committee, the Company may retain any certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(d) Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise any voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to any dividends and other distributions paid with respect to such Restricted Shares during the restricted period; provided, however, that the Committee, in its sole discretion and as set forth in the applicable Award Agreement, may provide for either (x) the current payment of dividends or distributions with respect to an Award of unvested Restricted Shares, or (y) the accumulation or reinvestment in additional Restricted Shares of dividends or distributions paid with respect to an Award of unvested Restricted Shares, with the Participant’s rights with respect to any such accumulated or reinvested dividends or distributions being subject to the same terms and conditions as the original Award (including the satisfaction of applicable service-based vesting conditions and the achievement of any applicable Performance Objectives) until such Award is earned and vested.

9. Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

(a) Award Agreement. Each Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the

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restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units to the Participant, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan, including (as applicable) the minimum vesting provisions of Section 12 hereof.

(b) Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

(c) Form of Settlement. Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

10. Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion, subject to the terms and conditions of the Plan, including (as applicable) the minimum vesting provisions of Section 12 hereof. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares (subject to the limitations of Section 12 hereof) or time-based or performance-based units that are settled in Shares and/or cash. For example, and without limiting the foregoing or any other provision of the Plan, the Board, in its discretion, may determine that each Director who is elected at the Company’s annual meeting of stockholders, whose term continues thereafter, or who is elected between annual meetings of stockholders may receive all or any percentage (as determined by the Board in its sole discretion) of his or her annual retainer for services as a Director (“Annual Retainer”) (or pro-rated Annual Retainer for a Director elected between annual meetings of stockholders) in the form of fully vested Shares.

(a) Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

(b) Form of Settlement. An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

11. Dividend Equivalents. Restricted Share Units and Other Share-Based Awards granted under the Plan may provide the Participant with dividend equivalents, payable either in cash or in additional Shares, and either on a current or a deferred and contingent basis, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided, however, that any such dividend equivalents with respect to an unvested Performance Award shall be either accumulated in cash or deemed reinvested in additional Restricted Share Units, with the Participant’s rights with respect to any such dividend equivalents being subject to the same terms and conditions as the original Performance Award (including the satisfaction of any applicable service-based vesting conditions and the achievement of the applicable Performance Objectives) until such Performance Award is earned and vested. Notwithstanding anything to the contrary herein, no dividend equivalents may be granted under the Plan with respect to the Shares underlying any Stock Option or Stock Appreciation Right.

12. Minimum Vesting Provisions for Awards to Employees and Consultants. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan to Employees and Consultants (other than Substitute Awards) shall include a minimum restriction period or performance period of at least one year after the Date of Grant of the Award; provided, however, that the Committee may grant Awards to Employees and Consultants without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3(a) hereof; and, provided further that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability, other termination of employment or a Change in Control, by the terms of the Award Agreement or otherwise. For purposes of clarity, neither this Section 12 nor any other provision of the Plan imposes any minimum vesting requirements on any Awards granted to Directors.

13. Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement

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(unless the Award Agreement provides otherwise with specific reference to this Section 13): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted, modified or adjusted under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code, or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

14. Performance Objectives.

(a) In General. As provided in the Plan, the vesting, exercisability and/or payment of any Award may be conditioned upon the achievement of one or more Performance Objectives (any such Award, a “Performance Award”). Any Performance Objectives shall be based on the achievement of one or more criteria selected by the Committee, in its discretion, which may include, but shall not be limited to, the following:

(i) Earnings (which includes net profits, operating profits, operating earnings, and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes, as specified at the time of the any Performance Award is granted) or earnings per Share;

(ii) Revenues;

(iii) Gross Profits;

(iv) Cash flow;

(v) Return on revenues, gross profits, sales, assets or equity;

(vi) Customer or employee retention;

(vii) Customer satisfaction;

(viii) Expenses or expense levels;

(ix) One or more operating ratios;

(x) Stock price;

(xi) Market share;

(xii) Capital expenditures;

(xiii) Net borrowing, debt leverage levels, credit quality or debt ratings;

(xiv) The accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;

(xv) The Company’s Quality Management System;

(xvi) Shareholder return;

(xvii) Organizational health/productivity;

(xviii) Sales volume; and/or

(xix) Brand or product recognition/acceptance.

(b) Establishment of Performance Objectives. With respect to any Performance Award, the Committee shall establish in writing the Performance Objectives, the performance period, and any formula for computing the payout of the Performance Awards. Such terms and conditions shall be established in writing during the first ninety days of the applicable performance period (or by such other date as may be determined by the Committee, in its discretion).

(c) Certification of Performance. Prior to payment, exercise or vesting of any Performance Award, the Committee will certify in writing whether the applicable Performance Objectives and other material terms imposed on such Performance Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Performance Award.

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(d) Adjustments. If the Committee determines that a change in the Company’s business, operations, corporate structure or capital structure, or in the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may, in its discretion and without the consent of any Participant, adjust such Performance Objectives or the related level of achievement, in whole or in part, as the Committee deems appropriate and equitable, including, without limitation, to exclude the effects of events that are unusual in nature or infrequent in occurrence (as determined in accordance with applicable financial accounting standards), cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures and material restructuring or asset impairment charges.

15. Transferability. Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

16. Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the number and kind of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances, and may require in connection therewith the surrender of all Awards so replaced. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 16 that would (a) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (b) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (c) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A . The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

17. Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

18. Withholding Taxes. To the extent required by Applicable Laws, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of the exercise of a Stock Option or Stock Appreciation Right, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment, or recognize the transfer or disposition of any Shares, until such withholding tax obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a value (as determined by the Company) equal to the amount required to be withheld. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee. In no event will the value of the Shares to be withheld or tendered pursuant to this Section 18 to satisfy applicable withholding taxes exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the applicable taxing jurisdictions.

19. Non-U.S. Participants. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may approve such

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sub-plans, supplements to or amendments, modifications, restatements or alternative versions of this Plan as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have Employees or Consultants.

20. Compensation Recovery Policy. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of the Company’s Incentive Compensation Recovery (“Clawback”) Policy as in effect from time to time (and any similar, supplemental, or successor policy).

21. Change in Control.

(a) In General. The Committee may, in its sole discretion and without the consent of any Participant, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of a Change in Control, determine whether and to what extent outstanding Awards under the Plan shall be assumed, converted or replaced by the resulting entity in connection with the Change in Control (or, if the Company is the resulting entity, whether such Awards shall be continued by the Company), in each case subject to equitable adjustments in accordance with Section 16 of the Plan.

(b) Awards that are Assumed. To the extent outstanding Awards granted under the Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are continued by the Company) as provided in Section 21(a) hereof, then, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in an applicable Company severance plan, if any:

(i) Any such outstanding Awards that are subject to Performance Objective shall be converted to service-based Awards by the resulting entity based on the Shares payable as if the “target” level Performance Objectives had been achieved, and such converted Awards shall continue to vest and become exercisable or be paid (as applicable) based on continued service during the remaining vesting period;

(ii) All other such outstanding Awards shall continue to vest and become exercisable or be paid (as applicable) based on continued service during the remaining vesting period, if any; and

(iii) Notwithstanding the foregoing, if a Participant’s employment is terminated in a Qualified Termination, all such outstanding Awards shall become vested and exercisable or be paid (as applicable) in full, effective as of the date of such Qualified Termination, and any such Awards that are Stock Options or Stock Appreciation Rights shall be cancelled in accordance with Section 21(d) as of the date of termination of employment.

(c) Awards that are not Assumed. To the extent outstanding Awards granted under the Plan are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are not continued by the Company) in accordance with Section 21(a) hereof, then, except as otherwise provided in the applicable Award Agreement or in another written agreement with the Participant, or in an applicable Company severance plan, if any, then, effective immediately prior to the Change in Control:

(i) All service-based and performance-based vesting restrictions with respect to all such outstanding Awards shall lapse, with any applicable Performance Objectives deemed to be satisfied as if “target” performance had been achieved, and all such Awards shall become fully vested and exercisable or be paid, as applicable, effective as of the date of such Change in Control; and

(ii) All such outstanding Awards that are Stock Options or Stock Appreciation Rights shall be cancelled in accordance with Section 21(d) effective on the Change in Control.

(d) Cancellation Right. The Committee may, in its sole discretion and without the consent any Participant, either by the terms of the applicable Award Agreement or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Award.

(e) Miscellaneous.

(i) Any action or determination to be taken by the Committee pursuant to this Section 21 in connection with a Change in Control shall be taken prior to such Change in Control.

(ii) For purposes of Section 21(b), the cancellation of an Award and subjecting a cash equivalent amount to the remaining vesting schedule based on continued service will be treated as a conversion of an Award that is assumed.

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(f) Section 409A. Notwithstanding any provision of this Plan to the contrary, and except as otherwise provided in the Award, if (i) an Award is considered a “deferral of compensation” (within the meaning of Section 409A of the Code), (ii) the Award becomes vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control, and (iii) either such Change in Control is not treated as a “change in ownership” of the Company, a “change in the effective control” of the Company or a “change in the effective ownership of a substantial portion of the assets” of the Company (within the meaning of Section 409A of the Code) or payment of the Award is not otherwise permitted upon the Change in Control under Section 409A of the Code without the imposition of taxes and penalties, then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control, payment of the vested Award will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the earliest of: (A) the Participant’s “separation from service” with the Company (as defined for Section 409A of the Code), provided that if the Participant is a “specified employee” (determined pursuant to the Company’s policy for determining specified employees in accordance with Section 409A of the Code), the payment date shall be the first day of the seventh (7th) month after the date of the Participant’s separation from service; (B) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code); or (C) the Participant’s death.

22. Amendment, Modification and Termination.

(a) In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment is approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard, rule or law.

(b) Adjustments to Outstanding Awards. The Committee may, in its sole discretion and without the consent of any Participant, at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare.

(c) Prohibition on Repricing Without Stockholder Approval. Except for adjustments made pursuant to Sections 16 or 21 hereof, the Committee will not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price of such Award. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash, without approval of the stockholders of the Company, except as provided in Sections 16 or 21 hereof. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 22(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 16 or 21 hereof.

(d) Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 14(d), 16, 21, 22(b) and 24(e) hereof, which specifically do not require the consent of Participants), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that the Committee may modify an ISO held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

23. Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

24. Miscellaneous.

(a) Stock Ownership Guidelines. By accepting any Award under the Plan, each Participant shall thereby agree to comply with the terms and conditions of any stock ownership guidelines the Company may maintain or establish, as the same may be applicable to the Participant from time to time, including any applicable stock retention requirements thereunder.

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(b) Deferral of Awards. Except with respect to Stock Options, Stock Appreciation Rights and Restricted Shares, the Committee, in its discretion, may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. Any elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

(c) No Right of Continued Service. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. Awards granted under the Plan shall not be considered a part of any Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event shall any Award be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary or affiliate.

(d) Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(e) Severability. If any provision of the Plan or an Award Agreement is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any Applicable Law, as determined by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to such Applicable Law or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(f) Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan, any Award Agreement and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

(g) Successors. All obligations of the Company under the Plan and with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

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Kelly®

999 West Big Beaver Road
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248.362.4444
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Kelly® ENDORSEMENT LINE SACKPACK 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X] C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/KELYB or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/KELYB Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 4. 1. Election of Directors: For Withhold For Withhold For Withhold 01 - T.B. Larkin 02 - P.W. Quigley 03 - G.S. Adolph 04 - G.S. Corona 05 - R.S. Cubbin 06 - A. Duggirala 07 - I.F. Johnson 08 - L.A. Murphy For Against Abstain For Against Abstain 2. Non-binding advisory vote on executive compensation. 3. Vote to approve the Kelly Services, Inc. 2025 Equity Incentive Plan. 4. Ratification of PricewaterhouseCoopers LLP as independent accountants of the Company for the 2025 fiscal year. 5. Transacting any other business as may properly come before the meeting or any adjournment or adjournments thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 8 3 B V 6 5 0 2 0 9 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 044P7B

The 2025 Annual Meeting of Shareholders of Kelly Services, Inc. will be held on Thursday, May 8, 2025, 12:00p.m. Eastern Daylight Time, virtually via the internet at meetnow.global/MTZZK6S. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/kelyb Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/kelyb IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Kelly Services, Inc. Notice of Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 8, 2025 The undersigned hereby names, constitutes and appoints Vanessa P. Williams and Troy R. Anderson, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Kelly Services, Inc. Class B Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 8, 2025 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. (Continued to be marked, dated and signed, on the other side.) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD